Execution Version
AMENDMENT NO. 4
dated as of June 15, 2018
to
CREDIT AGREEMENT
Dated as of December 20, 2011
THIS AMENDMENT NO. 4 (“Amendment”) is made as of June 15, 2018 (the “Effective Date”) by and among Mettler-Toledo International Inc. (the “Company”), the Subsidiaries thereof identified on the signature pages hereto (together with the Company, the “Borrowers”), the lenders listed on the signature pages hereof (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of December 20, 2011 by and among, inter alia, the Borrowers, the lenders party thereto from time to time and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement; and
WHEREAS, the Borrowers, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows.
1.Amendments to the Credit Agreement. Effective as of the Effective Date, but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)The Credit Agreement is hereby amended in its entirety pursuant to Annex A hereto.
(b)The Exhibits to the Credit Agreement are hereby amended in their entirety pursuant to the corresponding Exhibits attached hereto as part of Annex A.
(c)The Schedules to the Credit Agreement are hereby amended in their entirety pursuant to the corresponding Schedules attached hereto as Annex A.
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:
(a)    the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Lenders, and the Administrative Agent;
(b)    the Administrative Agent shall have received the documents identified in the list of closing documents attached hereto as Annex B;
(c)    the Administrative Agent and the Joint Lead Arrangers shall have received all fees required to be paid, including, for the avoidance of doubt, the fees required under each Fee Letter (both for the account of themselves or the Lenders), and all expenses for which invoices have been presented at least one (1) Business Day prior to the Effective Date; and
(d)    (i) the Administrative Agent shall have received, at least five (5) Business Days prior to the Effective Date, all documentation and other information regarding any Borrower reasonably requested in writing by the Administrative Agent, at least ten (10) Business Days prior to the Effective Date, required in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to such Borrower at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).
3.Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants as follows:
(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms.
(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof (except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (y) for purposes of this Section 3(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement).
(c) The Company and the Administrative Agent had discussions prior to the signing of the Credit Agreement and this Amendment indicating the Company’s wish to incorporate Mettler-Toledo Management Holding Deutschland GmbH, certain other German subsidiaries and certain other Dutch subsidiaries no longer party to the Credit Agreement,

Mettler-Toledo Holding AG and Mettler-Toledo GmbH, as “Borrowers” under the Credit Agreement. The Company requested this arrangement so as to obtain local drawings in Germany, Switzerland and the Netherlands as part of its overall corporate strategy. The Company reiterates that this element of cross-border borrowing with the framework of the Credit Agreement was requested by the Company at its own initiative and was based on its own corporate strategic planning and has at no point in time been solicited by the Administrative Agent or the Lenders in any way.
4.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.
(b)Except as specifically amended above, the Credit Agreement and other Loan Documents (including all guarantees thereunder) and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.Costs and Expenses. The Borrowers jointly and severally shall pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.
6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.17(b) and (c) and Section 10.18 of the Credit Agreement are hereby incorporated by reference as though fully set forth herein.
7.Execution. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.
8.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
9.New and Departing Lenders; Reallocations. Certain financial institutions not party to the Credit Agreement prior to the date hereof and identified on the signature pages hereto as a “New Lender” (the “New Lenders”) are hereby deemed to be Lenders for all purposes of the Loan Documents, with Commitments as set forth on Schedule 2.01(A) to the Credit Agreement attached as Annex A hereto. The New Lenders shall have the rights, duties and obligations of Lenders on and after the date hereof as a result of executing this Amendment (including, without limitation, funding obligations in respect of their Commitments as and when required under the Credit Agreement). Certain Lenders have agreed that they shall no longer constitute Lenders under the Credit Agreement as of the date hereof (each, a “Departing Lender”). Each Lender that executes and delivers a signature page hereto that identifies it as a Departing Lender shall constitute a Departing Lender as of the date hereof. No Departing Lender shall have a Commitment on and after the date hereof. Each Departing Lender shall cease to be a party to the Credit Agreement as of the date hereof, and no Departing Lender shall have any rights, duties or obligations thereunder save for those rights which are expressly stated in the Credit Agreement to survive the termination of the Credit Agreement. All accrued and unpaid interest and other amounts, if any, due and owing to a Departing Lender under the Loan Documents (prior to the effectiveness of this Amendment) and of which the Borrower has been notified, other than outstanding Loans and L/C Obligations owed to or held by such Departing Lender (which shall be reallocated as set forth below), shall be paid by the Borrower to such Departing Lender as of the date hereof. The consent of a Departing Lender is not required to give effect to the changes contemplated by this Amendment. Each Departing Lender hereby assigns its Loans and L/C Obligations to the remaining Lenders as of the date hereof, and the Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lenders, including, without limitation, reallocating outstanding obligations among the Lenders (including the New Lenders) ratably based on their Commitments and effecting payment to each Departing Lender of its pro rata share of the outstanding Loans and L/C Obligations (to the extent such L/C Obligations have been funded by such Departing Lender). The Loan Parties agree with and consent to the foregoing assignments and authorization as described in the immediately preceding sentence.
10.New and Departing Borrowers. Notwithstanding the requirements set forth in Section 2.16 of the Credit Agreement, (i) upon receipt by the Administrative Agent of a duly-executed Revolving Borrower Request and Assumption Agreement (the “Borrower Request”) from Mettler-Toledo Limited (the “New Borrower”), as of the Effective Date, the New Borrower shall become a Revolving Borrower entitled to borrow Revolving Loans and request the issuance of Letters of Credit under the Credit Agreement (on the terms set forth in the Borrower Request) without any additional requirement for the Administrative Agent to deliver the Borrower Request or any Notice of Designation of Additional Revolving Borrower and Applicable Currency to the Lenders or Mettler-Toledo International and (ii) each of Mettler-Toledo B.V., Mettler-Toledo Luxembourg S.à r.l., Mettler-Toledo Global Holdings LLC, Mettler-Toledo Finance Ltd., Metter-Toledo Holding B.V. and Mettler-Toledo UK Holdings Limited shall cease to be a Revolving Borrower under the Credit Agreement concurrent with the effectiveness of this Amendment and the repayment of any outstanding Revolving Loans or other amounts payable by such Revolving Borrower.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

METTLER-TOLEDO INTERNATIONAL INC., as a Revolving Borrower and the Guarantor

By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Vice President and Treasurer/Investor Relations

METTLER-TOLEDO HOLDING AG, as a Revolving Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

METTLER-TOLEDO MANAGEMENT HOLDING DEUTSCHLAND GMBH, as a Revolving Borrower and a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

METTLER-TOLEDO GMBH, as a Revolving Borrower and a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

METTLER-TOLEDO LIMITED, as a Revolving Borrower and a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

METTLER-TOLEDO K.K., as a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

METTLER-TOLEDO LLC,
as a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan
Title: Power of Attorney

METTLER-TOLEDO INC.,
as a Subsidiary Swingline Borrower
By: /s/ Mary Finnegan
Name: Mary Finnegan Title: Power of Attorney

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By: /s/ Diane M. Faunda
Name: Diane M. Faunda
Title: Managing Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Swingline Lender
By: /s/ Michael N. Tam
Name: Michael N. Tam
Title: Senior Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

BANK OF AMERICA, N.A., as a Lender By: /s/ H. Hope Walker
Name: H. Hope Walker
Title: Senior Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

MUFG BANK, LTD., as a Lender By: /s/ Mark Maloney
Name: Mark Maloney
Title: Authorized Signatory

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/ Fik Durmus
Name: Fik Durmus
Title: Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

HSBC TRINKAUS & BURKHARDT AG, as a Swingline Lender By /s/ A. Dicken
Name: A. Dicken
Title: Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as a Swingline Lender By: /s/ Mark H. Halldorson
Name: Mark H. Halldorson
Title: Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

CREDIT SUISSE (Switzerland) Ltd., as a Lender and as a Swingline Lender By: /s/ Christophe Mueller
Name: Christophe Mueller
Title: Managing Director

By: /s/ Michael Loser
Name: Michael Loser
Title: Assistant Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

ING BANK N.V., DUBLIN BRANCH, as a Lender By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

By: /s/ Cormac Langford
Name: Cormac Langford
Title: Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

THE BANK OF NOVA SCOTIA, as a New Lender By: /s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Execution Head & Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Douglas H. Klamfoth
Name: Douglas H. Klamfoth
Title: Senior Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

BANK OF CHINA, NEW YORK BRANCH, as a Lender By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender By: /s/ Michael Fornal
Name: Michael Fornal
Title: Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

SOCIETE GENERALE, NEW YORK BRANCH, as a New Lender By: /s/ Joseph Moreno
Name: Joseph Moreno
Title: Managing Director

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a New Lender By: /s/ Robert Bell
Name: Robert Bell
Title: Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

NORDEA BANK AB (PUBL), NEW YORK BRANCH, as a Lender By: /s/ Olli Savikko
Name: Olli Savikko

Title: Senior Vice President By: /s/ Elizabeth J. Lee
Name: Elizabeth J. Lee
Title: Vice President

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

LLOYDS BANK PLC., as a Departing Lender By: /s/ Tina Wong
Name: Tina Wong
Title: Assistant Manager

By: /s/ Jennifer Larrow
Name: Jennifer Larrow
Title: Assistant Manager

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

Annex A
Credit Agreement, Exhibits to Credit Agreement, and Schedules to Credit Agreement, as amended pursuant to Amendment No. 4
Attached

EXECUTION VERSION

CREDIT AGREEMENT

$1,100,000,000
Dated as of December 20, 2011
and as amended as of November 26, 2013, April 24, 2015, December 17, 2015 and June 15, 2018
among
METTLER-TOLEDO INTERNATIONAL INC.,
as Guarantor and Revolving Borrower,
METTLER-TOLEDO HOLDING AG,
METTLER-TOLEDO MANAGEMENT HOLDING DEUTSCHLAND GMBH,
METTLER-TOLEDO GMBH, and
METTLER-TOLEDO LIMITED
as Revolving Borrowers,
CERTAIN SUBSIDIARIES PARTIES HERETO FROM TIME TO TIME,
as Subsidiary Swingline Borrowers,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
L/C Issuer for the Revolving Borrowers,
BANK OF AMERICA, N.A.,
as a Co-Syndication Agent and
L/C Issuer for the Revolving Borrowers,
MUFG BANK, LTD. and HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
WELLS FARGO BANK, N.A., U.S. BANK NATIONAL ASSOCIATION,
CREDIT SUISSE (SWITZERLAND) LTD., ING BANK N.V.,
DUBLIN BRANCH and THE BANK OF NOVA SCOTIA,
as Documentation Agents
and
The Lenders, Other L/C Issuers and Swingline Lenders
Party Hereto From Time to Time

JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MUFG BANK, LTD., and HSBC SECURITIES (USA) INC. as Joint Lead Arrangers and Joint Book Runners

-i-

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		79
4.01	Conditions of Initial Credit Extension	79
4.02	Conditions to all Credit Extensions	81
ARTICLE V. REPRESENTATIONS AND WARRANTIES		82
5.01	Existence, Qualification and Power; Compliance with Laws	82
5.02	Authorization; No Contravention	82
5.03	Governmental Authorization; Other Consents	83
5.04	Binding Effect	83
5.05	Financial Statements; No Material Adverse Effect	83
5.06	Litigation	83
5.07	Subsidiaries, Capital Structure and Indebtedness and Investments	84
5.08	Ownership of Property; Liens; Intellectual Property and Licenses	84
5.09	Environmental Compliance	85
5.10	Insurance	85
5.11	Taxes	85
5.12	ERISA Compliance	85
5.13	Margin Regulations; Investment Company Act	86
5.14	Disclosure	86
5.15	Compliance with Laws	86
5.16	Employee and Labor Matters	86
5.17	Solvency	87
5.18	Representations as to Foreign Obligors	87
5.19	Foreign Assets Control Regulations, etc	88
5.20	EEA Financial Institutions	88
ARTICLE VI. AFFIRMATIVE COVENANTS		88
6.01	Financial Statements	88
6.02	Certificates; Other Information	89
6.03	Notices	90
6.04	Payment of Obligations	91
6.05	Preservation of Existence	91
6.06	Maintenance of Properties, Etc	91
6.07	Maintenance of Insurance	92
6.08	Compliance with Laws	92
6.09	Books and Records	92
6.10	Inspection Rights	92
6.11	Use of Proceeds	93
6.12	Approvals and Authorizations	93
ARTICLE VII. NEGATIVE COVENANTS		93
7.01	Liens	93
7.02	Subsidiary Indebtedness	95

-ii-

7.03	Change in Nature of Business	95
7.04	Transactions with Affiliates	95
7.05	Burdensome Agreements	96
7.06	Use of Proceeds	96
7.07	Sales of Receivables	96
7.08	ERISA	96
7.09	Change in Accounting Principles	96
7.10	Limitations on Number of Swingline Lenders	97
7.11	Financial Covenants	97
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		97
8.01	Events of Default	97
8.02	Remedies Upon Event of Default	100
8.03	Application of Funds	100
ARTICLE IX. ADMINISTRATIVE AGENT, L/C ISSUERS AND SWINGLINE LENDERS		101
9.01	Appointment and Authorization of Administrative Agent	101
9.02	Delegation of Duties	102
9.03	Liability of Administrative Agent	102
9.04	Reliance by Administrative Agent	102
9.05	Notice of Default	102
9.06	Credit Decision; Disclosure of Information by Administrative Agent	103
9.07	Indemnification of Administrative Agent	103
9.08	Administrative Agent in its Individual Capacity	104
9.09	Successor Administrative Agent	104
9.10	Administrative Agent May File Proofs of Claim	105
9.11	Other Agents; Arrangers and Managers	105
9.12	Certain ERISA Matters	106
ARTICLE X. MISCELLANEOUS		107
10.01	Amendments, Etc	107
10.02	Notices and Other Communications; Facsimile Copies	109
10.03	No Waiver; Cumulative Remedies	111
10.04	Attorney Costs and Expenses	111
10.05	Indemnification by the Borrowers	112
10.06	Payments Set Aside	113
10.07	Successors and Assigns	113
10.08	Confidentiality	117
10.09	Set-off	119
10.10	Interest Rate Limitation	119
10.11	Counterparts	119
10.12	Integration	120
10.13	Survival of Representations and Warranties	120

-iii-

10.14	Severability	120
10.15	Tax Forms	120
10.16	Replacement of Lenders	122
10.17	Governing Law	123
10.18	Waiver of Right to Trial by Jury	124
10.19	Judgment Currency	124
10.20	USA Patriot Act Notice	125
10.21	No Advisory or Fiduciary Responsibility	125
10.22	Acknowledgment and Consent to Bail-In of EEA Financial Institution	125
ARTICLE XI. GUARANTY		126
11.01	Guaranty	126
11.02	Guaranty Absolute	126
11.03	Waivers and Acknowledgments	128
11.04	Subrogation	128

-iv-

SCHEDULES

1.01(A) 1.01(B)	Bank of America Letters of Credit JPMorgan Letters of Credit
2.01(A)	Commitments and Pro Rata Shares
2.01(B)	Letter of Credit Commitments
5.07	Material Subsidiaries, Other Equity Investments and Investments and Indebtedness
7.01	Existing Liens
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of
	A	Loan Notice
	B	Revolving Note
	C	Swingline Note
	D	Compliance Certificate
	E	Assignment and Assumption
	F	Subsidiary Swingline Borrower Request and Assumption Agreement
	G	Notice of Designation of Subsidiary Swingline Borrower, Applicable Subsidiary
Currency and Subsidiary Currency Sublimit
	H	Forms of Opinions
	I	Subsidiary Swingline Borrower Sublimit Adjustment Consent
	J	Swingline Loan Calculation Date Notice
	K	Notice of Swingline Loan Amounts
	L	Revolving Borrower Request and Assumption Agreement
	M	Notice of Designation of Revolving Borrower and Applicable Currency
	N	Swiss Tax Certificate

-v-

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of December 20, 2011, has previously been amended as of November 26, 2013, as of April 24, 2015 and as of December 17, 2015, and is hereby amended as of June 15, 2018, among METTLER-TOLEDO INTERNATIONAL INC., a corporation organized under the laws of Delaware, as a borrower of Revolving Loans and the Guarantor (“Mettler-Toledo International”), METTLER-TOLEDO HOLDING AG, a corporation organized under the laws of Switzerland, as a borrower of Revolving Loans (“MTH”), METTLER-TOLEDO MANAGEMENT HOLDING DEUTSCHLAND GMBH, a limited liability company organized under the laws of Germany, as a borrower of Revolving Loans (“MTMD”), METTLER-TOLEDO GMBH (formerly known as METTLER-TOLEDO AG), a Swiss limited liability company, as a borrower of Revolving Loans (“MTG”), and METTLER-TOLEDO LIMITED, an English limited company, as a borrower of Revolving Loans (“MT-UK”; collectively, together with certain other Subsidiaries of Mettler-Toledo International that may from time to time become parties hereto pursuant to Section 2.16, the “Revolving Borrowers”), the “Initial Subsidiary Swingline Borrowers” (as defined below) and certain other Subsidiaries of Mettler-Toledo International that may from time to time become parties hereto pursuant to Section 2.14(b) (each a “Subsidiary Swingline Borrower” and, together with the Revolving Borrowers, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and an L/C Issuer to the Revolving Borrowers, BANK OF AMERICA, N.A., as a Co-Syndication Agent and an L/C Issuer to the Revolving Borrowers, MUFG BANK, LTD. and HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Syndication Agents, WELLS FARGO BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, CREDIT SUISSE (SWITZERLAND) LTD., ING BANK N.V., DUBLIN BRANCH and THE BANK OF NOVA SCOTIA, as Documentation Agents, each other L/C Issuer and Swingline Lender party hereto from time to time and JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MUFG BANK, LTD. and HSBC SECURITIES (USA) INC. as Joint Lead Arrangers and Joint Bookrunners.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.
“Acquisition Holiday” means, subject to the remainder hereof, a four consecutive fiscal quarter period commencing with the fiscal quarter in which an Acquisition occurs; provided that: (i) the total consideration for such Acquisition (including, without limitation, all cash payments, assumed Indebtedness, issued Equity Interests and earn-outs in connection with such Acquisition) is greater than $250,000,000; and (ii) Mettler-Toledo International notifies the Administrative Agent in writing that it wishes to increase the maximum Consolidated Leverage Ratio permitted under Section 7.11(b) from 3.50 to 1.00 to 4.00 to 1.00, with such written notice being delivered at least 10 Business Days prior to the date on which such Acquisition is consummated; provided further, that (a) no more than two (2) Acquisition Holidays shall occur during the term of this Agreement; (b) at least two complete and consecutive fiscal quarters must elapse between the end of the first Acquisition Holiday and the beginning of the second Acquisition Holiday; and (c) no Event of Default shall exist and be continuing or shall result from (after giving pro forma effect to) the applicable Acquisition and related increase to the maximum Consolidated Leverage Ratio permitted under Section 7.11(b) (with the understanding that Mettler-Toledo International, upon the Administrative Agent’s reasonable request, shall deliver on or prior to the date of such Acquisition written calculations and certifications to evidence compliance with the foregoing clause (c)).
“Additional Commitment Lender” has the meaning assigned to such term in Section 2.18(d).
“Adjustment Date” has the meaning set forth in the definition of “Assumed Swingline Loan Amount.”
“Administrative Agent” means JPMCB (including its branches and affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency (other than Subsidiary Currency), the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify Mettler- Toledo International and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of JPMCB in its capacity as the Administrative Agent, JPMorgan Chase Bank, N.A., in its capacity as a Joint Lead Arranger or otherwise), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Commitments” means the Commitments of all the Lenders, which Commitment with respect to any Lender as of the Amendment No. 4 Effective Date shall be the greater of the amount reflected opposite such Lender’s name in column A or column C of Schedule 2.01(A).
“Agreement” means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” for Loans (other than Swingline Loans which are to be denominated in Subsidiary Currencies) and Letters of Credit (other than Letters of Credit which are to be denominated in Subsidiary Currencies) means each of Euro, Pounds Sterling, Swiss Francs, Yen, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof (a) in the applicable Alternative Currency as determined in accordance with Section 1.06 or (b) in the applicable Subsidiary Currency (other than Dollars) as determined on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) in accordance with Section 1.06 for the purchase of such Alternative Currency or such Subsidiary Currency, as applicable, with Dollars.
“Amendment No. 4 Effective Date” means June 15, 2018.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Borrower” means any Revolving Borrower or any Subsidiary Swingline Borrower, as applicable, which is the Borrower to whom such Credit Extension was, or is to be, made and such Credit Extension shall be deemed to be on a several (and not joint) basis hereunder.
“Applicable Currency” means, as to any particular payment or Loan, (a) Dollars, (b) the Alternative Currency or (c) the Subsidiary Currency in which any such payment or Loan is denominated or payable.
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.18.
“Applicable Parties” has the meaning assigned to it in Section 10.02(b)(iii).
“Applicable Rate” means, for any day, with respect to any Eurocurrency Rate Loan or any Base Rate Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread and Letter of Credit Fee Rate”, “Base Rate Spread” or “Facility Fee Rate”, as the case may be, based upon the Consolidated Leverage Ratio applicable as of the most recent determination date:

	Consolidated Leverage Ratio	Eurocurrency Spread and Letter of Credit Fee Rate	Base Rate Spread	Facility Fee Rate
Category 1:	< 1.00 to 1.00	0.775%	0%	0.10%
Category 2:	≥1.00 to 1.00 but < 1.75 to 1.00	0.875%	0%	0.125%
Category 3:	≥1.75 to 1.00 but < 2.50 to 1.00	0.975%	0%	0.15%
Category 4:	≥ 2.50 to 1.00 but < 3.25 to 1.00	1.075%	0.075%	0.175%
Category 5:	≥3.25 to 1.00	1.150%	0.150%	0.225%

For purposes of the foregoing,
(i) if at any time the Loan Parties fail to deliver financials on or before the date financials are due pursuant to Section 6.01, Category 5 shall be deemed applicable until the date which is five (5) Business Days after financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable financials for the first fiscal quarter ending after the Amendment No. 4 Effective Date (unless such financials demonstrate that Category 3, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer for the Revolving Borrowers, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.14(b).
“Applicant Revolving Borrower” has the meaning specified in Section 2.16(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 10.02(b)(i).
“Approved Fund” has the meaning specified in Section 10.07(g).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E hereto.
“Assumed Swingline Loan Amount” means the Dollar Equivalent amount of the aggregate Subsidiary Swingline Borrower Sublimit for all of the Subsidiary Swingline Borrowers. The Administrative Agent shall set the amount on the Closing Date and shall adjust the amount upward or downward not less frequently than the last Business Day of each calendar month of Mettler-Toledo International after the Closing Date (each an “Adjustment Date”) to reflect the Dollar Equivalent amount as of such date of the Subsidiary Swingline Borrower Sublimit of all of the Subsidiary Swingline Borrowers.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation, the amount that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such obligation were accounted for as an obligation of Mettler-Toledo International.
“Audited Financial Statements” means the audited consolidated balance sheet of Mettler-Toledo International and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of Mettler-Toledo International and its Subsidiaries, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule.
“Bank of America Letters of Credit” means those letters of credit identified on Schedule 1.01(A), issued prior to the Closing Date by Bank of America, N.A. for the account of Mettler-Toledo International, which letters of credit were automatically and without further action of the parties thereto converted into Letters of Credit issued pursuant to this Agreement as of the Closing Date, and for this purpose (i) fees and other amounts in respect thereof shall be payable as if such letters of credit had been issued hereunder on the Closing Date, (ii) the face amount of such letters of credit to the extent outstanding shall be included in the calculation of L/C Obligations, and (iii) all liabilities of Mettler-Toledo International with respect to such letters of credit shall constitute Obligations.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (i) an Undisclosed Administration or (ii) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means, for any day for any Loan, Letter of Credit or other financial accommodation that specifies or that requires that the interest rate applicable thereto be the “Base Rate”, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Eurocurrency Rate for Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus any then applicable statutory reserve rate plus 1%; provided, that for the purpose of this definition, the Eurocurrency Rate for any day shall be based on the applicable Screen Rate (or if such Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate, or the Eurocurrency Rate for Dollars shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, or the Eurocurrency Rate for Dollars. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03(a) or (b) hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if at any time the Base

Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars and no Base Rate Loans shall be made to any Foreign Subsidiary Borrower.
“Basel III” has the meaning assigned to such term in the definition of “Change in Law” in this Section.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01, or a Swingline Borrowing as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of New York City or Chicago, Illinois and:
(i)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, any fundings, disbursements, settlements and payments in a LIBOR Quoted Currency in respect of any such Eurocurrency Rate Loan, or any other dealings in a LIBOR Quoted Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Business Day also shall mean any such day that is also a London Business Day;
(ii)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a Non-Quoted Currency, any fundings, disbursements, settlements and payments in a Non-Quoted Currency in respect of any such Eurocurrency Rate Loan, or any other dealings in a Non-Quoted Currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, Business Day also shall exclude any day on which banks are not open for general business in the principal financial center of the country of such currency. In addition, if the Loans or L/C Obligations which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” also shall exclude any day that is not a TARGET Day; and

(iii)    in addition to the foregoing, if such day relates to any interest rate settings as to a Swingline Loan or an L/C Obligation, any funding, disbursements, settlements, and payments in respect of such Swingline Loan or L/C Obligation, or any other dealings in respect of such Swingline Loan or L/C Obligation to be carried out pursuant to this Agreement, Business Day also shall exclude any day on which banks are not open for general business in the principal financial center of the country of the applicable currency and/or the country where the applicable Swingline Lender or L/C Issuer is located.
“Canadian Dollars” means the lawful currency of Canada.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated), (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.
“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which in accordance with GAAP, is or should be accounted for, as a capital lease on the balance sheet of such Person; provided that any operating lease that is required at any time to be characterized as a Capitalized Lease as a result of a change in GAAP following the date hereof shall not be treated as a Capitalized Lease for purposes hereof. It is understood and agreed that all of the terms and conditions of this definition of “Capitalized Lease” shall be subject to Section 1.03(c).
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“CDOR Screen Rate” means for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for CAD Dollar-denominated bankers’ acceptances displayed and identified as such on the applicable screen on the Reuters service, as of 10:00 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest), or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent or the applicable Swingline Lender, as the case may be, from time to time in its reasonable discretion. If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.
“CDOR Rate” means for any Loans in Canadian Dollars, the CDOR Screen Rate.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (all such requests, rules, guidelines and directives under this clause (y) being referred to as “Basel III”), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means:
(a)any transaction or series of related transactions pursuant to which Mettler-Toledo International shall cease to own directly or indirectly the Capital Stock of Subsidiaries which have 70% or more of the consolidated tangible assets of Mettler-Toledo International and the Subsidiaries as set forth in the most recent financial statements delivered by Mettler-Toledo International pursuant to Section 6.01, or 70% or more of the consolidated revenues of Mettler-Toledo International and the Subsidiaries as set forth in the most recent financial statements delivered by Mettler-Toledo International pursuant to Section 6.01; or
(b)    any Person ceases to be a Loan Party unless there are no outstanding Obligations payable by such Loan Party and such Person’s status as a Loan Party under this Agreement has been terminated in a manner acceptable to the Administrative Agent; or
(c)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of Mettler-Toledo International entitled to vote for members of the board of directors or equivalent governing body of Mettler-Toledo International on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(c), waived by the Person entitled to receive the applicable payment).
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Commitment” means, as to each Lender, its obligation to (a) make Loans in the form of Revolving Loans pursuant to Section 2.01 and, in the case of Global Lenders, Swingline Loans, including the Existing Swingline Loans, pursuant to Section 2.04, (b) in the case of Global Lenders, make L/C Credit Extensions (and specifically the obligation of JPMCB in its capacity as issuer of Letters of Credit, including the JPMorgan Letters of Credit, hereunder or any successor issuer of Letters of Credit hereunder to make L/C Credit Extensions to the Revolving Borrowers, the obligation of Bank of America, N.A. in its capacity as issuer of the Bank of America Letters of Credit to make L/C Credit Extensions with respect to the Bank of America Letters of Credit, and the obligation of each Swingline Lender making Swingline Loans hereunder to a Subsidiary Swingline Borrower to make L/C Credit Extensions, including with respect to the Existing Swingline Letters of Credit, to such Subsidiary Swingline Borrower), (c) in the case of Global Lenders, purchase participations in L/C Obligations and (d) in the case of Global Lenders, purchase participations in Swingline Loans, in each case in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name in columns A and C of Schedule 2.01(A) (or, in the case of Non-Global Lenders, column C of Schedule 2.01(A)) or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, however, that the Commitment of any Global Lender reflected in columns A and C of Schedule 2.01(A) shall be one and the same, and shall not be cumulative. For the avoidance of doubt, it is agreed and acknowledged that no Non-Global Lender shall have any Commitment with respect to Loans made in Alternative Currencies or to any Borrower organized outside of the United States.
“Communications” has the meaning specified in Section 10.02(b)(iv).
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Consolidated EBITDA” means, for any period, for Mettler-Toledo International and the Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) Consolidated Interest Charges for such period,
(b) the provision for federal, state, local and foreign income and capital taxes for such period,
(c) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income,
(d) other non-cash items of expenses or non-cash extraordinary losses deducted in determining such Consolidated Net Income (excluding any such non-cash expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period), and
(e) other cash non-recurring items of expense or cash extraordinary losses deducted in determining such Consolidated Net Income, provided that for any such period, the aggregate amount of cash non-recurring items of expense or cash extraordinary losses referred to in clause (e) shall not constitute more than 10% of Consolidated EBITDA for such period;
minus, to the extent included in calculating such Consolidated Net Income, non-cash extraordinary gains.
Consolidated EBITDA shall be calculated to give pro forma effect to any Acquisition, disposition of assets or discontinuance of operations occurring during any period for which it is being measured by giving pro forma effect to such Acquisition, disposition of assets or discontinuance of operations as if it had occurred at the beginning of such period, which pro forma calculation shall be made in accordance with GAAP, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.
“Consolidated Funded Indebtedness” means, as of any date of determination, for Mettler- Toledo International and the Subsidiaries on a consolidated basis, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (except as provided in clause

(d) below), (c) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, and similar instruments (excluding, for the avoidance of doubt, surety bonds, tender bid bonds, customer performance guarantees and guarantees for customer advance payments and similar suretyship obligations issued in the ordinary course of business that are not letters of credit and which in each case, do not constitute a Guarantee of Indebtedness of others), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, except those being contested, in good faith, not past due more than 60 days after the due date on which each such trade payable or account payable was created), (e) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e), and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Mettler-Toledo International or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Mettler-Toledo International or such Subsidiary. For purposes of determining Consolidated Funded Indebtedness, all non-Dollar borrowings will be converted to Dollars at the time of determination.
“Consolidated Interest Charges” means, for any period, for Mettler-Toledo International and the Subsidiaries determined on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest), in each case to the extent treated as interest expense in accordance with GAAP, including the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for four consecutive fiscal quarters most recently ended on or prior to such date for which Mettler-Toledo International has delivered financial statements pursuant to Sections 6.01(a) or (b) to (b) Consolidated Interest Charges for such period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended for which Mettler-Toledo International has delivered financial statements pursuant to Sections 6.01(a) or (b).
“Consolidated Net Income” means, for any period, for Mettler-Toledo International and the Subsidiaries on a consolidated basis, net income (including extraordinary gains and losses, in either case, whether cash or non-cash) for that period.
“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on a consolidated balance sheet of Mettler-Toledo International and its Subsidiaries after deducting the minority interests of others in Subsidiaries.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Credit Party” means the Administrative Agent, any LC Issuer, any Swingline Lender or any other Lender.
“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) in the case of Eurocurrency Rate Loans, the sum of (i) the Eurocurrency Rate for such Loans plus (ii) the Applicable Rate applicable to such Loans plus (iii) any Statutory Reserve Rate, as applicable, plus (iv) 2% per annum; (b) in the case of Letters of Credit, a rate equal to (i) the Letter of Credit Fee plus (ii) 2% per annum; (c) in the case of Swingline Loans, the sum of (i) the applicable interest rate established by the Swingline Lender plus (ii) any applicable margin established by the Swingline Lender plus (iii) any Statutory Reserve Rate, as applicable, plus (iv) 2% per annum; and (d) in the case of Base Rate Loans and for all other purposes, the sum of (i) the Base Rate for such Loans plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party or Mettler-Toledo International, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Designated Borrower” has the meaning specified in Section 11.01.

“Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined in accordance with Section 1.06 for the purchase of Dollars with such Alternative Currency, and (c) with respect to any amount denominated in any Subsidiary Currency (other than Dollars), the equivalent amount thereof in Dollars as determined in accordance with Section 1.06 for the purchase of Dollars with such Subsidiary Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” has the meaning specified in Section 10.07(g).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, local, and non-U.S. statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Mettler-Toledo International, any other Loan Party or any of the Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Mettler-Toledo International within the meaning of Section 414(b) or (c) of the Code or Section 4001(14) of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Sections 412, 430 and 431 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Mettler-Toledo International or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Mettler-Toledo International or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Mettler-Toledo International or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Rate” means, with respect to (A) any Eurocurrency Rate Loan in any LIBOR Quoted Currency and for any applicable Interest Period, the LIBOR Screen Rate as of the Specified Time on the Quotation Day for such currency and Interest Period; provided that if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (B) any Eurocurrency Rate Loan in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency as of the Specified Time and on the Quotation Day for such currency and Interest Period; provided that if any Local Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, that, if a LIBOR Screen Rate or a Local Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurocurrency Rate for such currency and Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “Eurocurrency Rate” shall be subject to Section 3.03.

“Eurocurrency Rate Loan” means a Revolving Loan to the Revolving Borrowers that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Loans to the Revolving Borrowers denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Jurisdictions” has the meaning set forth in Section 3.01(a).
“Excluded UK Withholding Taxes” means UK withholding taxes imposed on amounts payable to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, if on the date on which payment of the amount falls due: (a) the payment could have been made to the relevant Credit Party without any deduction for UK withholding taxes if the Credit Party had been a Qualifying Credit Party, but on that date that Credit Party is not or has ceased to be a Qualifying Credit Party other than as a result of any change after the date it became a Credit Party under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (b) the relevant Credit Party is a Qualifying Credit Party solely by virtue of paragraph (b) of the definition of “Qualifying Credit Party” and: (i) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and that Credit Party has received from the person making the payment or from another UK Loan Party a certified copy of that Direction; and (ii) the payment could have been made to the Credit Party without any deduction for UK withholding taxes if that Direction had not been made; or (c) the relevant Credit Party is a Treaty Credit Party and the person making the payment is able to demonstrate that the payment could have been made to the Credit Party without any deduction for UK withholding taxes had that Credit Party complied with its obligations under Section 3.01(e)(ii).
“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 15, 2008, by and among Mettler-Toledo International, the revolving borrowers and subsidiary swingline borrowers party thereto, the lenders party thereto and JPMCB as administrative agent, as amended or modified.
“Existing Swingline Letters of Credit” means those letters of credit issued prior to the Closing Date by any “Swingline Lender” under the Existing Credit Agreement that is also a Swingline Lender hereunder for the accounts of any Subsidiary Swingline Borrower, which letters of credit were automatically and without further action of the parties thereto converted into Letters of Credit issued pursuant to this Agreement as of the Closing Date, and for this purpose (i) fees and other amounts in respect thereof shall be payable as if such letters of credit had been issued hereunder on the Closing Date, (ii) the face amount of and any accrued and unpaid fees relating to such letters of credit shall be included in the calculation of Subsidiary L/C Obligations, and (iii) all liabilities of the applicable Subsidiary Swingline Borrower with respect to each such letter of credit shall constitute Obligations.
“Existing Swingline Loans” means all of the “Swingline Loans” outstanding under the Existing Credit Agreement immediately prior to the termination thereof and the effectiveness of this Agreement, including any accrued and unpaid interest thereon.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.18(a).
“Extending Lender” has the meaning assigned to such term in Section 2.18(b).
“Extension Date” has the meaning assigned to such term in Section 2.18(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letters” means, collectively, (i) the fee letter agreement, dated November 28, 2011, among Mettler-Toledo International, the Administrative Agent and J.P. Morgan Securities LLC, as Joint Lead Arranger, (ii) the fee letter agreement, dated November 28, 2011, among Mettler-Toledo International, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, (iii) the fee letter agreement dated October 25, 2013, among Mettler-Toledo International, the Administrative Agent and J.P. Morgan Securities LLC, as Joint Lead Arranger, (iv) the fee letter agreement, dated October 25, 2013, among Mettler-Toledo International, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, (v) the fee letter agreement dated November 17, 2015, among Mettler-Toledo International, the Administrative Agent and J.P. Morgan Securities LLC, as Joint Lead Arranger, (vi) the fee letter agreement, dated November 17, 2015, among Mettler-Toledo International, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, (vii) the fee letter agreement, dated November 17, 2015, between Mettler-Toledo International and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arranger, (viii) the fee letter agreement dated May 22, 2018, between Mettler-Toledo International and JPMCB as the Administrative Agent and Joint Lead Arranger, (ix) the fee letter agreement, dated May 22, 2018, among Mettler-Toledo International, Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, (x) the fee letter agreement, dated May 22, 2018, between Mettler-Toledo International and MUFG Bank, Ltd., as Joint Lead Arranger, and (xi) the fee letter agreement, dated May 22, 2018, among Mettler-Toledo International, HSBC Bank USA, National Association and HSBC Securities (USA) Inc., as Joint Lead Arranger, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Foreign Lender” has the meaning specified in Section 10.15(a)(i).
“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” has the meaning specified in Section 10.07(g).
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States or agencies including the SEC with similar functions of comparable stature and authority with the U.S.

accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.
“German Borrower” means any Borrower incorporated in the Federal Republic of Germany and/or having its registered seat (Sitz) in the Federal Republic of Germany.
“German Subsidiary” means any Subsidiary incorporated in the Federal Republic of Germany and/or having its registered seat (Sitz) in the Federal Republic of Germany.
“Global Lender” means any financial institution party hereto as a lender other than the Non-Global Lenders, and includes any successor thereto and any Global Lender who becomes a Lender pursuant to an Assignment and Assumption or any other agreement entered into hereunder by such Person pursuant to which such Person becomes a Lender, and, as the context requires, includes each L/C Issuer and each Swingline Lender. It is understood and agreed that so long as there is any Revolving Borrower being a Swiss Borrower, any Lender of such Swiss Borrower shall be a Swiss Qualifying Bank.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantor” means Mettler-Toledo International, as guarantor pursuant to Article XI.
“Guaranty” means the guarantee of the Guarantor set forth in Article XI.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Impacted Interest Period” has the meaning set forth in the definition of “Eurocurrency Rate”.
“Increase Effective Date” has the meaning specified in Section 2.15(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, and similar instruments (excluding, for the avoidance of doubt, surety bonds, tender bid bonds, customer performance guarantees and guarantees for customer advance payments and similar suretyship obligations issued in the ordinary course of business that are not letters of credit and which in each case, do not constitute a Guarantee of Indebtedness of others);
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capitalized Leases and Off-Balance Sheet Obligations; and
(g)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
For purposes of Section 5.07(b) and Section 7.02, the Indebtedness of any Person shall not include Indebtedness that is owed by any wholly-owned Subsidiary of Mettler-Toledo International to Mettler-Toledo International, by Mettler-Toledo International to any wholly owned Subsidiary of Mettler-Toledo International or by any wholly-owned Subsidiary of Mettler-Toledo International to another wholly-owned Subsidiary of Mettler-Toledo International; provided that (a) any such Indebtedness shall be created in the ordinary course of business consistent with standard business practices, (b) any such Indebtedness shall be unsecured, and (c) any such Indebtedness shall be eliminated for purposes of the consolidated financial statements of Mettler-Toledo International in accordance with GAAP.
“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Initial Subsidiary Swingline Borrower” means, as of the Amendment No. 4 Effective Date, each of the following: Mettler-Toledo Management Holding Deutschland GmbH, a German limited liability company, Mettler-Toledo GmbH, a Swiss limited liability company, Mettler-Toledo K.K., a Japanese corporation, Mettler-Toledo, LLC, a Delaware limited liability company, Mettler-Toledo Inc., a Canadian corporation, and Mettler-Toledo Limited, an English limited company.
“Interest Payment Date” means (a) as to any Base Rate Loan, the fifth day after the end of each of March, June, September and December (calculated on a calendar quarter basis) commencing with the first such date to occur after the Closing Date and the Maturity Date, (b) as to any Swingline Loan, the last Business Day of each calendar month and the Maturity Date, and (c) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months or 90 days, as the case may be, the respective dates that fall every three months or 90 days, as the case may be, after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date seven days, one, two, three or six months thereafter, as selected by Mettler-Toledo International in a Loan Notice or, if available from all the Lenders, twelve months thereafter as selected by Mettler-Toledo International in a Loan Notice; provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day in the case of a Eurocurrency Rate Loan unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date for the applicable Loan.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the Overnight Rate.
“Inventory” has the meaning ascribed to such term under GAAP.

“Investment” means, as to any Person, at any particular time, (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a capital contribution to, or purchase or other acquisition of any other equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit; provided that ownership of capital stock or other securities of a wholly-owned Subsidiary shall not be an investment.
“IP Rights” has the meaning specified in Section 5.08(b).
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Applicable Borrower or in favor of the L/C Issuer and relating to any such Letter of Credit.
“Joint Lead Arranger” means (i) JPMCB, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), (iii) MUFG Bank, Ltd., and (iv) HSBC Securities (USA) Inc., each in its capacity as joint lead arranger and joint book manager.
“JPMCB” means JPMorgan Chase Bank, N.A.
“JPMorgan Letters of Credit” means those letters of credit identified on Schedule 1.01(B), issued prior to the Closing Date by JPMCB for the account of Mettler-Toledo International, which letters of credit were automatically and without further action of the parties thereto converted into Letters of Credit issued pursuant to this Agreement as of the Closing Date, and for this purpose (i) fees and other amounts in respect thereof shall be payable as if such letters of credit had been issued hereunder on the Closing Date, (ii) the face amount of such letters of credit shall be included in the calculation of L/C Obligations, and (iii) all liabilities of Mettler-Toledo International with respect to such letters of credit shall constitute Obligations.
“Judgment Currency” has the meaning specified in Section 10.19.
“Laws” means, collectively, all international, non-U.S., Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law including, without limitation, all Environmental Laws.
“L/C Advance” means, with respect to each Lender (other than the Non-Global Lenders), such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Revolving Borrower or Swingline Borrower, as applicable, on the Honor Date or refinanced as a Borrowing of Revolving Loans.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means (a) with respect to the Revolving Borrowers, each of (i) JPMCB and (ii) Bank of America, N.A., each in its capacity as issuer of Letters of Credit hereunder to Revolving Borrowers, or any successor issuer of Letters of Credit to Revolving Borrowers hereunder, and (b) with respect to each Subsidiary Swingline Borrower, the Swingline Lender who makes Swingline Loans to such Subsidiary Swingline Borrower acting in the capacity of issuer of Letters of Credit (including the Existing Swingline Letters of Credit) hereunder to such Subsidiary Swingline Borrower. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. All references in this Agreement to the L/C Issuer shall be deemed a reference to the applicable L/C Issuer issuing the applicable Letter of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit plus the aggregate Dollar Equivalent of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” means each Global Lender and each Non-Global Lender.
“Lender Notice Date” has the meaning assigned to such term in Section 2.18(b).
“Lending Office” means, as to any Lender (other than a Swingline Lender), the office or offices of such Lender (or, at the option of such Lender, the office or offices of an Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate) described as such in such Lender’s Administrative Questionnaire specified as its “Lending Office”, “Domestic Lending Office” or “Alternative Currency Lending Office”, or such other office or offices or branches as a Lender may from time to time notify Mettler-Toledo International and the Administrative Agent. For the avoidance of doubt, it is acknowledged and agreed that any Lender may, if it so elects, fulfill its commitment to make or continue any Loan by causing a foreign branch or Affiliate with reasonable and appropriate capacities to fund or maintain each Loan (without any increased cost to the Borrowers), in which case the terms “Lender” and “Lending Office” shall include any such branch or Affiliate with respect to any Loan made or continued by it; provided that the obligation of the applicable Borrower to repay such Loan shall be satisfied by the making of any payment to such Lender (for the account of such branch or Affiliate).
“Letter of Credit” means any standby letter of credit issued by an L/C Issuer hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Commitment” means, with respect to each L/C Issuer for the Revolving Borrowers, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each such L/

C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01(B), or if an L/C Issuer for the Revolving Borrowers has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent; each L/C Issuer’s Letter of Credit Commitment may be decreased or increased from time to time with the written consent of Mettler-Toledo International, the Administrative Agent and the L/C Issuers (provided that any increase in the Letter of Credit Commitment with respect to any L/C Issuer, or any decrease in the Letter of Credit Commitment to an amount not less than any L/C Issuer’s Letter of Credit Commitment as of the Amendment No. 4 Effective Date, shall only require the consent of Mettler-Toledo International and such L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect.
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Sublimit” for Letters of Credit issued for the account of the Revolving Borrowers, means an amount equal to the lesser of (a) $20 million and (b) the excess of the unused amount of the Aggregate Commitment, over the portion of the unused Aggregate Commitment held by the Non-Global Lenders, at such time. The Letter of Credit Sublimit is part of, not in addition to, the Aggregate Commitments. The Letter of Credit Sublimit does not apply to Letters of Credit issued to Subsidiary Swingline Borrowers; any Letters of Credit issued for the account of Subsidiary Swingline Borrowers are part of the Subsidiary Swingline Borrower Sublimit.
“LIBOR Quoted Currency” means Dollars, Euro, Pounds Sterling, Yen, Swiss Francs and such other currencies from time to time designated as such by the Administrative Agent and the Global Lenders in consultation with the Borrowers.
“LIBOR Rate” means for any Loans in a LIBOR Quoted Currency and for any applicable Interest Period, the LIBOR Screen Rate.
“LIBOR Screen Rate” means, for any day and time, with respect to any Eurocurrency Rate Loan denominated in any LIBOR Quoted Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on the applicable screen on the Reuters service that displays such rate (or, in the event such rate does not appear on such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to a Revolving Borrower or a Subsidiary Swingline Borrower pursuant to Article II which may be in the form of a Revolving Loan or a Swingline Loan.
“Loan Documents” means this Agreement, each Subsidiary Swingline Borrower Request and Assumption Agreement, each Note, each Issuer Document, any Guarantee securing any of the Indebtedness under this Agreement, each Subsidiary Swingline Borrower Sublimit Adjustment Consent, each Notice of Designation of Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit, each Subsidiary Swingline Borrower Sublimit Adjustment Consent, each Swingline Loan Calculation Date Notice and each Notice of Swingline Loan Amount, each Revolving Borrower Request and Assumption Agreement and each Notice of Designation of Revolving Borrower and Applicable Currency, the Fee Letters, and any other documents prepared in connection with the other Loan Documents, if any and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.
“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, in each case, if in writing, shall be substantially in the form of Exhibit A hereto.
“Loan Parties” means, collectively, each Revolving Borrower, each Subsidiary Swingline Borrower, the Guarantor and each Subsidiary providing a Guarantee securing any of the Indebtedness under this Agreement.
“Local Screen Rates” mean the CDOR Screen Rate and such other interest rates (other than the LIBOR Screen Rates) from time to time designated as such by the Administrative Agent and the Global Lenders in consultation with the Borrowers.
“London Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to remain closed.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of Mettler-Toledo International and the Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Property” means all real property and tangible personal property, used primarily for manufacturing or warehousing and owned by a Loan Party or a Material Subsidiary, exclusive of the following: (i) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the IRS, includable in gross income of the holder by reason of Section 103(a) of the Code as in effect at the time of the issuance of such obligations; (ii) any real property held for development or sale; or (iii) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which the board of directors of Mettler-Toledo International determines is not material to the operation of the business of the Mettler-Toledo International and its Subsidiaries taken as a whole.
“Material Subsidiary” means any Subsidiary, or for the purposes of Sections 8.01(f) or 8.01(g) only, any Subsidiary or any group of Subsidiaries, having 10% or more of the consolidated tangible assets of Mettler-Toledo International and the Subsidiaries or having 10% or more of the consolidated revenues of Mettler-Toledo International and the Subsidiaries.
“Maturity Date” means June 15, 2023 subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.18.

“Mettler-Toledo International” has the meaning specified in the introductory paragraph hereto.
“MTFI” means Mettler-Toledo Finance Ltd., a Bermuda exempted company.
“MTG” has the meaning specified in the introductory paragraph hereto.
“MTH” has the meaning specified in the introductory paragraph hereto.
“MTMD” has the meaning specified in the introductory paragraph hereto.
“MT-UK” has the meaning specified in the introductory paragraph hereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Mettler-Toledo International or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” has the meaning assigned to such term in Section 2.18(b).
“Non-Global Lender” means any financial institution party hereto as a lender that has a Commitment under column C to Schedule 2.01(A) but not under column A to Schedule 2.01(A), and includes any successor thereto and any Non-Global Lender who becomes a Lender pursuant to an Assignment and Assumption or any other agreement entered into hereunder by such Person pursuant to which such Person becomes a Lender. For the avoidance of doubt, it is agreed and acknowledged that no Non-Global Lender shall have any Commitment with respect to (i) Revolving Loans which are denominated in an Alternative Currency or made to a Borrower that is not organized in the United States, (ii) L/C Advances, (iii) Swingline Loans, or (iv) any participations in or reimbursements relating to any of the foregoing. It is understood and agreed that so long as there is any Revolving Borrower being a Swiss Borrower, any Lender of such Swiss Borrower shall be a Swiss Qualifying Bank.
“Non-Public Lender” means: (a) until interpretation of "public" as referred to in the CRR by the relevant authority/ies: which (x) assumes existing rights and/or obligations vis-à-vis a Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not being forming part of the public, and (b) following the publication of an interpretation of "public" as referred to in the CRR by the relevant authority/ies: such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.
“Non-Quoted Currency” means Canadian Dollars and such other currencies (other than a LIBOR Quoted Currency) from time to time designated as such by the Administrative Agent and the Lenders in consultation with the Borrowers.
“Non-Renewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-U.S. Dollar Swingline Loan” means any Swingline Loan to a Subsidiary Swingline Borrower that is not made in Dollars.
“Notes” means the Revolving Notes and the Swingline Notes.

“Notice of Designation of Additional Revolving Borrower and Applicable Currency” has the meaning specified in Section 2.16(a).
“Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit” has the meaning specified in Section 2.14(b).
“Notice of Swingline Loan Amounts” means a notice substantially in the form of Exhibit K.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Off-Balance Sheet Obligation” means (for the avoidance of doubt, and subject to Section 1.03(c), excluding operating leases) the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment) or (c) an agreement for the sale of receivables or like assets creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).
“Other Taxes” has the meaning specified in Section 3.01(b).
“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date, (b) with respect to Swingline Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date, (c) with respect to any L/C Obligations (excluding Subsidiary L/C Obligations) on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension (excluding L/C Credit Extensions to any Swingline Borrower) occurring on such date and any other changes in the aggregate amount of such L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any such Letters of Credit or any reductions in the maximum amount available for drawing under any such Letters of Credit taking effect on such date, and (d) with respect to Subsidiary L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such Subsidiary L/C Obligations on such date after giving effect to any L/C Credit Extension to Swingline Borrowers occurring on such date and any other changes in the aggregate amount of such Subsidiary L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any such Letters of Credit or any reductions in the maximum amount available for drawing under any such Letter of Credit taking effect on such date.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars (other than Swingline Loans or Subsidiary L/C Obligations), the NYFRB Rate, (b) with respect to any amount denominated in an Alternative Currency, the greater of (x) the NYFRB Rate and (y) the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related credit event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency, and (c) with respect to any amount denominated in a Subsidiary Currency, the rate of interest per annum, as determined by the applicable Swingline Lender in its reasonable discretion, at which overnight deposits in the applicable Subsidiary Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in such Subsidiary Currency. The Overnight Rate for any day which is not a Business Day shall be the Overnight Rate for the immediately preceding Business Day.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning specified in Section 10.07(d).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Member State” means each state so described in any EMU Legislation.
“Patriot Act” has the meaning specified in Section 10.20.
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Mettler-Toledo International or any ERISA Affiliate or to which Mettler-Toledo International or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Mettler-Toledo International.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.
“Pounds Sterling” and “£” mean the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender in column D of Schedule 2.01(A) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. Notwithstanding the foregoing, any reference to “Pro Rata Share” relating to (i) Revolving Loans which are denominated in an Alternative Currency or made to a Borrower that is not organized in the United States, (ii) L/C Advances, (iii) Swingline Loans, or (iv) any costs, expenses, fees or other amounts related to any of the foregoing, shall initially be as set forth opposite the name of each Lender in column B of Schedule 2.01(A) and shall thereafter be calculated excluding the Non-Global Lenders. Defaulting Lenders shall be excluded herefrom to the extent contemplated by Section 2.17.
“Qualifying Credit Party” means a Credit Party which is beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment and is:
(a)    a Credit Party:

(i)    which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Tax Act 2009; or
(ii)    in respect of an advance made under a Loan, Letter of Credit or Commitment by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)    a Credit Party which is:
(i)    a company resident in the United Kingdom for United Kingdom tax purposes;
(ii)    a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or
(2)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009;
(iii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company;
(c)    a Treaty Credit Party ; or
(d)    a Credit Party which is a building society (as defined for the purpose of section 880 of the Income Tax Act 2007) making an advance under a Loan, Letter of Credit or Commitment.
“Quotation Day” means, with respect to any Loan or other Obligation for any Interest Period, (i) if the currency is Pounds Sterling or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is Euro, two TARGET Days before the first day of such Interest Period, and (iii) for any other currency, two Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the interest rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days).
“Register” has the meaning specified in Section 10.07(c).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Loans, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a swingline loan notice in form and substance acceptable to the Swingline Lender.
“Required Lenders” means, as of any date of determination, (a) Lenders having more than 50% of the Aggregate Commitments (including, without limitation, the Commitments of the Non-Global Lenders), or (b) if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or otherwise, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans being deemed “outstanding” by such Lender for purposes of this definition), and with that portion of the Total Outstandings held by Non-Global Lenders being included; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further that for purposes of determining Total Outstandings in this definition, the Assumed Swingline Loan Amount shall not be applied in the calculation.
“Responsible Officer” means (a) with respect to Mettler-Toledo International, the chief executive officer, chairman, president, chief financial officer, executive vice president, treasurer or assistant treasurer of a Loan Party (b) with respect to MTH, MTMD, MTG and MT-UK, their managing director(s) (Geschäftsführer), chairman, chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, chief accounting officer or finance director and (c) with respect to any other Loan Party, the chairman, chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, chief accounting officer or finance director. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash or other tangible property) with respect to any capital stock or other equity interest of any Person or any Subsidiary, or any payment (whether in cash or other tangible property), including any redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.
“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine; (b) with respect to any Swingline Loan, (i) each date of a Borrowing of a Swingline Loan denominated in a Subsidiary Currency (other than Dollars), and (ii) such additional dates as the Administrative Agent or the applicable Swingline Lender, as the case may be, shall determine; (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency or a Subsidiary Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by any L/C Issuer of any Letter of Credit denominated in an Alternative Currency or a Subsidiary Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer, as the case may be, shall determine; and (d) with respect to the Subsidiary Swingline Borrower Sublimit of all Subsidiary Swingline Borrowers (i) as of each Adjustment Date, and (ii) such additional dates as the Administrative Agent or the applicable Swingline Lender, as the case may be, shall determine.

“Revolving Borrower Request and Assumption Agreement” has the meaning specified in Section 2.16(a).
“Revolving Borrowers” has the meaning specified in the introductory paragraph hereto.
“Revolving Loan” means an extension of credit by a Lender to a Revolving Borrower under Section 2.01.
“Revolving Note” means a promissory note made by a Revolving Borrower in favor of a Lender evidencing the Revolving Loans made by such Lender to a Revolving Borrower, substantially in the form of Exhibit B hereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars of Revolving Loans or L/C Obligations (other than Subsidiary L/C Obligations), immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer for the Revolving Borrowers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency, and (c) with respect to disbursements and payments in a Subsidiary Currency, same day or other funds as may be determined by the Swingline Lender for the applicable Subsidiary Swingline Borrower to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Subsidiary Currency.
“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (as of the Amendment No. 4 Effective Date, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Switzerland, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority with jurisdiction over any Loan Party, (b) any Person domiciled, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, Switzerland or other relevant sanctions authority with jurisdiction over any Loan Party.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“Screen Rate” means the LIBOR Screen Rate and the Local Screen Rates collectively and individually as the context may require.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Special Notice Currency” means at any time an Alternative Currency or Subsidiary Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Officer” means the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary, the Treasurer and the General Counsel of Mettler-Toledo International, and any other executive officer identified as such in Mettler-Toledo International’s annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Specified Time” means (i) in relation to a Loan in Canadian Dollars, as of 10:00 a.m. Toronto, Ontario time, (ii) in relation to a Loan in a LIBOR Quoted Currency, as of 11:00 a.m., London time, and (iii) in relation to a Loan in any other currency, as of 11:00 a.m., local time, based upon the principal financial center of the country for such currency, or as otherwise agreed between the Borrowers, the Administrative Agent and the Global Lenders.
“Spot Rate” means, on any day, (a) with respect to any Alternative Currency, the rate of exchange for the purchase of dollars with such Alternative Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other publicly available information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by the Administrative Agent, the applicable L/C Issuer or the applicable Swingline Lender using any reasonable method of determination it deems appropriate to determine such rate) and (b) if such amount is denominated in any other currency (other than dollars), the equivalent of such amount in dollars as determined by the Administrative Agent, the applicable L/C Issuer or the applicable Swingline Lender using any method of determination it deems appropriate in its sole discretion.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States of America to which the Administrative Agent is subject, with respect to the Eurocurrency Rate, for eurocurrency fundings (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Mettler-Toledo International.
“Subsidiary Currency” means, as to any Subsidiary Swingline Borrower, the currency in which such Subsidiary Swingline Borrower may borrow Swingline Loans pursuant to Section 2.04 and have Letters of Credit issued for the account of such Subsidiary Swingline Borrower pursuant to Section 2.03, as set forth in the definition of “Subsidiary Swingline Borrower Sublimit” or as designated by a Subsidiary Swingline Borrower Request and Assumption Agreement for the applicable Subsidiary Swingline Borrower; provided that such designation must be agreed to by the Administrative Agent and the affected Swingline Lender as evidenced by the Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Swingline Borrower Sublimit.
“Subsidiary Currency Sublimit” has the meaning set forth in the definition of “Subsidiary Swingline Borrower Sublimit.”
“Subsidiary L/C Obligation” means at any time, for any Subsidiary Swingline Borrower, the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit issued for the account of such Subsidiary Swingline Borrower then outstanding, plus (b) the Dollar Equivalent amount of all unreimbursed drawings under Letters of Credit issued for the account of the Subsidiary Swingline Borrower, including all outstanding L/C Borrowings of such Subsidiary Swingline Borrower.
“Subsidiary Swingline Borrower” has the meaning specified in the introductory paragraph.
“Subsidiary Swingline Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14(b).
“Subsidiary Swingline Borrower Sublimit” means an aggregate amount for all Subsidiary Swingline Borrowers equal to the amount notified by Mettler-Toledo International in accordance with this Agreement to the Administrative Agent from time to time, which amount shall not exceed the lesser of (a) $100 million and (b) the Aggregate Commitments; provided, that no more than $15 million of such amount shall be available in the United States to Subsidiary Swingline Borrowers organized under the laws of the United States (or a political subdivision thereof) and the remaining amount shall be available outside the United States. The Subsidiary Swingline Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments, and the amount of the Letters of Credit an L/C Issuer issues to a Subsidiary Swingline Borrower to whom it makes Swingline Loans is part of, and not in addition to, the Subsidiary Swingline Borrower Sublimit. Subject to the other provisions in this Agreement, (i) the amount set forth opposite the Subsidiary Swingline Borrower’s name or the Subsidiary Swingline Borrowers’ names in the table below, as adjusted pursuant to the provisions of this definition and Section 2.06, is the aggregate principal amount available to the Subsidiary Swingline Borrowers referenced below for the applicable Subsidiary Currency (the “Subsidiary Currency Sublimit”), and (ii) each Subsidiary Swingline Borrower shall only be permitted to receive Swingline Loans in the jurisdiction set forth opposite its name in the table below (as adjusted pursuant to this definition and Section 2.06); additional Subsidiary Swingline Borrowers, Subsidiary Currencies, Subsidiary Currency Sublimits and permitted jurisdictions for Swingline Loans can be added in a Subsidiary Swingline Borrower Request and Assumption Agreement which shall be consented to by the Administrative Agent and the affected Lenders in a Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit; provided, that, after giving effect to any such addition of Subsidiary Swingline Borrowers, Subsidiary Currencies, Subsidiary Currency Sublimit and permitted jurisdiction for Swingline Loans, (a) the aggregate Subsidiary Swingline Borrower Sublimit for all Subsidiary Swingline Borrowers is not increased by any such adjustment to an amount greater than $100 million and (b) the aggregate Outstanding Amount of all Revolving Loans, plus the aggregate Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus the then Assumed Swingline Loan Amount shall not exceed the Aggregate Commitments.

Name of Subsidiary Swingline Borrower	Subsidiary Currency and Subsidiary Currency Sublimit	Permitted Jurisdiction in which Swingline Loans may be made to such Subsidiary Swingline Borrower
Mettler-Toledo, LLC	Dollars – 15 million	United States
Mettler-Toledo Inc.	Canadian Dollars – 4 million	Canada
Mettler-Toledo GmbH	Swiss Francs – 30 million	Switzerland
Mettler-Toledo Management Holding Deutschland GmbH	Euro – 20 million	Germany
Mettler-Toledo K.K.	Yen – 200 million	Japan
Mettler-Toledo Limited	Pounds Sterling – 8 million	United Kingdom

Mettler-Toledo International may adjust the aggregate amount of the Subsidiary Swingline Borrower Sublimit for all Subsidiary Swingline Borrowers and the Subsidiary Currency Sublimit for any Subsidiary Swingline Borrower upward or downward at any time; provided that (a) the aggregate Subsidiary Swingline Borrower Sublimit for all Subsidiary Swingline Borrowers is not increased by any such adjustment to an amount greater than $100 million (provided, that no more than $15 million of such amount shall be available in the United States to Subsidiary Swingline Borrowers organized under the laws of the United States (or a political subdivision thereof) and the remaining amount shall be available outside the United States), (b) after giving effect to any such adjustment, the Outstanding Amount of the applicable Subsidiary L/C Obligations and Swingline Loans subject to the adjusted Subsidiary Currency Sublimit shall not exceed the amount of the adjusted Subsidiary Currency Sublimit for such Subsidiary Swingline Borrower, (c) after giving effect to the adjustment to the Subsidiary Swingline Borrower Sublimit, the aggregate Outstanding Amount of all Revolving Loans, plus the aggregate Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus the Assumed Swingline Loan Amount reflecting the adjustment to the Subsidiary Swingline Borrower Sublimit shall not exceed the Aggregate Commitments and (d) such adjustment does not change the permitted jurisdictions in which Swingline Loans may be made unless approved in writing by the applicable Swingline Lender and the Administrative Agent; and provided, further that (a) in the event the adjustment is to the Subsidiary Currency Sublimit for any Subsidiary Swingline Borrower, the consent of the Swingline Lender or Swingline Lenders lending in the affected currencies to the affected Subsidiary Swingline Borrowers, which consent shall be substantially in the form of Exhibit I (each a “Subsidiary Swingline Borrower Sublimit Adjustment Consent”), shall be required, and (b) in the event a Subsidiary Swingline Borrower Sublimit Adjustment Consent is presented pursuant to the last sentence of Section 2.03(c)(v) or Section 2.04(e)(v), the consent of the Administrative Agent shall be required on such Subsidiary Swingline Borrower Sublimit Adjustment Consent for any adjustment of the aggregate amount of the Subsidiary Swingline Borrower Sublimit for all Subsidiary Swingline Borrowers and the Subsidiary Currency Sublimit for any Subsidiary Swingline Borrower. Promptly after any adjustment of any Subsidiary Swingline Borrower Sublimit or any Subsidiary Currency Sublimit pursuant to clause (a) of the second proviso in the immediately preceding sentence, or in any other case where the Administrative Agent’s consent is not required hereunder, Mettler-Toledo International shall provide written notice to the Administrative Agent of such adjustment and represent and warrant that the adjustment complies with the requirements of the definition of “Subsidiary Swingline Borrower Sublimit” and the provisions of this Agreement.
“Subsidiary Swingline Borrower Sublimit Adjustment Consent” has the meaning specified in the definition of “Subsidiary Swingline Borrower Sublimit”.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Share of the total Swingline Exposure.
“Swingline Lender” means:

(a)	JPMorgan Chase Bank, N.A. (Toronto Branch) in connection with loans to Mettler-Toledo Inc. in an aggregate principal amount of 4 million Canadian Dollars;

(b)	Credit Suisse (Switzerland) Ltd. in connection with loans to Mettler-Toledo GmbH in the aggregate principal amount of 30 million Swiss Francs;

(c)	HSBC Trinkaus & Burkhardt AG, in connection with loans to MTMD in an aggregate principal amount of 20 million Euros;

(d)
MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), Shimbashi Commercial Banking Office, in connection with loans to Mettler-Toledo K.K. in an aggregate principal amount of 200 million Yen;

(e)	Wells Fargo Bank, N.A., in connection with loans to Mettler-Toledo, LLC in an aggregate principal amount of 15 million Dollars; and

(f)	HSBC Bank plc, in connection with loans to Mettler-Toledo Limited in an aggregate principal amount of 8 million Pounds Sterling;
and any Lender willing to act as Swingline Lender, acceptable to the Administrative Agent and Mettler-Toledo International which, if applicable, subsequently becomes a Swingline Lender in a manner consistent with Section 7.10. Any Swingline Lender may resign or not otherwise be obligated to serve as Swingline

Lender upon 90 days’ notice to the applicable Subsidiary Swingline Borrower and Mettler-Toledo International.
“Swingline Loans” has the meaning specified in Section 2.04(a).
“Swingline Loan Calculation Date” has the meaning specified in Section 2.05(c).
“Swingline Loan Calculation Date Notice” means a notice substantially in the form of Exhibit J hereto.
“Swingline Note” means a promissory note made by a Subsidiary Swingline Borrower in favor of a Swingline Lender evidencing Swingline Loans made by such Swingline Lender to such Subsidiary Swingline Borrower in a specified Subsidiary Currency substantially in the form of Exhibit C hereto.
“Swiss Borrower” means any Borrower incorporated in Switzerland and/or having a registered office in Switzerland (including a Swiss branch through which such Borrower is acting in relation to this Agreement) and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Federal Withholding Tax Act. For the avoidance of doubt, it is understood and agreed that Mettler-Toledo International is a Swiss Borrower hereunder.
“Swiss Federal Debt Enforcement and Bankruptcy Act” means the Swiss Federal Debt Enforcement and Bankruptcy Act of 11 April 1889 (Bundesgesetz über Schuldbetreibung und Konkurs vom 11. April 1889).
“Swiss Federal Withholding Tax” means a tax under the Swiss Federal Withholding Tax Act.
“Swiss Federal Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer).
“Swiss Franc” means the lawful currency of Switzerland.
“Swiss Guidelines” means the following guidelines issued by the Swiss Federal Tax Administration:
(a) guideline S-02.123 in relation to interbank loans of September 1986 (Merkblatt Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben) vom September 1986);
(b) guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner);
(c) guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt Obligationen vom April 1999);
(d) guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom Januar 2000);
(e) circular letter no. 15 (1-015-DVS-2017) of October 2017 in relation to bonds and derivatives (Kreisschreiben Nr. 15 vom Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben); and

(f) circular letter no. 34 (1.034-V-2011) of July 2011 in relation to deposits (Kreisschreiben Nr. 34 vom July 2011 betreffend Kundenguthaben), each as issued, amended or substituted from time to time by the Swiss Federal Tax Administration or as substituted or superseded by any law, statute, ordinance, court decision, regulation or the like from time to time.
“Swiss Non-Qualifying Bank” means a financial institution or other entity which does not qualify as a Swiss Qualifying Bank.
“Swiss Qualifying Bank” means a financial institution which (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per the Swiss Guidelines.
“Swiss Subsidiary” means any Subsidiary incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Federal Withholding Tax Act.
“Swiss Twenty Non-Bank Regulations” means the Swiss Guidelines of the Swiss Federal Tax Administration (or legislation or explanatory notes addressing the same issues which are in force at such time) pursuant to which the aggregate number of creditors (Gläubiger), which are Swiss Non-Qualifying Banks and to which the Swiss Borrower directly or indirectly owes borrowed money including, inter alia, this Agreement, taken together, shall not exceed twenty at any time in order to not trigger Swiss Federal Withholding Tax.
“TARGET Day” means any day on which TARGET 2 is open for the settlement of payments in Euro.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent or the applicable Swingline Lender, as the case may be, to be a suitable replacement) for the settlement of payments in Euro.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.
“Taxes” has the meaning specified in Section 3.01(a).
“Termination Date” has the meaning specified in Section 11.04.
“Threshold Amount” means $50 million.
“Total Outstandings” means the aggregate Outstanding Amount of (a) all Revolving Loans, (b) all L/C Obligations (excluding Subsidiary L/C Obligations), (c) all Subsidiary L/C Obligations and (d) all Swingline Loans.
“Treaty Credit Party” means a Credit Party which: (a) is treated as a resident of a Treaty State for the purposes of a Treaty; (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Credit Party’s participation in the Loan, Letter of Credit or Commitment is effectively connected; and (c) qualifies for full exemption from UK income tax on payments of interest to or for the account of a Credit Party with respect to an applicable interest in a Loan, Letter of Credit or Commitment, subject to the completion of necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from UK income tax on interest.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or Eurocurrency Rate Loan.
“UK Loan Party” means a Loan Party which makes a payment of interest under a Loan, Letter of Credit or Commitment which arises in the United Kingdom for the purposes of UK withholding tax.
“UK Relevant Entity” means MT-UK or any Loan Party capable of becoming the subject of an order for winding‑up or administration under the Insolvency Act 1986 of the United Kingdom.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and “¥” mean the lawful currency of Japan.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(i)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(ii)    The term “including” is by way of example and not limitation.

(iii)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)    Any reference to “basis points” or “bps” shall be interpreted in accordance with the convention that 100 bps = 1.0%.
(e)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(f)    All references to any Person shall also refer to the successors and assigns of such Person permitted hereunder.
1.03    Accounting Terms; GAAP; Pro Forma Calculations. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Mettler-Toledo International or the Required Lenders shall so request, the Administrative Agent, the Lenders and Mettler-Toledo International shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and Mettler-Toledo International); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) upon the request of the Administrative Agent, Mettler-Toledo International shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) or other Accounting Standards codification or Financial Accounting Standard having a similar result or effect to value any Indebtedness or other liabilities of Mettler-Toledo International or any of its Subsidiaries at “fair value”, as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) Accounting Standards Codification Section 840 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) so that any lease that was or would have been classified as an operating lease as of the Closing Date pursuant to GAAP will be classified as an operating lease, regardless of any change in GAAP after the Closing Date that would reclassify such lease as a capital lease.
1.04    Rounding. Any financial ratios required to be maintained by Mettler-Toledo International pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06    Exchange Rates; Currency Equivalents. (a) The Administrative Agent, the L/C Issuers or the Swingline Lender, as the case may be, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies or Subsidiary Currencies (other than Dollars). Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Mettler-Toledo International hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the applicable L/C Issuer or the applicable Swingline Lender, as the case may be. Each determination of the Dollar Equivalent by the Administrative Agent, the applicable L/C Issuer or the applicable Swingline Lender, as the case may be, shall be conclusive and binding on the Applicable Borrower in absence of manifest error.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Swingline Loan, the issuance, amendment or extension of a Letter of Credit or in any covenant or Event of Default, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, Letter of Credit or other amount, as applicable, is denominated in an Alternative Currency or a Subsidiary Currency (other than Dollars), such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency or Subsidiary Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the applicable L/C Issuer or the applicable Swingline Lender, as the case may be.
1.07    Additional Alternative Currencies. (a) Mettler-Toledo International may from time to time request that Eurocurrency Rate Loans be made to the Revolving Borrowers and/or Letters of Credit be issued for the accounts of the Revolving Borrowers in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and that the making of Loans in such currency by the Global Lenders would not be prohibited by applicable law. In the case of any such request with respect to the making of Eurocurrency Rate Loans to the Revolving Borrowers, such request shall be subject to the approval of the Administrative Agent and each of the Global Lenders; and in the case of any such request with respect to the issuance of Letters of Credit for the account of the Revolving

Borrowers, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer issuing Letters of Credit for the accounts of the Revolving Borrowers.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty Business Days prior to the date of the desired Credit Extension to the Revolving Borrowers (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit for the accounts of the Revolving Borrowers, the L/C Issuer issuing Letters of Credit for the accounts of the Revolving Borrowers, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Global Lender thereof; and in the case of any such request pertaining to Letters of Credit for the accounts of the Revolving Borrowers, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Global Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer issuing Letters of Credit for the accounts of the Revolving Borrowers (in the case of a request pertaining to Letters of Credit for the accounts of the Revolving Borrowers) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of such Eurocurrency Rate Loans or the issuance of such Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Global Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Global Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit for the accounts of the Revolving Borrowers to be issued in such requested currency. If the Administrative Agent and all the Global Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify Mettler-Toledo International and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer issuing Letters of Credit for the accounts of the Revolving Borrowers consent to the issuance of Letters of Credit for the accounts of the Revolving Borrowers in such requested currency, the Administrative Agent shall so notify Mettler-Toledo International and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any such Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify Mettler-Toledo International.
1.08    Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.09    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
1.10    Letter of Credit Amounts. Unless otherwise specified, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.11    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to each of the Revolving Borrowers (each such loan, a “Revolving Loan”) in Dollars or, in the case of the Global Lenders, in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans, plus the aggregate Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus the Assumed Swingline Loan Amount shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus such Lender’s Pro Rata Share of the Assumed Swingline Loan Amount shall not exceed such Lender’s Commitment. Notwithstanding the foregoing sentence, subject to the terms and conditions set forth herein, each Lender (other than the Non-Global Lenders) severally agrees to make Revolving Loans (without application of the Assumed Swingline Loan Amount) in an amount equal to its Pro Rata Share of the Revolving Loans made to refinance Swingline Loans in accordance with Section 2.04(e) and to refinance drawings under Letters of Credit for the account of Subsidiary Swingline Borrowers which have not been reimbursed on the Honor Date by such Subsidiary Swingline Borrowers in accordance with Section 2.03(c), in each case, in an aggregate amount not to exceed such Lender’s Commitment; provided, however, that after giving effect to any such Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of all Loans of any Lender, plus the aggregate Outstanding Amount of all L/C Obligations of any Lender shall not exceed such Lender’s Commitment, and (iii) the Outstanding Amount of all Subsidiary L/C Obligations of such Subsidiary Swingline Borrower, plus the Outstanding Amount of all Swingline Loans of such Subsidiary Swingline Borrower shall not exceed such Subsidiary Swingline Borrower’s Subsidiary Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans (other than Swingline Loans). (a) Each Borrowing of Revolving Loans, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon Mettler-Toledo International’s irrevocable notice to the Administrative Agent, which may be given by telephone, electronic mail or facsimile; provided, however, that any notice relating to the borrowing, conversion or continuation of Revolving Loans denominated in an Alternative Currency shall be delivered in writing to the Administrative Agent (which writing may be in the form of electronic mail attaching the relevant Loan Notice, so long as such electronic mail notice is promptly followed by a signed confirmation via facsimile or telecopy). Each of the other Revolving Borrowers hereby irrevocably appoints Mettler-Toledo International as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, unless otherwise specified herein, including, without limitation, (i) the giving and receiving of notices (including, without limitation, Loan Notices) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Revolving Loans made by the Lenders. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all the Revolving Borrowers, or by each Revolving Borrower acting singly, shall be valid and effective if given or taken only by Mettler-Toledo International, whether or not any Revolving Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Administrative Agent by Mettler-Toledo International in accordance with the terms of this Agreement shall be deemed to have been delivered by each Revolving Borrower. Each such notice must be received by the Administrative Agent • not later than 11:00 a.m. two Business Days prior to the requested date of any Borrowing of Revolving Loans or, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) not later than 10:00 a.m. three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of Revolving Loans or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) not later than 11:00 a.m. on the same Business Day as the requested date of any Borrowing of Base Rate Loans; provided, however, that if Mettler-Toledo International wishes to request Eurocurrency Rate Loans having an Interest Period other than seven days or one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent (i) not later than 11:00 a.m. three Business Days prior to the requested date of such Borrowing of Revolving Loans, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) not later than 10:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of Revolving Loans, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than (i) 11:00 a.m. one Business Day before the requested date of such Borrowing of Revolving Loans, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) 10:00 a.m. two Business Days (or three Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of Revolving Loans, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify Mettler-Toledo International (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each telephonic notice by Mettler-Toledo International pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice (which may be delivered electronically), appropriately completed and signed by a Responsible Officer of Mettler-Toledo International. Except as provided in Section 2.04(e), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5 million or a whole multiple of $1 million in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Mettler-Toledo International is requesting a Borrowing of Revolving Loans, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing of Revolving Loans, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Loans are to be converted or continued, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Loans to be borrowed, (vii) if applicable, the name of the Revolving Borrower if other than Mettler- Toledo International and (viii) whether the Revolving Borrower is organized under the laws of the United States (or a political subdivision thereof) or under the laws of a jurisdiction other than the United States. If Mettler-Toledo International fails to specify a currency or the jurisdiction of organization of the applicable Revolving Borrower in a Loan Notice requesting a Borrowing of Revolving Loans, then the Revolving Loans so requested shall be made in Dollars to Mettler-Toledo International. Except as provided in Sections 2.03(c) and 2.04(e), if Mettler-Toledo International fails to specify a Type of Loan in a Loan Notice or if Mettler-Toledo International fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency, such Revolving Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If Mettler-Toledo International requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be repaid in the original currency of such Revolving Loan and reborrowed in the other currency. No refinancing of a Swingline Loan pursuant to Section 2.04(e) or refinancing of a drawing under a Letter of Credit for the account of a Subsidiary Swingline Borrower which has not been reimbursed on the Honor Date by such Subsidiary Swingline Borrower pursuant to Section 2.03(c) may be converted into a Revolving Loan, but instead must be repaid through the Borrowing of a Revolving Loan in accordance with the provisions set forth in Sections 2.01, 2.02, 2.03(c) and 2.04(e).
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by Mettler-Toledo International, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection (a). In the case of a Borrowing of Revolving Loans, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than 1:00 p.m. London time in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing of a Revolving Loan is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to Mettler-Toledo International or the other applicable Revolving Borrower in like funds as received by the Administrative Agent either by (i) crediting an account of such Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by Mettler-Toledo International; provided, however, that if, on the date the Loan Notice with respect to such Borrowing of Revolving Loans denominated in Dollars is given by Mettler-Toledo International, there are L/C Borrowings outstanding, then the proceeds of such Borrowing of Revolving Loans, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify Mettler-Toledo International and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Mettler-Toledo International and the Lenders of any change in JPMCB’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings of Revolving Loans, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans. No more than five different Alternative Currencies shall be utilized for all outstanding Revolving Loans.
(f)    The obligations of the Lenders under the Agreement are several. The failure of any Lender to make any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Borrowing.
(g)    Notwithstanding anything in this Section 2.02 to the contrary, it is agreed and acknowledged that no Non-Global Lender shall have any Commitment or be required to participate in any Revolving Loan made in an Alternative Currency or made to any Borrower organized outside of the United States.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the applicable L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit to any Revolving Borrower for the support of its or, in the case of Mettler-Toledo International, its Subsidiaries’, obligations, denominated in Dollars or in one or more Alternative Currencies for the account of such Revolving Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under such Letters of Credit; and (B) the Lenders (other than the Non-Global Lenders) severally agree to participate in Letters of Credit issued for the account of the Revolving Borrowers and any drawings thereunder; provided that the Revolving Borrowers shall not request, and the L/

C Issuer shall not be obligated to make, any L/C Credit Extension with respect to any Letter of Credit issued for the account of any Revolving Borrower, and no Lender shall be obligated to participate in any Letter of Credit issued for the account of any Revolving Borrower, if as of the date of such L/C Credit Extension, (v) the aggregate Outstanding Amount of all Revolving Loans, plus the aggregate Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus the Assumed Swingline Loan Amount would exceed the Aggregate Commitments; (w) the aggregate Outstanding Amount of all Revolving Loans other than the portion of Revolving Loans made by the Non-Global Lenders, plus the aggregate Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus the Assumed Swingline Loan Amount would exceed the excess of the Aggregate Commitments over the portion of the Aggregate Commitments held by the Non-Global Lenders; (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations (excluding Subsidiary L/C Obligations), plus such Lender’s Pro Rata Share of the Assumed Swingline Loan Amount would exceed such Lender’s Commitment; (y) the aggregate L/C Obligations in respect of outstanding Letters of Credit issued by an L/C Issuer at such time would exceed its Letter of Credit Commitment; or (z) the aggregate Outstanding Amount of all the L/C Obligations for the account of the Revolving Borrowers would exceed the Letter of Credit Sublimit. Mettler-Toledo International may, at any time and from time to time, reduce the Letter of Credit Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that Mettler-Toledo International shall not reduce the Letter of Credit Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions described in any of clauses (v) through (z) above would result therefrom. Subject to the last sentence of Section 2.03(c)(v) and the terms and conditions set forth herein the applicable L/C Issuers severally agree, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit for the account of the Subsidiary Swingline Borrower to whom it makes Swingline Loans denominated in the Subsidiary Currency applicable to such Subsidiary Swingline Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under such Letters of Credit; provided that the Subsidiary Swingline Borrowers shall not request, and the L/C Issuer shall not be obligated to make, any L/C Credit Extension with respect to any Letter of Credit issued for the account of any Subsidiary Swingline Borrower, if as of the date of such L/C Credit Extension (without application of the Assumed Swingline Loan Amount), the Outstanding Amount (calculated in the applicable Subsidiary Currency) of all Subsidiary L/C Obligations of the applicable Subsidiary Swingline Borrower, plus the Outstanding Amount (calculated in the applicable Subsidiary Currency) of all Swingline Loans of such Subsidiary Swingline Borrower would exceed such Subsidiary Swingline Borrower’s Subsidiary Currency Sublimit; and provided, further, that each Swingline Lender need only make Letters of Credit available in the Subsidiary Currency applicable to such Subsidiary Swingline Borrower as such Swingline Lender, Subsidiary Swingline Borrower and the Administrative Agent shall agree in accordance with this Agreement. In addition, the Lenders severally agree to participate in Letters of Credit issued for the account of the Subsidiary Swingline Borrowers and any drawings thereunder in accordance with the provisions set forth in Sections 2.01, 2.02 and 2.03(c). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    Subject to Section 2.03(g), the L/C Issuer shall not issue any Letter of Credit, if:

(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twenty-four months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;
(B)    subject to Section 2.03(g), the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
(C)    such Letter of Credit for the account of a Revolving Borrower is to be denominated in a currency other than Dollars or an Alternative Currency, unless all the Lenders have consented thereto; or
(D)    such Letter of Credit for the account of a Subsidiary Swingline Borrower is to be denominated in a currency other than the applicable Subsidiary Currency for such Subsidiary Swingline Borrower.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than the Dollar Equivalent of $100,000;
(D)    the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(E)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;
(F)    a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender;
(G)    such Letter of Credit or the Borrower on whose behalf it is issued is not in compliance with Section 5.19; or

(H)    the proceeds of such Letter of Credit would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The agreement in this clause (H) shall not apply to any Loan Party that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of, or conflict with, Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) in conjunction with Sect. 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute applicable to such Loan Party.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicable Borrower delivered to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Applicable Borrower or Mettler-Toledo International. Such Letter of Credit Application must be received by the L/C Issuer (A) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 11:00 a.m., or the applicable local time specified by the L/C Issuer, in the case of Letters of Credit to be issued or amended for the account of Subsidiary Swingline Borrowers, at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency or a Subsidiary Currency, as applicable; or in each case such later date and time as the L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer the following: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Applicable Borrower shall furnish to the L/C Issuer such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer may require.

(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will provide the Administrative Agent with a copy of such Letter of Credit Application. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)    If the Applicable Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twenty-four month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Renewal Notice Date”) in each such twenty-four month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as renewed) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Renewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such renewal.
(iv)    If any Letter of Credit contains provisions providing for automatic reinstatement of the stated amount after any drawing thereunder, (A) unless otherwise directed by the L/C Issuer, the Applicable Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement, and (B) the Administrative Agent and the Lenders hereby authorize and direct the L/C Issuer to permit such automatic reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Applicable Borrower and the

Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency or a Subsidiary Currency, as the case may be, the Applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency or Subsidiary Currency, as the case may be, unless with respect to a Letter of Credit denominated in an Alternative Currency (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Applicable Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency or the applicable local time specified by the L/C Issuer on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in a Subsidiary Currency, as the case may be (each such date, an “Honor Date”), the Applicable Borrower shall reimburse the L/C Issuer (i) in the case of Revolving Borrowers, through the Administrative Agent, and (ii) in the case of Subsidiary Swingline Borrowers, to the applicable L/C Issuer directly, in an amount equal to the amount of such drawing and in the applicable currency. If the Applicable Borrower fails to so reimburse the L/C Issuer by such time on the Honor Date, the L/C Issuer shall so notify the Administrative Agent (the Administrative Agent will provide a copy of the notice to the Applicable Borrower and Mettler-Toledo International), and specify in such notice the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency or Subsidiary Currency (other than Dollars), as the case may be) (the “Unreimbursed Amount”). Immediately upon receipt of such notice from the L/C Issuer, the Administrative Agent shall promptly notify each Lender (excluding the Non-Global Lenders) of the Honor Date, the amount of the Unreimbursed Amount, and the amount of such Lender’s Pro Rata Share thereof. In such event, Mettler-Toledo International shall be deemed to have requested a Borrowing of Revolving Loans in the form of Base Rate Loans under Section 2.01 to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender (excluding the Non-Global Lenders, but including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan in the form of a Base Rate Loan to Mettler-Toledo International in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars, or if requested by the L/C Issuer, the equivalent amount thereof in an Alternative Currency or Subsidiary Currency as determined by the applicable L/C Issuer at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Alternative Currency or Subsidiary Currency with Dollars.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans in the form of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Mettler-Toledo International shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower, the Administrative Agent, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Sections 2.01 and 2.02, this Section 2.03 and the conditions set forth in Section 4.02 (other than delivery by Mettler-Toledo International of a Loan Notice). For the avoidance of doubt, it is agreed and acknowledged that no Non-Global Lender shall have any obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein. To the extent Lenders make the Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under a Letter of Credit issued for the account of the Subsidiary Swingline Borrower pursuant to Section 2.03(c), the amount of such Subsidiary Swingline Borrower’s Subsidiary Currency Sublimit so funded as a Loan or L/C Advance shall not be available for Borrowings of Swingline Loans until a Subsidiary Swingline Borrower Sublimit Adjustment Consent is presented and consented to by the appropriate parties.
(vi)    If any Lender (other than the Non-Global Lenders) fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Mettler-Toledo International, the Applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(e)    Obligations Absolute. The obligation of the Applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, any agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, set-off, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency or relevant Subsidiary Currency to any Borrower or in the relevant currency markets generally; or

(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Applicable Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a final and nonappealable judgment of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Applicable Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Applicable Borrower which such Applicable Borrower proves by a final and nonappealable judgment of a court of competent jurisdiction were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). The Administrative Agent or the L/C Issuer may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in currencies acceptable to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Applicable Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMCB. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of L/C Obligations, the Applicable Borrower will forthwith, upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in deposit accounts at JPMCB as aforesaid, an amount equal to the excess of (i) such aggregate Outstanding Amount over (ii) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer. Notwithstanding the foregoing or anything to the contrary set forth herein, a Letter of Credit may extend beyond the Maturity Date if Cash Collateralized at least 10 days prior to the Maturity Date on terms and conditions acceptable to the Administrative Agent and the L/C Issuer and the amount of such cash collateral equals at least 105% of the face amount of the applicable Letter of Credit.
(h)    Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Applicable Borrower when a standby Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.
(i)    Letter of Credit Fees. Mettler-Toledo International and the Applicable Borrower shall be jointly and severally liable for, and Mettler-Toledo International shall pay (i) with respect to Letters of Credit issued for any Revolving Borrower, to the Administrative Agent for the account of each Lender (other than the Non-Global Lenders) in accordance with its Pro Rata Share, in Dollars, and (ii) with respect to Letters of Credit issued for any Subsidiary Swingline Borrower for the account of the L/C Issuer in the applicable Subsidiary Currency, a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to (A) with respect to Letters of Credit issued for the account of any Revolving Borrower, the Applicable Rate times the Dollar Equivalent of the actual daily face amount of such Letter of Credit or (B) with respect to Letters of Credit issued for the account of any Subsidiary Swingline Borrower, the margin applicable for Letters of Credit for the account of such Subsidiary Swingline Borrower as established by the L/C Issuer times the actual daily face amount of such Letter of Credit. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the fifth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand as calculated by (x) the Administrative Agent with respect to Letters of Credit issued for the account of the Revolving Borrowers, or (y) the applicable L/C Lender with respect to any Letter of Credit issued solely for the account of a Subsidiary Swingline Borrower. If there is any change in the Applicable Rate for Letters of Credit issued for the account of any Revolving Borrower or the applicable margin for Letters of Credit issued for the account of any Subsidiary Swingline Borrower during any quarter, the actual daily face amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate for Letters of Credit issued for the account of any Revolving Borrower or the applicable margin for Letters of Credit issued for the account of any Subsidiary Swingline Borrower separately for each period during such quarter that such Applicable

Rate for Letters of Credit issued for the account of any Revolving Borrower or the applicable margin for Letters of Credit issued for the account of any Subsidiary Swingline Borrower was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Mettler-Toledo International and the Applicable Borrower shall be jointly and severally liable for, and Mettler-Toledo International shall pay directly to the L/C Issuer for its own account, in Dollars, such Alternative Currency or such Subsidiary Currency, as the case may be, as shall be separately agreed, a fronting fee with respect to each Letter of Credit at a rate per annum equal to (A) with respect to Letters of Credit issued for any Revolving Borrower, 0.125% times the Dollar Equivalent of the actual undrawn daily face amount of such Letter of Credit or (B) with respect to Letters of Credit issued for the account of any Subsidiary Swingline Borrower, 0.125% times the actual undrawn daily face amount of such Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December, in respect of the most recently-ended quarter period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, each Applicable Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect, in Dollars, such Alternative Currency or such Subsidiary Currency, as the case may be, as shall be separately agreed. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.
(l)    L/C Issuer Agreements. Unless otherwise requested by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such L/C Issuer shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such L/C Issuer makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(m)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary of Mettler-Toledo International, or states that a Subsidiary of Mettler-Toledo International is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, Mettler-Toledo International (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of Mettler-Toledo International and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Mettler-Toledo International hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of Mettler-Toledo International, and that Mettler-Toledo International’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04    Swingline Loans.
(a)    The Swingline. Subject to the last sentence of Section 2.04(e)(v) and the other terms and conditions set forth herein, each Swingline Lender severally agrees to make revolving loans (without application of the Assumed Swingline Loan Amount) to Subsidiary Swingline Borrowers (each such loan, a “Swingline Loan”) from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the applicable Subsidiary Swingline Borrower’s Subsidiary Currency Sublimit; provided, however, that after giving effect to any Swingline Loan, the Outstanding Amount (calculated in the applicable Subsidiary Currency) of the applicable Swingline Loans of a Subsidiary Swingline Borrower, plus the Outstanding Amount (calculated in the applicable Subsidiary Currency) of all Subsidiary L/C Obligations of such Subsidiary Swingline Borrower shall not exceed such Subsidiary Swingline Borrower’s Subsidiary Currency Sublimit. All Existing Swingline Loans under the Existing Credit Agreement were deemed to be extended hereunder as of the Closing Date.
(b)    Currencies and Jurisdictions for Swingline Loans. Notwithstanding any other provision of this Agreement, each Subsidiary Swingline Borrower shall only borrow Swingline Loans in, and no Swingline Lender shall make any Swingline Loan to such Subsidiary Swingline Borrower, other than in the Subsidiary Currency and jurisdiction denoted for such Subsidiary Swingline Borrower in the definition of “Subsidiary Swingline Borrower Sublimit,” or as designated for such Subsidiary Swingline Borrower in the Subsidiary Swingline Borrower Request and Assumption Agreement.
(c)    Borrowing Procedures for Swingline Loans. Unless otherwise agreed between the applicable Swingline Lender and Mettler-Toledo International, each Swingline Borrowing shall be made upon the Subsidiary Swingline Borrower’s irrevocable notice to the applicable Swingline Lender, which may be given by telephone or electronic mail. To the extent any such notice is delivered, such notice must be received by the applicable Swingline Lender not later than 11:00 a.m. (local time) one Business Day prior to the date of Borrowing unless otherwise agreed between the applicable Swingline Lender and Mettler-Toledo International, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof or the Dollar Equivalent thereof if denominated in another Subsidiary Currency unless otherwise agreed between the applicable Swingline Lender and Mettler-Toledo International, (ii) the requested date of Borrowing, which shall be a Business Day and (iii) the requested interest rate, margin and interest period (if any). Each such telephonic notice must be confirmed on the same Business Day by delivery to the Swingline Lender of a written swingline loan notice in form and substance acceptable to such Swingline Lender, appropriately completed and signed by a Responsible Officer of the applicable Subsidiary Swingline Borrower. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender shall make the amount of its Swingline

Loan available in the Same Day Funds to the applicable Subsidiary Swingline Borrower at the place and in the manner agreed to by the Swingline Lender.
(d)    Compliance with Local Law. Each of the Subsidiary Swingline Borrowers and the Swingline Lenders, as the case may be, shall comply with any local law requirements relating to the incurrence of Indebtedness, such as providing a Borrower with the effective global rate of interest, as required by the relevant local jurisdiction.
(e)    Refinancing of Swingline Loans and Risk Participations.
(i)    The applicable Swingline Lender at any time in its sole and absolute discretion may request, on behalf of Mettler-Toledo International (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender (other than the Non-Global Lenders) make a Eurocurrency Rate Loan to Mettler-Toledo International (which may be subsequently converted to a Eurocurrency Rate Loan in accordance with Section 2.02) in an amount equal to such Lender’s Pro Rata Share of the amount of Swingline Loans then outstanding in the Dollar Equivalent amount of such Subsidiary Currency in Dollars or an Alternative Currency as requested by such Swingline Lender. Such request shall be made in writing at least three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of such Eurocurrency Rate Loan (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Sections 2.01 and 2.02 and this Section 2.04 for Eurocurrency Rate Loans with an initial Interest Period of one month, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swingline Lender shall furnish Mettler-Toledo International with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swingline Lender at the Administrative Agent’s Office for the applicable currency (A) not later than 1:00 p.m. on the Business Day specified in such Loan Notice in the case of a Eurocurrency Rate Loan denominated in Dollars and (B) not later than the Applicable Time specified by the Administrative Agent, in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency, in each case on the Business Day specified in the Loan Notice. The Administrative Agent shall remit the funds so received to the Swingline Lender in Dollars or the Alternative Currency so received, or if requested by the Swingline Lender, the equivalent amount thereof in the applicable Subsidiary Currency as determined by the applicable Swingline Lender at such time on the basis of the Spot Rate (determined as of the funding date) for the purchase of such Subsidiary Currency with the currency received through the Borrowing of the Eurocurrency Rate Loans.
(ii)    If for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Eurocurrency Rate Loans in accordance with Section 2.04(e)(i), Mettler-Toledo International shall be deemed to have incurred from the applicable Swingline Lender a Revolving Loan in the amount of such Swingline Loan that is not so refinanced. The applicable Swingline Loan shall be deemed fully repaid upon the conversion thereof to a Revolving Loan. In such event, each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(e)(i) shall be deemed payment in respect of its participation in such Revolving Loan. Interest on each such Revolving Loan shall accrue at the Base Rate plus the Applicable Rate.

(iii)    No Lender shall be required to make a Loan pursuant to clause (i) above, or fund a risk participation pursuant to clause (ii) above, if the making of such Loan or the funding of such risk participation would, in the reasonable judgment of such Lender, violate any applicable law or would result in an adverse tax consequence which does not benefit from the gross-up provisions of Section 3.01 (any such potential violation of applicable law or adverse tax consequence to be communicated by any such Lender to the Administrative Agent as soon as possible after it is discovered), and no Non-Global Lender shall be required to make a Loan pursuant to clause (i) above or fund a risk participation pursuant to clause (ii) above.
(iv)    If, other than pursuant to clause (iii) above, any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(e) by the time specified in Section 2.04(e)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(v)    Except as set forth in clause (iii) above, each Lender’s obligation to make Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(e) is subject to the requirements set forth in Sections 2.01 and 2.02 and this Section 2.04 and the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Subsidiary Swingline Borrower to repay Swingline Loans, together with interest as provided herein. To the extent Lenders make the Loans or purchase and fund risk participations pursuant to this Section 2.04(e), the amount of such Subsidiary Currency Sublimit so purchased or funded as a risk participation shall not be available for Borrowings of Swingline Loans until a Subsidiary Swingline Borrower Sublimit Adjustment Consent is presented and consented to by the appropriate parties.
(f)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute through the Administrative Agent to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.
(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender.
(g)    Interest for Account of Swingline Lender. The applicable Swingline Lender shall be responsible for invoicing the applicable Swingline Borrower for interest on the Swingline Loans. Until each Lender funds its Eurocurrency Rate Loan pursuant to Section 2.04(e), or risk participation pursuant to Section 2.04(e) to refinance such Lender’s Pro Rata Share of any Swingline Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swingline Lender.
(h)    Payments Directly to Swingline Lender. The applicable Subsidiary Swingline Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender at the office for payment designated by the Swingline Lender.
2.05    Prepayments. (a) The Applicable Borrower may, upon notice from Mettler- Toledo International to the Administrative Agent (or the Swingline Lender for any prepayment of a Swingline Loan), as applicable, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent or the Swingline Lender, as applicable, not later than 11:00 a.m. unless otherwise agreed between Mettler-Toledo International and the applicable Swingline Lender (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans or Swingline Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or Swingline Loans denominated in Subsidiary Currencies (other than Dollars), and (C) the same Business Day as any date of prepayment of Revolving Loans in the form of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1 million or a whole multiple of $1 million in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans in Alternative Currencies shall be in a minimum principal amount of $1 million or a whole multiple of $1 million in excess thereof; and (iv) unless otherwise agreed between Mettler-Toledo International and the applicable Swingline Lender, any prepayment of Base Rate Loans or Swingline Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Eurocurrency Rate Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by Mettler-Toledo International, the Applicable Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan or Swingline Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.
(b)    If for any reason (x) the Total Outstandings at any time exceed the Aggregate Commitments then in effect or (y) the Total Outstandings attributable to the Global Lenders at any time exceed the excess of the Aggregate Commitments over the portion of the Aggregate Commitments held by the Non-Global Lenders, the Applicable Borrowers shall immediately prepay Loans and/or the Applicable Borrowers shall Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that such Cash Collateralization of the L/C Obligations pursuant to this Section 2.05(b) shall not be required unless after the prepayment in full of the Loans and Swingline Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(c)    On the last Business Day of each month, or at any other time that the Administrative Agent may reasonably request (the date of each such determination, the “Swingline Loan Calculation Date”), each Swingline Lender shall determine the aggregate Outstanding Amount (calculated in the applicable Subsidiary Currency) of all Subsidiary L/C Obligations and all Swingline Loans of the Subsidiary Swingline Borrower to whom it makes Swingline Loans (without application of the Assumed Swingline Loan Amount) and provide a copy of the Swingline Loan Calculation Date Notice to the Administrative Agent of such amount. The Administrative Agent shall prepare a Notice of Swingline Loan Amounts containing the total aggregate Dollar Equivalent amount of all Subsidiary L/C Obligations and all Swingline Loans of all the Subsidiary Swingline Borrowers and shall provide a copy of such Notice of Swingline Loan Amounts to Mettler-Toledo International and the Swingline Lenders. If the aggregate Outstanding Amount of all such Subsidiary L/C Obligations and Swingline Loans at such time exceeds the then aggregate Subsidiary Swingline Borrower Sublimit for all Subsidiary Swingline Borrowers, the Subsidiary Swingline Borrowers, as applicable, shall immediately prepay Swingline Loans and/or the Subsidiary Swingline Borrowers, as applicable, shall immediately Cash Collateralize the Subsidiary L/C Obligations in an aggregate amount equal to such excess; provided, however, that the foregoing shall not apply if Mettler-Toledo International adjusts the Subsidiary Swingline Borrower Sublimit in accordance with the terms of this Agreement.
(d)    If the Administrative Agent notifies Mettler-Toledo International at any time that the Outstanding Amount of all Subsidiary L/C Obligations and all Swingline Loans of a Subsidiary Swingline Borrower (without application of the Subsidiary Swingline Borrower’s Pro Rata Share of the Assumed Swingline Loan Amount) denominated in the applicable Subsidiary Currency at such time exceeds an amount equal to 105% of the Subsidiary Currency Sublimit for such Subsidiary Swingline Borrower then in effect, then, within two Business Days after receipt of such notice, such Subsidiary Swingline Borrower shall prepay such Swingline Loans and/or such Subsidiary Swingline Borrower shall Cash Collateralize its Subsidiary L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of its Subsidiary Currency Sublimit then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(e)    If the Administrative Agent notifies Mettler-Toledo International at any time that the Outstanding Amount of all Revolving Loans denominated in all currencies at such time exceeds (as a result of currency fluctuations of Revolving Loans in currencies other than Dollars) an amount equal to 105% of the Aggregate Commitments then in effect, then, within five Business Days after receipt of such notice, Mettler-Toledo International shall, or shall cause the applicable Revolving Borrowers to, prepay the Revolving Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect.
2.06    Termination or Reduction of Commitments. Mettler-Toledo International on behalf of the Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1 million or any whole multiple of $1 million in excess thereof, (iii) Mettler-Toledo International on behalf of the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments or the Total Outstandings held by the Global Lenders would exceed the difference between the Aggregate Commitments over the portion of the Aggregate Commitments held by the Non-Global Lenders and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Subsidiary

Swingline Borrower Sublimit exceeds the difference between the Aggregate Commitments over the portion of the Aggregate Commitments held by the Non-Global Lenders, such Sublimit shall be automatically reduced by the amount of any such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. The amount of any such Aggregate Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Subsidiary Swingline Borrower Sublimit unless otherwise specified by Mettler-Toledo International on behalf of the Borrowers; provided, if Mettler-Toledo International so elects a Letter of Credit Sublimit or Subsidiary Swingline Borrower Sublimit reduction, the reduction shall comply with the proviso in the initial sentence of this Section 2.06. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans made to such Borrower outstanding on such date.
2.08    Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan to a Revolving Borrower shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus the Statutory Reserve Rate; (ii) each Base Rate Loan to a Revolving Borrower shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swingline Loan to a Subsidiary Swingline Borrower denominated in a Subsidiary Currency shall bear interest at the rate and applicable margin to be agreed upon by the applicable Swingline Lender, which interest rate shall be consistent with local market standards and which margin shall be the Applicable Rate for Eurocurrency Rate Loans.
(b)    If any amount payable by any Applicable Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, each of the Applicable Borrowers shall pay interest on the principal amount of all of their respective outstanding Obligations hereunder at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    To the extent that interest payable by a Swiss Borrower under a Loan Document becomes subject to Swiss Federal Withholding Tax, each relevant Lender and such Swiss Borrower shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authorities) to the extent possible and necessary for such Swiss Borrower to obtain authorization to make interest payments without them being subject to Swiss Federal Withholding Tax or to being subject to Swiss Federal Withholding Tax at a rate reduced under an applicable double taxation treaty.
(e)    The parties hereto have assumed that the interest payable under this Agreement is not and will not become subject to Swiss Federal Withholding Tax. If a Tax Deduction is required by law in respect of any interest payable by a Swiss Borrower under a Loan Document and should it be unlawful for a Swiss Borrower to comply with Section 3.01 for any reason taking into account the exclusions and restrictions set out in Section 3.01: (i) then the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for in this Section 2.08(e) (as provided for in the absence of this paragraph (e)) divided by the following: 1 minus the relevant Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction required to be made is, for this purpose, expressed as a fraction of one (1)), and (ii) the applicable Swiss Borrower shall pay the relevant interest at the adjusted rate in accordance with the preceding clause (i), make the Tax Deduction on the interest so recalculated and all references to a rate of interest under the Loan Documents shall be construed accordingly.
2.09    Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
(a)    Facility Fee. Mettler-Toledo International and the Applicable Borrower shall be jointly and severally liable for their ratable share, and Mettler-Toledo International shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations (without application of the Assumed Swingline Loan Amount)), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Swingline Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). On each such payment date, the amount of facility fee which has accrued to but excluding such payment date shall be due and payable. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) Mettler-Toledo International shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    Mettler-Toledo International and any other Applicable Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” and all interest computed by reference to the CDOR Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, and all computations of interest for Loans in Pounds Sterling shall be made on the basis of a year of 365 days and the actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies or Subsidiary Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination of an interest rate or fee hereunder shall be conclusive and binding for all purposes absent manifest error.
2.11    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained in the ordinary course of business by such Lender evidencing the Loans made to the Applicable Borrower by such Lender (including the amounts of principal and interest payable or paid to such Lender from time to time). The Credit Extensions made by each Lender shall also be evidenced by one or more accounts or records maintained by the Administrative Agent in the Register, pursuant to Section 10.07(c). The accounts or records maintained by each Lender shall be prima facie evidence of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records in the Register in respect of such matters, the accounts and records in the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note or a Swingline Note, as applicable, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally. (a) All payments to be made by the Applicable Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect (i) to principal of and interest on Revolving Loans denominated in an Alternative Currency, and (ii) to principal of and interest on Swingline Loans denominated in a Subsidiary Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Revolving Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Except as otherwise expressly provided herein, all payments by the Swingline Borrowers hereunder with respect to principal and interest on Swingline Loans denominated in a Subsidiary Currency shall be made as directed by such applicable Swingline Lender, for the account of such Swingline Lender to which such payment is owed, not later than the local time specified by such Swingline Lender to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment on the dates specified by such Swingline Lender. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments (excluding payments of Swingline Loans to Swingline Lenders and reimbursements made by Subsidiary Swingline Lenders under Letters of Credit) due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder (a) in an Alternative Currency or a Subsidiary Currency (other than Dollars), such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency or Subsidiary Currency payment amount or (b) in Dollars in the case of a Swingline Loan or Subsidiary L/C Obligation denominated in Dollars, such Subsidiary Swingline Borrower shall make such payment in the Alternative Currency Equivalent of a currency acceptable to the Swingline Lender. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by the Administrative Agent by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent or the applicable Swingline Lender (i) after 2:00 p.m., in the case of payments in Dollars, (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency or (iii) after the applicable local time specified by the applicable Swingline Lender in the case of payments in a Subsidiary Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by any Borrower shall become due on a day other than a Business Day, payment shall be made on the next following Business Day, provided, however, in the case of Eurocurrency Rate Loans, such extension of time shall be reflected in computing interest; provided, further, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)    if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans, issue Letters of Credit and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan, issue any Letter of Credit or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, issue any Letter of Credit or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, or in the case of a Lender under the Note held by such Lender, to charge from time to time against any and all of such Borrower’s accounts with such Lender any amount so due.
(h)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), 2.04(e), 2.12(c) or 9.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lenders or the L/C Issuers to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregate account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, Letters of Credit issued by it or the participations in L/C Obligations or in Swingline Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans or Letters of Credit made by them and/or such subparticipations in the participations in L/C Obligations or Swingline Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, Letters of Credit or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
2.14    Subsidiary Swingline Borrowers. (a) The Subsidiary Swingline Borrowers specifically identified in the introductory paragraph of this Agreement shall be “Subsidiary Swingline Borrowers” hereunder effective as of the date hereof and may receive Swingline Loans for its account on the terms and conditions set forth in this Agreement.
(b)    Mettler-Toledo International may at any time, upon not less than 15 Business Days’ prior notice from Mettler-Toledo International to the Administrative Agent and the Swingline Lender affected thereby (or such shorter period as may be agreed by the Administrative Agent and the Swingline Lender affected thereby in their sole discretion), and with the consent (not to be unreasonably withheld or delayed) of the Administrative Agent, designate any additional Subsidiary of Mettler-Toledo International (an “Applicant Borrower”) as a Subsidiary Swingline Borrower to receive Swingline Loans hereunder by delivering to the Administrative Agent and the Swingline Lender affected thereby, a duly executed notice and agreement in substantially the form of Exhibit F hereto (a “Subsidiary Swingline Borrower Request and Assumption Agreement”). The Administrative Agent will promptly deliver to all the other Lenders the executed Subsidiary Swingline Borrower Request and Assumption Agreement. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to borrow Swingline Loans or request the issuance of Letters of Credit hereunder, the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Applicant Borrower becoming a Subsidiary Swingline Borrower, and the Administrative Agent and the Swingline Lender affected thereby shall have received (i) such supporting resolutions, charter documents, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent and the Swingline Lender affected thereby, as may be required by the Administrative Agent and the Swingline Lender affected thereby in their sole discretion (including without limitation, information necessary to evaluate (A) any withholding tax as may arise in respect of any Swingline Loans made to such Applicant Borrower, and (B) the manner in which Swingline Loans may be made available to the Applicant Borrower, including the requested Subsidiary Currency (it being acknowledged and agreed that Pounds Sterling shall be an acceptable Subsidiary Currency, subject to the other conditions of this Section 2.14(b) being satisfied with respect to the addition of any Applicant Borrower in respect thereof) and the Subsidiary Currency Sublimit), (ii) Swingline Notes signed by such new requested Subsidiary Swingline Borrower to the extent any Swingline Lender so requires and (iii) any deliveries from the Applicant Borrower which may be required under Section 10.20 or any other “know your customer” and anti money-laundering regulations to which a Global Lender is subject. If the Administrative Agent and the Swingline Lender affected thereby agree that an Applicant Borrower shall be entitled to receive Swingline Loans hereunder, then promptly following receipt of all such resolutions, incumbency certificates, opinions of counsel and other documents or information from an Applicant Borrower, the Administrative Agent shall send a notice in substantially the form of Exhibit G hereto (a “Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit”) to Mettler-Toledo International, the Swingline Lender affected thereby and the other Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Subsidiary Swingline Borrower for purposes hereof.

No Applicant Borrower shall become a Subsidiary Swingline Borrower hereunder if the extension of Loans to such Applicant Borrower by the applicable Swingline Lender would violate any applicable law or if any refinancing thereof or risk participation therein by the Lenders pursuant to Section 2.04(e) would violate applicable law.
(c)    Mettler-Toledo International shall guarantee the Obligations of each of the other Revolving Borrowers and each of the Subsidiary Swingline Borrowers pursuant to Article XI hereof.
(d)    Each Subsidiary of Mettler-Toledo International that is or becomes a “Subsidiary Swingline Borrower” pursuant to this Section 2.14 hereby irrevocably appoints Mettler-Toledo International as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, unless otherwise specified herein, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Swingline Borrowers, or by each Swingline Borrower acting singly, shall be valid and effective if given or taken only by Mettler-Toledo International, whether or not any such Swingline Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Mettler-Toledo International in accordance with the terms of this Agreement shall be deemed to have been delivered to each such Swingline Borrower. For the purposes of this Section, any Subsidiary of Mettler-Toledo International incorporated in Germany that is or becomes a "Subsidiary Swingline Borrower" pursuant to this Section 2.14 hereby releases Mettler Toledo International to the fullest extent possible from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
(e)    Mettler-Toledo International may from time to time, upon not less than 15 Business Days’ prior notice from Mettler-Toledo International to the Administrative Agent and the Swingline Lender affected thereby (or such shorter period as may be agreed by the Administrative Agent and the Swingline Lender affected thereby in their sole discretion), terminate a Subsidiary Swingline Borrower’s status as such (and terminate the Swingline Lender providing Swingline Loans to such Subsidiary Swingline Borrower), provided that there are no outstanding Swingline Loans payable by such Subsidiary Swingline Borrower, or other amounts payable by such Subsidiary Swingline Borrower on account of any Swingline Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Subsidiary Swingline Borrower.
(f)    Mettler-Toledo International may from time to time, upon not less than 15 Business Days’ prior notice from Mettler-Toledo International to the Administrative Agent and the Swingline Lender affected thereby (or such shorter period as may be agreed by the Administrative Agent and the Swingline Lender affected thereby in their sole discretion), terminate a Swingline Lender’s status as such (and appoint a replacement Swingline Lender therefor), provided that (i) the Administrative Agent consents to such termination and replacement, as applicable, and (ii) the requirements of Section 7.10 are complied with in all respects. The Administrative Agent will promptly notify the Lenders of any such termination or replacement of a Swingline Lender.
2.15    Increase in Commitments. (a) Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Mettler-Toledo International may from time to time, subsequent to the Amendment No. 4 Effective Date, request an increase in the Aggregate Commitments by an aggregate amount not exceeding $400 million either by having a Lender increase its Commitment then in effect or by adding as a Lender with a new Commitment hereunder a Person which is not then a Lender; provided that (i) any such request for an increase shall be in a minimum amount of $10 million, except in the case of the final request, which may be for the entire remaining amount, (ii) Mettler-

Toledo International may make a maximum of five such requests, and (iii) such increase may take the form of incremental term loans instead of increasing revolving credit availability hereunder. At the time of sending any such notice in the case of any request for increases in the Commitment of any existing Lender, Mettler-Toledo International (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment or extend incremental term loans and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment or extend incremental term loans hereunder. The Administrative Agent shall notify Mettler-Toledo International and each Lender of the Lenders’ responses to each request made hereunder. Mettler-Toledo International may also invite additional Eligible Assignees satisfactory to the Administrative Agent (acting reasonably) to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Mettler-Toledo International, the Administrative Agent and their respective counsel. Any new Lender becoming a party hereto pursuant to this Section 2.15 shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and, to the extent reasonably requested by the Administrative Agent, the Beneficial Ownership Regulation.
(b)    If the Aggregate Commitments are increased in accordance with this Section 2.15 (including by way of extending incremental term loans), the Administrative Agent and Mettler-Toledo International shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify Mettler-Toledo International and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, Mettler-Toledo International shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (for further distribution to each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (ii) in the case of Mettler-Toledo International, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Applicable Borrowers shall prepay (or be deemed to have prepaid, pursuant to a reallocation of the Loans) any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments or nonratable incremental term loan issuances under this Section 2.15; provided that in the case of any Revolving Loans denominated in an Alternative Currency, no such prepayment may be made other than on the last day of the applicable Interest Period for such Loans, unless the Lenders consent thereto. Any incremental term loans extended pursuant to this Section 2.15 shall rank pari passu with all Revolving Loans. The making of incremental term loans under this Section 2.15 may be on a non-ratable basis. A Lender may increase its Commitment hereunder on a non-ratable basis.

(c)    This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary. The parties hereto agree that this Agreement may need to be amended or modified to give effect to any incremental term loan issuance under this Section 2.15 (including, without limitation, modifying the definitions of Commitments, Pro Rata Share, and Required Lenders, in each case, solely to the extent necessary to include such incremental term loans and any new Lenders in connection therewith in such definitions on a pro rata basis), and that the Administrative Agent and Mettler-Toledo International may, without the consent of any other party hereto, enter into such amendments or modifications as they deem necessary or appropriate. Such amendments or modification shall be effective against all of the parties hereto.
2.16    Additional Revolving Borrowers. (a) Mettler-Toledo International may at any time, upon not less than 15 Business Days’ prior notice from Mettler-Toledo International to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), and with the consent of the Administrative Agent (such consent not to be unreasonably withheld), designate any additional Subsidiary of Mettler-Toledo International (an “Applicant Revolving Borrower”) as a Revolving Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent a duly executed notice and agreement in substantially the form of Exhibit L hereto (a “Revolving Borrower Request and Assumption Agreement”). The Administrative Agent will promptly deliver to all the other Lenders the executed Revolving Borrower Request and Assumption Agreement. The parties hereto acknowledge and agree that prior to any Applicant Revolving Borrower becoming entitled to borrow Revolving Loans or request the issuance of Letters of Credit hereunder, the Administrative Agent shall have consented to such Applicant Revolving Borrower becoming a Revolving Borrower. With respect to any Applicant Revolving Borrower organized under the laws of a jurisdiction (or any political subdivision thereof) other than Switzerland, the Netherlands, Luxembourg, Bermuda, Germany, the United Kingdom and the states of Delaware and Ohio, all of the Global Lenders also shall have consented to such Applicant Revolving Borrower becoming a Revolving Borrower. Any Global Lender that does not respond to a Revolving Borrower Request and Assumption Agreement within ten days after receipt of such request shall automatically be deemed to have consented to such Applicant Revolving Borrower becoming a Revolving Borrower (with the understanding that a response shall only be deemed to have been made by a Global Lender if such Global Lender affirmatively indicates in writing that it does or does not approve of the applicable Applicant Revolving Borrower becoming a Revolving Borrower). In addition to the foregoing, the Administrative Agent (1) shall have received (i) such supporting resolutions, charter documents, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent in its sole discretion (including without limitation, information necessary to evaluate (A) any withholding tax as may arise in respect of any Revolving Loans made to such Applicant Revolving Borrower, and (B) the manner in which Revolving Loans may be made available to the Applicant Revolving Borrower, including the requested Applicable Currency, (ii) Revolving Notes signed by such new requested Revolving Borrower to the extent any Lender so requires and (iii) any deliveries from the Applicant Revolving Borrower which may be required under Section 10.20 or any other “know your customer” and anti-money laundering regulations to which a Global Lender is subject, and (2) shall be satisfied, in its sole discretion, that no gross-up payment shall be required to be paid or withholding tax shall accrue or shall otherwise be payable in connection with the making of Revolving Loans to such Applicant Revolving Borrower, provided, however, that to the extent any such taxes ultimately accrue or are otherwise payable, or any gross-up amounts ultimately are required to be paid, then all such taxes and gross-up amounts shall solely be for the account of Mettler-Toledo International and the applicable Borrower, and the Administrative Agent shall have no liability, payment or reimbursement obligations with respect thereto. If the Administrative Agent agrees that an Applicant Revolving Borrower shall be entitled to receive Revolving Loans hereunder, then promptly following receipt of all such resolutions, incumbency certificates, opinions of counsel and other documents or information from an Applicant Revolving Borrower, the Administrative Agent shall send a notice in substantially the form of Exhibit M hereto (a “Notice of Designation of Additional Revolving Borrower and Applicable Currency”) to Mettler-Toledo International and the Lenders specifying the effective date upon which the Applicant Revolving Borrower shall constitute a Revolving Borrower for purposes hereof. No Applicant Revolving Borrower shall become a Revolving Borrower hereunder if the extension of Loans to such Applicant Revolving Borrower by the Lenders would violate any applicable law.
(b)    Mettler-Toledo International shall guarantee the Obligations of each of the other Revolving Borrowers pursuant to Article XI hereof.
(c)    Each Subsidiary of Mettler-Toledo International that is or becomes a “Revolving Borrower” pursuant to this Section 2.16 hereby irrevocably appoints Mettler-Toledo International as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, unless otherwise specified herein, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Revolving Borrowers, or by each Revolving Borrower acting singly, shall be valid and effective if given or taken only by Mettler-Toledo International, whether or not any such Revolving Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Mettler-Toledo International in accordance with the terms of this Agreement shall be deemed to have been delivered to each such Revolving Borrower. For the purposes of this Section, any Subsidiary of Mettler-Toledo International incorporated in Germany that is or becomes a "Revolving Borrower" pursuant to this Section 2.16 hereby releases Mettler Toledo International to the fullest extent possible from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
(d)    Mettler-Toledo International may from time to time, upon not less than 15 Business Days’ prior notice from Mettler-Toledo International to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Revolving Borrower’s status as such, provided that there are no outstanding Revolving Loans payable by such Revolving Borrower, or other amounts payable by such Revolving Borrower on account of any Revolving Loans made to it, as of the effective date of such termination.
2.17    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.09(a);
(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each L/C Issuer or Swingline Lender hereunder; third, to cash collateralize each L/C Issuer’s LC Obligations with respect to such Defaulting Lender in accordance with this Section; fourth, as Mettler-Toledo International may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Mettler-Toledo International, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the L/C Issuer’s future LC Obligations with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in each Borrower’s obligations corresponding to such Defaulting Lender’s LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    the Commitment, the Loans, and the portion of Total Outstandings corresponding with such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may taken any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01), provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender, each Lender directly affected thereby or, if such Lender is a Global Lender or a non-Global Lender, each Global Lender or each non-Global Lender, as applicable.
(d)    if any Swingline Exposure or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:
(i)    so long as no Default or Event of Default has occurred and is continuing, all of any part of the Swingline Exposure and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Pro Rata Share the Total Outstandings plus such Defaulting Lender’s Swingline Exposure and L/C Obligations to exceed such non-Defaulting Lenders’ Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the L/C Issuers only the Borrowers’ obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(g), for so long as such L/C Obligations are outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;
(iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.03(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and
(v)    if all or any portion of such Defaulting Lender’s L/C Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any L/C Issuer or any other Lender hereunder, all Letter of Credit fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations and letter of credit fees payable under Section 2.03(i) with respect to such Defaulting Lender’s L/C Obligations) shall be payable to the L/C Issuer until and to the extent such L/C Obligations are reallocated and/or cash collateralized and remain outstanding; and
(e)    so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the relevant exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(d), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(d)(i) (and such Defaulting Lender shall not participate therein).
(f)    if (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any L/C Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or the L/C Issuer, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to such Swingline Lender or L/C Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(g)    in the event that the Administrative Agent, Mettler-Toledo International, the Swingline Lenders and the L/C Issuers each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18    Extension of Maturity Date.
(a)    Mettler-Toledo International may at any time from time to time not earlier than seventy-five (75) days and not less than thirty (30) days prior to each anniversary of the Amendment No. 4 Effective

Date (other than the Maturity Date), by notice to the Administrative Agent (who shall promptly notify the Lenders), request that each Lender extend (each such date on which an extension occurs, an “Extension Date”) such Lender’s Maturity Date to the date that is one year after the Maturity Date then in effect for such Lender (the “Existing Maturity Date”).
(b)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days, or such later date as agreed to by the Administrative Agent and Mettler-Toledo International, after the date on which the Administrative Agent received Mettler-Toledo International’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by Mettler-Toledo International for extension of the Maturity Date.
(c)    The Administrative Agent shall promptly notify Mettler-Toledo International of each Lender’s determination under this Section.
(d)    Mettler-Toledo International shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Administrative Agent and the L/C Issuers in accordance with the procedures provided in Section 10.16, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 10.07, with Mettler-Toledo International obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of Mettler-Toledo International but without the consent of any other Lenders. Notwithstanding anything to the contrary in Section 2.13, the payment of upfront fees or extension fees to the Extending Lenders shall be permitted.
(e)    If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder. For purposes of clarity, it is acknowledged and agreed that the Maturity Date on any date of determination shall not be a date more than five (5) years after such date of determination, whether such determination is made before or after giving effect to any extension request made hereunder.

(f)    Notwithstanding the foregoing, (x) no more than one (1) extension of the Maturity Date shall be permitted under this Section 2.18 and (y) any extension of any Maturity Date pursuant to this Section 2.18 shall not be effective with respect to any Extending Lender unless:
(i)    no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;
(ii)    the representations and warranties of the Loan Parties set forth in Article V of this Agreement are true and correct on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date); and
(iii)    the Administrative Agent shall have received a certificate dated as of the applicable Extension Date from Mettler-Toledo International signed by a Responsible Officer of Mettler-Toledo International (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by the Loan Parties approving or consenting to such extension.
(g)    On the Maturity Date of each Non-Extending Lender that has not been replaced pursuant to clause (d) of this Section 2.18, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrowers shall repay such Non-Extending Lender in accordance with Section 2.07 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the Revolving Loans, Swingline Exposure and L/C Obligations (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(h)    This Section shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes. (a) Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes or similar charges, and all liabilities with respect thereto (including any related penalty or interest), excluding, in the case of the Administrative Agent and each Lender, (i) taxes imposed on or measured by its net income, profits or branch profits taxes, franchise taxes (including franchise taxes imposed in lieu of net income taxes) or, in each case, other similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized, maintains a lending office or does business (other than doing business solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), (ii) any withholding taxes imposed under FATCA, (iii) any taxes imposed as a result of the failure of any Lender to comply with the requirements of Section 3.01(e) and (iv) Excluded UK Withholding Taxes (each such jurisdiction being referred hereinafter referred to as “Excluded Jurisdictions,” and all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by any Laws to deduct any

Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made; provided that no such increase shall be made to a Lender where such deduction is solely the result of such Lender not having complied with the restrictions on transfers and assignments to and assumptions and participations by Swiss Non-Qualifying Banks as to Loans or L/C Advances made to Swiss Borrowers (Section 10.07(b) and (d)), (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) within 30 days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt or other documentation evidencing payment thereof.
(b)    In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Loan Party under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”); provided that, in the case of Other Taxes imposed by an Excluded Jurisdiction, the relevant Lender shall notify Mettler- Toledo International prior to the Closing Date (or, if later, the date such Lender becomes a party to this Agreement) that such Other Taxes will be due and owing.
(c)    [Intentionally Omitted.]
(d)    Each Loan Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.
(e)    (i)    Without limiting the obligations of the Lenders under Section 10.15 regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or Mettler- Toledo International, as the Administrative Agent or Mettler-Toledo International shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (A) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or reduce any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authority under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
(ii)    Without limiting the generality of Section 3.01(e)(i), any Treaty Credit Party and each UK Loan Party which makes a payment to which that Treaty Credit Party is entitled shall cooperate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization from HM Revenue & Customs to make that payment without withholding or deduction of tax (including the Treaty Credit Party providing its scheme reference number under HM Revenue & Custom’s Double Tax Treaty Passport scheme (if applicable) and its jurisdiction of tax residence) and each Credit Party on the Amendment No. 4 Effective Date to whom interest is or becomes payable by a UK Loan Party shall confirm whether it is a Qualifying Credit Party or a Treaty Credit Party as soon as reasonably practicable on or after the Amendment No. 4 Effective Date. Each Credit Party and UK Loan Party shall, upon becoming aware that a UK Loan Party must make a withholding of UK tax from a payment to a Credit Party, promptly notify the Administrative Agent, and if the Administrative Agent receives such notification from a Credit Party, it shall notify the relevant UK Loan Party.
(f)    The Borrowers’ obligations to indemnify a Foreign Lender or pay additional amounts to a Foreign Lender under this Section 3.01 are subject to Section 10.15 (a)(iii).
(g)    If the Administrative Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Applicable Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Applicable Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(h)    For purposes of determining withholding taxes imposed under FATCA, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(i)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the Applicable Borrower has not already indemnified the Administrative Agent for such Taxes and Other Taxes and without limiting the obligation of the Applicable Borrower to do so), (ii) any taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges attributable to such Lender's failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and

(iii) any taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(i).
3.02    Illegality. If the Administrative Agent or any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to Mettler-Toledo International through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and Mettler-Toledo International that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, such Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
3.03    Inability to Determine Rates.
(a)    If at the time that the Administrative Agent shall seek to determine the relevant Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Rate Loan the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Rate Loan for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (including, without limitation, because the relevant Screen Rate is not available or published on a current basis) (which conclusion shall be conclusive and binding absent manifest error), then (i) if such Loan shall be requested in Dollars, then such Loan shall be made as an ABR Loan at the Base Rate and (ii) if such Loan shall be requested in any non-Dollar currency, the Eurocurrency Rate shall be equal to the rate determined by the Administrative Agent in its sole discretion after consultation with the Borrowers and consented to in writing by the Required Lenders (“Alternative Rate”), provided, however, that until such time as the aforesaid rate shall be determined and so consented to by the Required Lenders, Loans shall not be available in such non-Dollar currency. For the avoidance of doubt, if at any time the Alternative Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(b)    If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (including, without limitation, because the relevant Screen Rate is not available or published on a current basis) (whether denominated in Dollars or an Alternative Currency), or (iii) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify Mettler-Toledo International and each Lender. Thereafter, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (ii) any such Eurocurrency Rate Loans shall be repaid or (solely if such Eurocurrency Rate Loans are denominated in Dollars) converted into a Borrowing of Base Rate Loans on the last day of the then current Interest Period applicable thereto. Upon receipt of such notice, Mettler-Toledo International may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for (x) a Borrowing of Base Rate Loans in the amount specified therein if such Loan is requested in Dollars and (y) a Borrowing of Loans at the Alternative Rate if such Loan is not requested in Dollars; provided, however, that until such time as the aforesaid rate shall be determined and so consented to by the Required Lenders, Loans shall not be available in the applicable non-Dollar currency.
(c)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) or clause (b)(ii) above have arisen with respect to a LIBOR Quoted Currency and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) or clause (b)(ii) above have not arisen but either (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and Mettler-Toledo International shall (x) endeavor to establish an alternate rate of interest to the LIBOR Rate for Loans denominated in Dollars, and (y) endeavor to establish one or more Alternative Rates, as applicable, as described in clause (a) above for Loans denominated in LIBOR Quoted Currencies other than Dollars, in each case, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States in Dollars or such LIBOR Quoted Currency at such time, as applicable and shall enter into an amendment to this Agreement to reflect such alternate rate or rates of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.1, any such amendment establishing an alternate rate of interest for Loans denominated in Dollars shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate or rates of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest or Alternative Rate, as applicable, shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(c), only to the extent the LIBOR Screen Rate for the applicable LIBOR Quoted Currency and such Interest Period is not available or published at such time on a current basis), (x) any request to convert any Borrowing to, or continue any Borrowing as, a Eurocurrency Rate Loan, in a LIBOR Quoted Currency and any Borrowing Request for a Eurocurrency Rate Loan in an Alternative Currency that is a LIBOR Quoted Currency shall, in each case, be ineffective and any such Eurocurrency Rate Loan shall be repaid or (solely if such Eurocurrency Rate Loan is denominated in Dollars) converted into a Borrowing of Base Rate Loans on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurocurrency Rate Loan in Dollars, such Borrowing shall be made as a Borrowing of Base Rate Loans.
3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans. (a) If the Administrative Agent or any Lender determines that as a result of the introduction of, or any change in, or in the interpretation of, any Law, or the Administrative Agent’s or such Lender’s compliance therewith, there shall be any increase in the cost to the Administrative Agent or such Lender of agreeing to make or making, funding, maintaining or continuing or converting Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by the Administrative Agent or such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of net income or gross income by the United States or any non- U.S. jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its lending office, (iii) reserve requirements contemplated by Section 3.04(c) or utilized in the determination of the Eurocurrency Rate or the Statutory Reserve Rate and (iv) the requirements of the Bank of England and the Financial Services Authority, the European Central Bank or the Swiss Banking commission/FINMA and/or the Swiss National Bank other than as set forth below) as calculated hereunder, does not represent the cost to the Administrative Agent or such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority, the European Central Bank or the Swiss Banking commission/FINMA and/or the Swiss National Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then from time to time upon demand of the Administrative Agent or such Lender (with a copy of such demand to the Administrative Agent), Mettler-Toledo International shall pay (or cause the Applicable Borrower to pay) to the Administrative Agent or such Lender such additional amounts as will compensate the Administrative Agent or such Lender for such increased cost or reduction.
(b)    If any Lender determines that the introduction of any Law regarding capital adequacy, liquidity, or any change therein or in the interpretation thereof, or compliance by such Lender (or its lending office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), Mettler-Toledo International shall pay (or cause the Applicable Borrower to pay) to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)    Mettler-Toledo International shall pay (or cause the Applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided Mettler-Toledo International shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.
(d)    For purposes of this Section 3.04 and any other similar provision set forth in this Agreement, and notwithstanding anything herein to the contrary, (1) all introductions of, changes in, or in the interpretation of, any Law, or the Administrative Agent’s or any Lender’s compliance therewith described in this Section 3.04 shall in each case be deemed a Change in Law and (2) (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed a Change in Law regardless of the date enacted, adopted, issued or implemented. Notwithstanding anything herein to the contrary, no Lender shall be entitled to request compensation under this Section for any such costs relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III unless, at the time of such request, such Lender is assessing other borrowers for such costs under similar credit facilities entered into on or prior to the date of the relevant Change in Law.
(e)    Failure or delay on the part of the Administrative Agent, or any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of the Administrative Agent’s or such Lender’s right to demand such compensation; provided that Mettler-Toledo International or the Applicable Borrower shall not be required to compensate the Administrative Agent or such Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Administrative Agent or such Lender, as the case may be, notifies Mettler-Toledo International or the Applicable Borrower of the change in Law giving rise to such increased costs or reductions and of the Administrative Agent or such Lender’s intention to claim compensation therefor; provided further that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, Mettler-Toledo International shall promptly compensate (or cause the Applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Mettler-Toledo International or the Applicable Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency or Subsidiary Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    the assignment by any Lender of any Eurocurrency Loan, other than on the last day of the Interest Period or maturity date applicable thereto, as a result of a request by the Borrower pursuant to Section 10.16;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. Mettler-Toledo International shall also pay (or cause the Applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by Mettler-Toledo International (or the Applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Matters Applicable to all Requests for Compensation. (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    Upon any Lender becoming entitled to compensation under Section 3.01 or 3.04, Mettler-Toledo International may, at its sole expense and effort, replace such Lender in accordance with Section 10.16; provided, however, that Mettler-Toledo International shall not have the right to replace such Lender if such Lender waives its rights to compensation under Section 3.01 or 3.04.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder was subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by duly authorized officers of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and Mettler-Toledo International;
(ii)    original Notes executed by the Applicable Borrowers in favor of each Lender requesting Notes;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party (or, if appropriate, of Mettler-Toledo International on behalf of such Loan Party) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each duly authorized officer thereof authorized to act as a duly authorized officer on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Revolving Borrower is duly organized or formed, and that each of the Revolving Borrowers is validly existing, to the extent applicable, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, to the extent applicable, certified copies of the Revolving Borrowers’ Organization Documents, certificates of good standing or comparable certificates for the jurisdiction and/or certificates of qualification to engage in business and tax clearance certificates;
(v)    favorable opinions of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Borrowers, Conyers Dill & Pearman Limited, Bermuda counsel to MTFI, and local in-house counsel to MTH, MTG and MTMD, each addressed to the Administrative Agent and each Lender, in the forms attached as Exhibit H hereto;
(vi)    a certificate of a duly authorized officer of each Loan Party (or, if appropriate, of Mettler-Toledo International on behalf of such Loan Party) either (A) attaching copies of all material consents and approvals of Governmental Authorities or any other Person required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such material consents and approvals shall be in full force and effect, or (B) stating that no such material consents or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of Mettler-Toledo International certifying on behalf of the Borrowers and the Guarantor (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(viii)    a completed Compliance Certificate as of September 30, 2011 giving effect to all borrowings under this Agreement;
(ix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
(x)    tax certificates from each Lender required pursuant to Swiss law, each substantially in the form of Exhibit N attached hereto;

(xi)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, any Swingline Lender or the Required Lenders reasonably may require;
(xii)    consolidated balance sheets of Mettler-Toledo International and its Subsidiaries as at the end of each of the 2008, 2009 and 2010 fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for each such fiscal year (including copies of management discussion and analysis), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PriceWaterhouseCoopers or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(xiii)    for each quarterly period ended subsequent to December 31, 2010, a consolidated balance sheet of Mettler-Toledo International and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Mettler-Toledo International’s fiscal year then ended (including copies of management discussion and analysis), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Mettler-Toledo International as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Mettler-Toledo International and its Subsidiaries covered in the consolidated balance sheet in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes and other presentation items; and
(xiv)    financial statement projections with respect to the fiscal years 2012 through 2016.
(b)    Any fees and expenses required to be paid on or before the Closing Date to the extent invoiced no less than two (2) Business Days prior to the Closing Date shall have been paid.
(c)    All amounts due and owing under the Existing Credit Agreement, other than the Bank of America Letters of Credit, the JPMorgan Letters of Credit, the Existing Swingline Letters of Credit and the Existing Swingline Loans, shall have been paid in full and the Existing Credit Agreement and all related documents shall have been terminated.
(d)    Mettler-Toledo International shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced no less than two (2) Business Days prior to the Closing Date.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) or any increase in Aggregate Commitments in accordance with Section 2.15 is subject to the following conditions precedent:
(a)    The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension and any Increase Effective Date, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or increase in Aggregate Commitments in accordance with Section 2.15.
(c)    The Administrative Agent and, if applicable, any L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension or the certificate referred to in Section 2.15(b) with respect to any increase in Aggregate Commitments, in accordance with the requirements hereof.
(d)    If the applicable Borrower is a new Subsidiary Swingline Borrower or a new Revolving Borrower, then the conditions of Section 2.14(b) or Section 2.16(a), as applicable, to the designation of such Borrower as a Subsidiary Swingline Borrower or Revolving Borrower shall have been met to the satisfaction of the Administrative Agent and, in the case of a Subsidiary Swingline Borrower, the Swingline Lender affected thereby in accordance with the provisions of Section 2.14(b) or Section 2.16(a), as applicable.
(e)    In the case of a Credit Extension to be denominated in an Alternative Currency or a Subsidiary Currency, there shall not have occurred any materially adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, as applicable, which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency), any L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) or the Swingline Lender (in the case of any Loans or Letters of Credit designated in a Subsidiary Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency or Subsidiary Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a limited partnership, corporation or limited liability company duly incorporated, organized or formed, validly existing, and to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) to the extent applicable, is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in subsection (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any

Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate in any material respect any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which such Loan Party is party when so delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against each Loan Party that is party thereto in accordance with its terms.
5.05    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Mettler-Toledo International and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of Mettler-Toledo International and its Subsidiaries as of the date thereof in accordance with GAAP consistently applied throughout the period covered thereby.
(b)    The unaudited consolidated financial statements of Mettler-Toledo International and its Subsidiaries dated March 31, 2018 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Mettler-Toledo International and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and other presentation items and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Mettler-Toledo International and its consolidated Subsidiaries as of the date thereof in accordance with GAAP consistently applied throughout the period covered thereby.
(c)    As of the Amendment No. 4 Effective Date, since the date of the last audited financial statements delivered under Section 6.01(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The financial statements delivered to the Administrative Agent (for further distribution to each Lender) pursuant to Sections 6.01(a) and (b) (i) will be prepared in accordance with GAAP, except as otherwise noted therein, and (ii) will fairly present in all material respects the financial condition of Mettler-Toledo International and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP subject, in the case of financial statements delivered pursuant to Section 6.01(b), to the absence of footnotes and other presentation items and to normal year-end audit adjustments.
5.06    Litigation. There are no actions, suits, proceedings, investigations, litigations, claims, disputes or proceedings pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of the Subsidiaries or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to, or enjoin or restrain the execution, delivery or performance of, this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or (c) could affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby or thereby.
5.07    Subsidiaries, Capital Structure and Indebtedness and Investments. (a) As of the Amendment No. 4 Effective Date, Part (a) of Schedule 5.07 discloses all of Mettler-Toledo International’s Subsidiaries which are Material Subsidiaries (and such disclosure includes the jurisdiction of organization, classes of capital stock, as applicable, including options, warrants, rights of subscriptions, conversion and exchangeability and other similar rights, ownership and ownership percentages), and neither Mettler-Toledo International nor the Material Subsidiaries have any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.07; provided that the foregoing shall not apply to wholly-owned Subsidiaries. The outstanding shares of Capital Stock of Mettler-Toledo International and the Material Subsidiaries shown have been validly issued, fully-paid and are non-assessable and owned free and clear of Liens. Except as set forth in Part (b) of Schedule 5.07, Mettler-Toledo International, or one or more of its Subsidiaries, owns good, valid and marketable title to all the outstanding common stock of each Loan Party and all the Material Subsidiaries, free and clear of all Liens of every kind, directly or indirectly, whether absolute, matured, contingent or otherwise, except for such defects in title or Liens that could not reasonably be expected to have a Material Adverse Effect and Liens permitted under Section 7.01.
(b)    As of the Amendment No. 4 Effective Date, Mettler-Toledo International and the Subsidiaries have (i) no Indebtedness having an aggregate principal amount of $50 million or more (including undrawn committed or available amounts and including owing to all creditors under any combined or syndicated credit agreement) or (ii) made no Investment of $50 million or more (which continues to be held on the Amendment No. 4 Effective Date), other than any such Indebtedness or Investments specifically disclosed on Part (c) of Schedule 5.07.
5.08    Ownership of Property; Liens; Intellectual Property and Licenses. (a) Each of the Loan Parties and each of the Subsidiaries has good title, or valid leasehold interests in, to all of its respective personal properties and assets, free and clear of any Liens, other than Liens permitted by Section 7.01, except for such defects in title or Liens that could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of the Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The real property of each of the Loan Parties and each of the Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01, except for such Liens that could not reasonably be expected to have a Material Adverse Effect.
(b)    Each of the Loan Parties and each of the Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for such defects in title or the right to use that could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Loan Parties or any of the Subsidiaries infringes upon any rights held by any other Person, except for such defects in title or the right to use that could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.09    Environmental Compliance. The Loan Parties and the Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The Loan Parties and the Subsidiaries maintain with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, insurance with respect to their properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in similar businesses and owning similar properties in localities where each Loan Party and each of the Subsidiaries operates of such types and in such amounts, with such deductibles and covering such risks as are customarily carried under similar circumstances by such Persons.
5.11    Taxes. (a) The Loan Parties and the Subsidiaries have timely filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable whether or not shown on any tax return, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of any Specified Officer, there is no proposed tax assessment against any of the Loan Parties or any of the Subsidiaries that would, if made, have a Material Adverse Effect.
(b)    Each Swiss Borrower represents and warrants that it is in compliance with Swiss Twenty Non-Bank Regulations; provided that a Swiss Borrower shall not be in breach of this representation and warranty if such number of creditors is exceeded solely by reason of the restrictions on transfers and assignments to and assumptions and participations by Swiss Non-Qualifying Banks as to Loans or L/C Advances made to Swiss Borrowers not being complied with by one or more Lenders (Section 10.07(b) and (d)).
5.12    ERISA Compliance. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Sections 412 and 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.
(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension

Liability, except as disclosed in Mettler-Toledo International’s financial statements; (iii) none of the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) none of the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
5.13    Margin Regulations; Investment Company Act. (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of drawings under any Letter of Credit will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
(b)    None of the Loan Parties, any Person Controlling the Loan Parties, or any of the Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by any Borrower, nor the consummation of other transactions contemplated hereunder by any Loan Party, will violate any provision of any such Act or any rule, regulation or order of the SEC.
5.14    Disclosure. (a) The Loan Parties have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties or any of the Subsidiaries is subject, and all other matters known to any of the Loan Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party or any of the Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, no representations and warranties are made with respect to projected financial information.
(b)    As of the Amendment No. 4 Effective Date, to the best knowledge of the Borrowers, the information included in any Beneficial Ownership Certification provided on or prior to the Amendment No. 4 Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
5.15    Compliance with Laws. Each of the Loan Parties and each of the Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.16    Employee and Labor Matters. Except to the extent that the failure of the following statements to be true could not reasonably be expected to have a Material Adverse Effect:
(a)    There are no strikes or lockouts against any Loan Party pending or, to the best knowledge of any Loan Party, threatened.
(b)    The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or non-U.S. Law dealing with such matters.

(c)    All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party.
5.17    Solvency. Immediately after giving effect to the initial Credit Extension made on the Closing Date, (a) each Loan Party is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) each Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond each Loan Party’s ability to pay as such debts and liabilities as they mature in their ordinary course, (c) each Loan Party is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which each Loan Party’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which each Loan Party is engaged and (d) the present fair market value of the assets of each Loan Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of each Loan Party.
5.18    Representations as to Foreign Obligors. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:
(a)    The execution, delivery and performance by such Foreign Obligor of this Agreement and the other Loan Documents to which it is a party (collectively, the “Applicable Foreign Obligor Documents”) constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Law of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by any Foreign Obligor are not, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in the immediately preceding clause (ii) shall be made or obtained as soon as reasonably practicable).

5.19    Foreign Assets Control Regulations, etc.
(a)    Neither any Loan Party nor any of their respective Subsidiaries (i) is a Sanctioned Person or (ii) engages or will engage in any dealings or transactions with a Sanctioned Person in material violation of applicable Sanctions. The Loan Parties and their Subsidiaries are in compliance, in all material respects, with the Patriot Act.
(b)    Neither any Loan Party nor any of their respective Subsidiaries shall directly or indirectly transfer, make use of or provide the benefits of any money, proceeds or services provided or received in connection with any transaction contemplated by this Agreement or any Credit Extension hereunder to, or in favor of any business activity with, a Sanctioned Person or in a Sanctioned Country, in each case in violation of any applicable Sanctions, and no beneficiary of a Letter of Credit shall be a Sanctioned Person.
(c)    No Lender has any obligation to monitor or verify the application of any amount borrowed pursuant to this Agreement.
(d)    Mettler-Toledo International has implemented and maintains in effect policies and procedures with respect to compliance in all material respects taken as a whole by it and its Subsidiaries (including each Borrower) with applicable Sanctions and, to the extent required by applicable law, Anti-Corruption Laws, and Mettler-Toledo International and its Subsidiaries are in compliance with Anti-Corruption Laws including the Foreign Corrupt Practices Act and The United Kingdom’s Bribery Act 2010, and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(e)    The representation given in this Section 5.19 shall not be made by nor apply to any Loan Party that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) in conjunction with Sect. 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute applicable to such Loan Party.
5.20    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.05 and 6.11) cause each of the Subsidiaries to:
6.01    Financial Statements. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 95 days after the end of each fiscal year of Mettler-Toledo International (commencing with the fiscal year ended December 31, 2018), a consolidated balance sheet of Mettler-Toledo International and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year (including copies of management discussion and analysis), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PriceWaterhouseCoopers or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of Mettler-Toledo International (commencing with the fiscal quarter ended June 30, 2018, a consolidated balance sheet of Mettler-Toledo International and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Mettler-Toledo International’s fiscal year then ended (including copies of management discussion and analysis), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Mettler-Toledo International as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Mettler-Toledo International and its Subsidiaries covered in the consolidated in accordance with GAAP, subject only to normal yearend audit adjustments and the absence of footnotes and other presentation items.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event setting forth the details of such Default and the action that the Borrowers have taken or propose to take with respect thereto;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) a duly completed Compliance Certificate signed by a Responsible Officer of Mettler-Toledo International;
(c)    promptly after any reasonable request by the Administrative Agent or any Lender, to the extent permitted by its auditors to provide such copies (which permission each Loan Party and its Subsidiaries shall use their best efforts to obtain), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Mettler-Toledo International by independent accountants in connection with the accounts or books of any of the Borrowers or any of the Subsidiaries, or any audit of any of them;
(d)    promptly, (x) such additional information regarding the business, financial or corporate affairs of the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and
(e)    concurrently with the delivery of the financial statements under Sections 6.01(a) and (b), a list of the then current Material Subsidiaries.
Documents required to be delivered pursuant to Sections 6.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Mettler-Toledo International posts such documents, or provides a link thereto on Mettler-Toledo International’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Mettler-Toledo International’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) at the written request of any Lender or the Administrative Agent, Mettler- Toledo International shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Mettler-Toledo International to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Mettler-Toledo International shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, Mettler-Toledo International shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent upon the Administrative Agent’s request. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents (except for such Compliance Certificate) referred to above, and in any event shall have no responsibility to monitor compliance by Mettler-Toledo International with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Approved Electronic Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of an Approved Electronic Platform designated “Public Investor;” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of an Approved Electronic Platform not designated “Public Investor.”
6.03    Notices. Promptly notify the Administrative Agent and each Lender:
(a)    upon a Responsible Officer of Mettler-Toledo International becoming aware of a Default that is continuing on the date of such notice;
(b)    of (i) any action, dispute, litigation, investigation or proceeding between any of the Loan Parties or any of the Subsidiaries and any Governmental Authority which could reasonably be expected to have a Material Adverse Effect; (ii) the commencement of, or any development in, any litigation, investigation or proceeding affecting any of the Loan Parties or any of the Subsidiaries, including pursuant to any applicable Environmental Laws, which could reasonably be expected to have a Material Adverse Effect; or (iii) any formal governmental investigation or notice of formal investigation of any of the Loan Parties by the SEC, Food and Drug Administration, the governing authority of the New York Stock Exchange, or any other governing authority listing for sale the Capital Stock of any of the Loan Parties which could reasonably be expected to have a Material Adverse Effect, except to the extent that any such information is subject to the attorney-client privilege or any qualification letter from Mettler-Toledo International’s auditors;
(c)    of the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount;
(d)    of any event or development with respect to any Loan Party or any of the Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect; and
(e)    any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Mettler-Toledo International setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, if any, that have been breached.
6.04    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, all its material obligations, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, including (a) all material tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, (b) all material lawful claims which, if unpaid, would by Law become a Lien upon its property, and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05    Preservation of Existence. Each Loan Party shall, and shall cause each Material Subsidiary to preserve, renew and maintain in full force and effect (a) its legal existence and (b) to the extent applicable, its good standing (or equivalent status) under the Laws of the jurisdiction of its organization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing clauses (a) and (b) shall not constitute a prohibition on the disposition, sale or transfer of the Capital Stock or assets of any Subsidiary.
6.06    Maintenance of Properties, Etc. (a) Exercise commercially reasonable efforts to maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except to the extent no longer economically desirable in the commercially reasonable opinion of the applicable Loan Party or Subsidiary or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) exercise all commercially reasonably effort to preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties, insurance or reinsurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where such Loan Party and each of its Subsidiaries operates, of such types and in such amounts with such deductions and covering such risks, as are customarily carried under similar circumstances by such other Persons.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Each Swiss Borrower shall comply with the Swiss Twenty Non-Bank Regulations at all times; provided, that a Swiss Borrower shall not be in breach of this undertaking if such number of creditors is exceeded solely by reason of the restrictions on transfers and assignments to and assumptions and participations by Swiss Non-Qualifying Banks as to Loans or L/C Advances made to Swiss Borrowers not being complied with by one or more Lenders (Section 10.07(b) and (d)). To the extent required by applicable law, Mettler-Toledo International will maintain in effect and enforce policies and procedures with respect to compliance in all material respects taken as a whole by it and each of its Subsidiaries (including each Borrower) with Anti-Corruption Laws including the Foreign Corrupt Practices Act and the United Kingdom’s Bribery Act 2010 and applicable Sanctions.
The covenant in this Section 6.08 shall not apply to any Loan Party that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) in conjunction with Sect. 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute applicable to such Loan Party.
6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or any of the Subsidiaries, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Mettler-Toledo International at the Lender’s cost; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Mettler-Toledo International at any time during normal business hours and with reasonable advance notice (it being understood that at least one Business Day advance notice shall constitute reasonable advance notice).

6.11    Use of Proceeds. Use the proceeds of the Credit Extensions to pay fees and expenses incurred in connection with the transactions contemplated hereby, and for working capital, capital expenditures and other corporate purposes not in contravention of any Law or of any Loan Document. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall not direct or authorize or make available to any of its Subsidiaries or its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws including the Foreign Corrupt Practices Act and the United Kingdom’s Bribery Act 2010, or (B) in any manner that would result in the violation of any Sanctions by any party hereto.
The covenant in this Section 6.11 shall not apply to any Loan Party that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) in conjunction with Sect. 1 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute applicable to such Loan Party.
6.12    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall not, nor shall any Loan Party permit any of the Subsidiaries to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Amendment No. 4 Effective Date and listed on Schedule 7.01 and any renewal or extension thereof (without increase in the amount by more than the sum of accrued and unpaid interest and normal and customary costs, fees and expenses payable in connection therewith of the Indebtedness secured thereby);
(c)    Liens for taxes which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted under Section 6.04; provided that no notice of lien has been filed or recorded under the Code;
(d)    landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, rights-of-way, servitudes, covenants, minor defects or irregularities in title, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments; provided that the enforcement of such Liens is effectively stayed;
(i)    Liens on the property of a Person existing at the time such Person is merged into or consolidated with any Loan Party or any Subsidiary of a Loan Party or becomes a Subsidiary of any Loan Party or on assets acquired by any Loan Party or any Subsidiary of a Loan Party existing at the time such assets are acquired; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged or consolidated with such Loan Party or such Subsidiary or acquired by such Loan Party or such Subsidiary, and the proceeds thereof;
(j)    purchase money Liens (including Capitalized Leases and Off-Balance Sheet Obligations) upon any real or personal property (including Capital Stock) acquired or held by any Loan Party or any Subsidiary to secure the purchase price of such property or renewals or extensions of any of the foregoing for the same or a lesser value; provided, however, that no such Lien, and no renewal or extension thereof, shall extend to or cover any properties of any character other than the property being acquired and the proceeds thereof; provided, further, that (i) the aggregate principal amount of Indebtedness secured by the Liens referred to in this subsection (j) shall not exceed 100% of the cost, of the property being acquired on the date of the acquisition, (ii) such Indebtedness is created and such Lien attaches to such property concurrently with or within ninety (90) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Indebtedness;
(k)    any interest or title of a lessor under any operating lease entered into by any Loan Party or any Subsidiary in the ordinary course of its business and covering only the assets so leased;
(l)    licenses, operating leases or subleases granted to other Persons in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any Subsidiary;
(m)    Liens arising from precautionary UCC financing statement filings with respect to operating leases or consignment arrangements entered into by any Loan Party or any Subsidiary in the ordinary course of business;
(n)    Liens in favor of banking institutions arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

(o)    other Liens securing Indebtedness not otherwise prohibited under this Agreement in an aggregate amount not exceeding 10% or more of the Consolidated Net Worth of Mettler-Toledo International and the Subsidiaries, as such percentage shall be determined based on the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof;
(p)    any encumbrance or restriction (including, without limitation, any put and call agreements) with respect to the capital stock of any joint venture or Subsidiary pursuant to the agreement governing such joint venture or Subsidiary;
(q)    possessory rights of customers of the Loan Parties and their Subsidiaries in equipment for resale arising under leases, bailment arrangements and rental agreements entered into in the ordinary course of business of such Loan Party or such Subsidiary;
(r)    Liens upon specific items of Inventory and the proceeds thereof securing the obligations of the Loan Parties or any of their Subsidiaries in respect of bankers’ acceptances issued or created for the account of the Loan Party or such Subsidiary to facilitate the purchase, shipment or storage of such Inventory;
(s)    Liens arising in connection with trade letters of credit issued to secure the purchase of Inventory in the ordinary course of business of the Loan Parties and their Subsidiaries, provided that such Liens shall cover only the documents in respect of which such letters of credit were issued, the goods covered thereby and the insurance proceeds of such goods;
(t)    security and other deposits made by the Loan Party or any Subsidiary under the terms of any lease or sublease of property entered into by the Loan Parties or any such Subsidiary in the ordinary course of business;
(u)    the replacement, extension or renewal of any Lien permitted by clause (b), (i) or (j) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; or
(v)    Liens created pursuant to Disposals of receivables pursuant to customary supply chain financing arrangements initiated and provided by customers of the Loan Parties and their Subsidiaries as permitted under Section 7.07.
7.02    Subsidiary Indebtedness. Allow the Subsidiaries of Mettler-Toledo International to create, incur, assume or suffer to exist Indebtedness (excluding (i) any Indebtedness under this Agreement or any Guarantees in respect of such Indebtedness and (ii) any Disposal of accounts receivable pursuant to and permitted under Section 7.07) in an aggregate principal amount in excess of $250,000,000; provided that such Indebtedness is unsecured unless such Indebtedness is permitted to be secured pursuant to Section 7.01.
7.03    Change in Nature of Business. Make any material change in the nature of business conducted by the Loan Parties and the Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.04    Transactions with Affiliates. Enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its other Affiliates, whether or not in the ordinary course of business, other than on fair and reasonable terms in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties and any of their wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries; provided, further, that nothing in this Section 7.04 shall restrict (a) compensation, advances or loans payable to directors or officers of the Loan Parties or Subsidiaries in compliance with Sarbanes-Oxley; (b) transactions approved by a majority of the disinterested members of the board of directors of the applicable Loan Party or the applicable Subsidiary; (c) any sale of equity interests of a Loan Party or a Subsidiary to an Affiliate; or (d) granting and performance of registration rights on securities of a Loan Party or a Subsidiary to an Affiliate.
7.05    Burdensome Agreements. Enter into any Contractual Obligation that expressly restricts (a) the ability of any Subsidiary to make Restricted Payments to Mettler-Toledo International or any other Loan Party, except for restrictions existing under or by reason of (i) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (ii) any debt instrument relating to a Person which becomes a Subsidiary after the Closing Date; provided that such restriction is only applicable to such Subsidiary and such instrument was in existence at the time of such acquisition; (iii) any joint venture documents in which a Loan Party or Subsidiary is a coventurer; provided that any such restriction (A) is customary in joint venture agreements, (B) shall not affect the Loan Parties’ ability to pay the Obligations under this Agreement, and (C) shall provide that any Restricted Payments made shall be made on a pro rata basis in accordance with the joint venture ownership interests; (iv) any restriction resulting from a covenant or an undertaking to maintain a specified net worth under the terms of any Indebtedness permitted to be incurred pursuant to this Agreement; or (v) any restrictions on transfers of property covered by Liens permitted under clauses (b), (i), (j) or (o) of Section 7.01, or (b) the ability of any Material Subsidiary to Guarantee the Obligations under this Agreement, or (c) except for Liens on property which are provided to a third party under clauses (i), (j) or (o) of Section 7.01, the ability of Mettler-Toledo International or any Subsidiary to create, incur, assume or suffer to exist Liens on Material Property in favor of the Administrative Agent on behalf of the Lenders to secure the Obligations under this Agreement.
7.06    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.07    Sales of Receivables. Dispose of any of its notes or accounts receivable unless the amount of outstanding notes or accounts receivable is not in excess of $100 million at any time; provided that such disposition is without recourse to any Loan Party or Subsidiary and the sale does not create obligations that appear on the balance sheet of such Loan Party or Subsidiary; provided, however, that the restrictions under this Section 7.07 shall not apply to (x) the Disposal of receivables to any other Loan Party or Subsidiary or (y) the Disposal of receivables pursuant to customary supply chain financing arrangements initiated and provided by customers of the Loan Parties and their Subsidiaries.
7.08    ERISA. Engage in a transaction among themselves or with any of their ERISA Affiliates that could be subject to Sections 4069 or 4212(c) of ERISA.
7.09    Change in Accounting Principles. Make any material change in accounting principles, except to the extent required or permitted by GAAP or any applicable Law (so long as not in contravention of Section 1.03), except for voluntary, early implementation of Statement No. 123 of the Financial Accounting Standards Board or any other accounting principle that provides for early or voluntary implementation.

7.10    Limitations on Number of Swingline Lenders. Cause or permit any Subsidiary Swingline Borrower (a) to have more than one Lender at any one time act as a Swingline Lender for such Subsidiary Swingline Borrower, or (b) to replace an existing Swingline Lender with a new Swingline Lender unless all Swingline Loans made to such Subsidiary Swingline Borrower by the existing Swingline Lender have been repaid in full and satisfactory arrangements have been made with the existing Swingline Lender for any Subsidiary L/C Obligations of such Subsidiary Swingline Borrower.
7.11    Financial Covenants.
(a)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of Mettler-Toledo International to be less than 3.50 to 1.00.
(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of Mettler-Toledo International to be greater than (x) 4.00 to 1.00 during any Acquisition Holiday or (y) 3.50 to 1.00 otherwise.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to any Loan Party’s legal existence), 6.10 or 6.11 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) knowledge thereof by any Responsible Officer of such Loan Party or (ii) the date on which written notice thereof shall have been given to Mettler-Toledo International by the Administrative Agent or any Lender; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to pay any principal of or premium or interest when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20 million and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee (other than Indebtedness hereunder or Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit agreement) of more than $50 million and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Indebtedness, or any other event occurs, and in respect of such, the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or have demanded an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Mettler-Toledo International or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by Mettler-Toledo International or such Subsidiary as a result thereof is more than $50 million or (B) any Termination Event (as so defined) under such Swap Contract as to which Mettler-Toledo International or any Subsidiary is an Affected Party (as so defined) and the Swap Termination Value owed by Mettler-Toledo International or such Subsidiary as a result thereof is more than $20 million; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any of the Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any of the Subsidiaries a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)    Invalidity of Loan Documents. Any Loan Document (including, without limitation, the Guaranty set forth in Article XI hereof), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in all material respects; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document (including, without limitation, the Guaranty set forth in Article XI hereof); or any Loan Party denies that it has any or further liability or obligation under any Loan Document (including, without limitation, the Guaranty set forth in Article XI hereof), or purports to revoke, terminate or rescind any Loan Document; or
(k)    Change of Control. There occurs any Change of Control.
(l)    German Insolvency. A German Borrower or German Subsidiary that is a Material Subsidiary is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of Section 17 of the German Insolvency Code or over-indebted (überschuldet) within the meaning of Section 19 of the German Insolvency Code commences negotiations with its creditors generally or a group of creditors (excluding any Lender in its capacity as such) for any of the reasons set out in Sections 17 and 19 of the German Insolvency Code, files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the competent court rejects the institution of insolvency proceedings pursuant to Section 26 of the German Insolvency Code (Abweisung mangels Masse).
(m)    Swiss Insolvency. Any Swiss Borrower or Swiss Subsidiary that is a Material Subsidiary is unable to pay its debts as they fall due (Zahlungsunfähigkeit), is over-indebted (überschuldet) within the meaning of Section 725 of the Swiss Code of Obligations, commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors, for any of the reasons set out in the Swiss Federal Debt Enforcement and Bankruptcy Law Act, any Swiss Borrower or Swiss Subsidiary that is a Material Subsidiary files for declaration of bankruptcy (Antrag auf Konkurseröffnung) or for a moratorium (Gesuch um Nachlassstundung), or the board of directors of any Swiss Borrower or Swiss Subsidiary that is a Material Subsidiary is required by law to file for bankruptcy, any competent debt enforcement office issues a bankruptcy warning (Konkursandrohung) or summons to pay based on enforcement proceedings of bills of exchange (Zahlungsbefehl aufgrund Wechselbetreibung) or the competent court institutes bankruptcy or moratorium proceedings against any Swiss Borrower or Swiss Subsidiary that is a Material Subsidiary.
(n)    UK Insolvency. (i) A UK Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, or (ii) the value of the assets of any UK Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities), or (iii) a moratorium is declared in respect of any indebtedness of any UK Relevant Entity (so that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium), or (iv) any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium on any indebtedness, winding‑up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity, a composition, compromise, assignment or arrangement with any creditor of any UK Relevant Entity, the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity or any of its assets or the enforcement of any Lien over any assets of any UK Relevant Entity with a value of more than $10 million individually or in aggregate, or any analogous procedure or step is taken in any jurisdiction, save that this sub‑paragraph (iv) shall not apply to any winding‑up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 90 days of commencement, or (v) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Relevant Entity.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitments of each Lender to make Loans and the Letter of Credit Commitments and any other obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments, Letter of Credit Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Applicable Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Applicable Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (including any risk participated Swingline Loan) and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Mettler-Toledo International or as otherwise required by Law.
Notwithstanding the foregoing, no Non-Global Lender shall receive any amount paid by a Borrower organized outside of the United States or with respect to any Loan made in an Alternative Currency. Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT, L/C ISSUERS AND SWINGLINE LENDERS
9.01    Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and any other Agent-Related Persons shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and any other Agent-Related Persons have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. In addition, each Lender hereby releases the Administrative Agent from the restrictions of multi representation and self-dealing applicable and similar restrictions applicable to it pursuant to any applicable law, in particular, without limitation, from the restrictions on multi-representation (Mehrfachvertretung) and self-dealing (Insichgeschäft) stipulated by Section 181 BGB, the German Civil Code (Buergerliches Gesetzbuch), in each case to the extent legally possible to such Lender.
(b)    Each of the L/C Issuers and each of the Swingline Lenders shall act on behalf of the Lenders with respect to any Letters of Credit issued by it or any Swingline Loans made by it, as applicable, and the documents associated therewith, and each of the L/C Issuers and each of the Swingline Lenders shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by any such L/C Issuer or Swingline Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit or any Swingline Loans made by it, as applicable, as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person”

included the L/C Issuers and Swingline Lenders with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuers and Swingline Lenders.
9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact, including, for the purposes of any Borrowings or payments in Alternative Currencies or Subsidiary Currencies, such sub-administrative agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment). Any such agent, subagent or other Person retained or employed pursuant to this Section 9.02 shall have all the benefits and immunities provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such Person in connection herewith or therewith, as fully as if the term “Administrative Agent” as used in this Article IX and the definition of “Agent-Related Person” included such additional Persons with respect to such acts or omissions.
9.03    Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, as determined by a court of competent jurisdiction in a final and nonappealable judgment), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
9.04    Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Mettler-Toledo International referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.
9.06    Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any confirmation of any Applicant Borrower as a Swingline Borrower pursuant to Section 2.14(b), any Applicant Revolving Borrower as a Revolving Borrower pursuant to Section 2.16(a) or any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and the Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement, to extend credit to the Borrowers and to extend credit to any Swingline Borrower pursuant to Section 2.14 or to any Revolving Borrower pursuant to Section 2.16, which credit is supported by the Guaranty. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
9.07    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent- Related Person (to the extent not reimbursed by Mettler-Toledo International on behalf of the Loan Parties or by each of the Loan Parties in their ratable share and without limiting the obligation of Mettler-Toledo International on behalf of the Loan Parties or each of the Loan Parties to do so in their ratable share), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that (a) no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07, and (b) no Lender shall be liable for the payment of any portion of an Indemnified Liability pursuant to this Section 9.07 unless such Indemnified Liability was incurred by the Administrative Agent in its capacity as such or by another Agent-Related Person acting for the Administrative Agent in such capacity. In the case of any investigation, litigation or proceeding giving rise to Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by Mettler-Toledo International on behalf of the Loan Parties or by each of the Loan Parties in their ratable share. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
9.08    Administrative Agent in its Individual Capacity. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMCB were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.
9.09    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders; provided that any such resignation by JPMCB shall also constitute its resignation as an L/C Issuer for the Revolving Borrowers. The Administrative Agent may not be removed without its consent. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Mettler-Toledo International at all times other than during the existence of a Default (which consent of Mettler-Toledo International shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Mettler-Toledo International, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer for the Revolving Borrowers and the respective terms “Administrative Agent” and “L/C Issuer” shall mean such successor administrative agent and Letter of Credit issuer for the Revolving Borrowers and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and such retiring L/C Issuer’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer for the Revolving Borrowers or any other Lender, other than the obligation of the successor L/C Issuer for the Revolving Borrowers to issue letters of credit in substitution for the Letters of Credit issued for the accounts of Revolving Borrowers, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer for the Revolving Borrowers to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise, as follows:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11    Other Agents; Arrangers and Managers. None of the Lenders or other Persons, if any, identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-syndication agent”, “documentation agent,” “co-agent,” “book manager,” “bookrunner,” “lead manager,” “arranger,” “lead arranger”, “co-arranger” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
9.12    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Mettler-Toledo International or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Mettler-Toledo International or any other Loan Party, that:
(i) none of the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)    The Administrative Agent, and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc. Subject to Section 3.03(c) hereof, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Mettler-Toledo International or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing, signed by the Required Lenders and Mettler-Toledo International on behalf of all the Loan Parties, as the case may be, and acknowledged by the Administrative Agent, and then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Sections 2.06 or 8.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any accrued interest, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(d)    change Section 2.13, the second to the last sentence of Section 2.12(a) or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(e)    amend Section 1.07 or the definition of “Alternative Currency” without the written consent of each Global Lender and, if such amendments result in the inclusion of Dollars within the definition of “Alternative Currency”, each Non-Global Lender;
(f)    subject to Section 2.18 in connection with any amendment necessary to effect an extension of the Maturity Date, change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    release Mettler-Toledo International from the Guaranty without the written consent of each Lender; or
(h)    change the status of any Lender from a Non-Global Lender to a Global Lender, or from a Global Lender to a Non-Global Lender, without the consent of such Lender.
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swingline Lender in addition to the Lenders required above, affect the rights or duties of such Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided, further, for purposes of determining whether the Required Lenders have approved an amendment, waiver or consent, the Dollar Equivalent of all Eurocurrency Rate Loans or Non-U.S. Dollar Swingline Loans shall be calculated as of the date immediately preceding the effective date of such amendment, waiver or consent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. The parties hereto agree that this Agreement and the Loan Documents may be amended or modified by the Administrative Agent and Mettler-Toledo International in connection with an increase of the Commitments or the extension of incremental term loans as contemplated by Section 2.15 hereof; provided, however, such amendment shall not amend any provision of this Agreement or any other Loan Document which would otherwise require the consent of each Lender except to amend the definitions of Commitments, Pro Rata Share, and Required Lenders, in each case, solely to the extent necessary to include such increased Commitments or incremental term loans and any new Lenders in connection therewith in such definitions on a pro rata basis.
In the event that any waiver, amendment or modification requires the prior written consent of each Lender pursuant to this Section 10.01, and Mettler-Toledo International has obtained the approval of the Required Lenders, Mettler-Toledo International shall have the right to replace such non-consenting Lender(s) in accordance with Section 10.16.
Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of Mettler-Toledo International only (on behalf of the Loan Parties), amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
10.02    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrowers, the Guarantor, the Administrative Agent, or JPMCB, as L/C Issuer for the Revolving Borrowers, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender (including any other L/C Issuer or any Swingline Lender), to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Mettler-Toledo International, the Administrative Agent, the applicable L/C Issuer and the applicable Swingline Lender.
Notices sent by hand or overnight courier service, or mailed, shall be deemed to have been given when received; notices sent by facsimile or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Posting of Communications.
(i)    Each of the Borrowers agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the L/C Issuers by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(ii)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Lender, each L/C Issuer and each Borrower acknowledge and agree that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each Lender, each L/C Issuer and each Borrower hereby approve distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH APPLICABLE PARTY.
(iv)    “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative

Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section 10.02(b), including through an Approved Electronic Platform.
(v)    Each Lender and each L/C Issuer agree that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. Each Lender and each L/C Issuer agree (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) electronic mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such electronic mail address.
(vi)    Each Lender, each L/C Issuer and each Borrower agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(vii)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. The Administrative Agent or Mettler-Toledo International (on behalf of itself and the other Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and telephonic swingline loan notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Mettler-Toledo International (without limiting the liability of each of the other Loan Parties to do so in their ratable share) shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
10.04    Attorney Costs and Expenses. The Borrowers shall be jointly and severally liable for their ratable share of the Attorney Costs and expenses set forth in this Section 10.04, and Mettler-Toledo International agrees (a) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all

reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the commitment letter related to this Agreement, the Fee Letters, this Agreement and the other Loan Documents, the syndication of the Loans, the due diligence related thereto, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, whether invoiced for payment at the Closing or subsequently invoiced, and (b) to pay or reimburse the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs; provided that Attorney Costs with respect to this Section 10.04(b) shall be limited to the reasonable fees, expenses and disbursements of no more than one counsel for the Administrative Agent and the Joint Lead Arrangers (in addition to counsel for the Administrative Agent in each applicable non-U.S. jurisdiction in which a Borrower is organized), and one counsel for the L/C Issuers and the Lenders (unless, as reasonably determined by such counsel for the L/C Issuers and the Lenders, representation of any of the L/C Issuers or the Lenders by such counsel would be inappropriate due to actual or potential conflicts of interest between such L/C Issuer or Lender as the case may be, and any other L/C Issuer or Lender(s), in which case such L/C Issuer or Lender, as applicable, shall have the right to employ separate counsel, at the Borrower’s expense). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within thirty days after demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.
10.05    Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, Mettler-Toledo International (without limiting the liability of each of the other Loan Parties to do so in their ratable share) will indemnify and hold harmless each Agent-Related Person, each Lender, each Joint Lead Arranger, the L/C Issuers and their respective Affiliates and their officers, directors, employees, counsel, agents and advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all losses, liabilities, obligations, claims, damages, penalties, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the commitment letter related to this Agreement, including, without limitation, the syndication and arrangement of the Loans, (b) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, or in the case of the Administrative Agent (and any sub-agent thereof) and its Agent-Related Persons Parties only, the administration of this Agreement and the other Loan Documents or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or thereby, (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any of the Loan Parties or any of their respective Subsidiaries, or any Environmental Liability related in any way to any of the Loan Parties or any of their respective Subsidiaries or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) whether or not such claim, litigation, investigation or proceeding is brought by Mettler-Toledo International or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Persons and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, obligations, claims, damages, penalties, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the internet or intranet websites or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Loan Parties or any of their respective Subsidiaries, their directors, stockholders or auditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be payable within thirty days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.
10.06    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.
10.07    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 10.07, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.07, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.07 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder), or if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Mettler-Toledo International otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans or Subsidiary L/C Obligations, (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuers and, unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and so long as no Event of Default has occurred and is continuing, Mettler-Toledo International (each such consent not to be unreasonably withheld or delayed and the consent of Mettler-Toledo International subject to the same deemed consent provision set forth in clause (iii) of the definition of “Eligible Assignee” appearing in Section 10.07(g)), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500, except that such fee shall be waived for assignments of a Lender to an Affiliate of such Lender, (v) a Lender may only assign or transfer any of such Lender’s rights and benefits in respect of a Loan made to any Swiss Borrower to an assignee which is a Swiss Qualifying Bank, and each such assignee shall provide a tax certificate required under Swiss law in substantially the form attached as Exhibit N hereto, and (vi) a Global Lender shall only assign its rights, duties and obligations to an Eligible Assignee that agrees to become and shall be a Global Lender, and a Non-Global Lender shall only assign its rights, duties and obligations to an Eligible Assignee that agrees to become and shall be a Non-Global Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.07, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.07.

(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and the L/C Issuers, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent or a material or substantive change to the Loan Documents is pending, any Lender may request and receive a copy of the Register from the Administrative Agent.
(d)    Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) a Lender or Participant, as the case may be, may only sell participations to one or more Swiss Qualifying Banks in respect of a Loan made to any Swiss Borrower and each participant shall provide a tax certificate required under Swiss law in substantially the form attached as Exhibit N hereto, and (v) the minimum amount of any rights or obligations sold or participated in respect of a Loan shall be at least 50,000 EUR (or the equivalent). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section 10.07, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.07. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Mettler-Toledo International’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Mettler-Toledo International is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.15 as though it were a Lender (it being understood that the documentation required under Section 10.15 shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Commitments, Loans, L/C Obligations, Swingline Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, L/C Obligations, Swingline Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, L/C Obligations, Swingline Loans or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    As used herein, the following terms have the following meanings:
“Eligible Assignee” means (i) any Non-Defaulting Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person or a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof) approved by (A) the Administrative Agent, (B) the L/C Issuers, and (C) unless an Event of Default has occurred and is continuing, Mettler-Toledo International (each such approval not to be unreasonably withheld or delayed); provided that (i) “Eligible Assignee” shall not include any of the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries; (ii) an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, (a) which, through its Lending Offices, is capable of lending to the relevant Borrowers without the imposition of any Taxes or additional Taxes, as the case may be and (b) to the extent that such Person is to be a Swingline Lender, which through its lending office, is capable of lending the applicable Subsidiary Currency to the relevant Subsidiary Swingline Borrower without the imposition of any Taxes or additional Taxes, as the case may be; and (iii) Mettler-Toledo International shall be deemed to have consented to any assignment if it shall not have objected thereto in writing within five Business Days after receiving notice thereof from the Administrative Agent.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
(h)    Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer or any Swingline Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) such L/C Issuer or such Swingline Lender, as applicable, may, upon 30 days’ notice to Mettler-Toledo International and the Lenders, resign as L/C Issuer and/or (ii) such Swingline Lender may, upon 30 days’ notice to Mettler-Toledo International and the Lenders, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, Mettler-Toledo International shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by Mettler-Toledo International to appoint any such successor shall affect the resignation of such L/C Issuer or such Swingline Lender as L/C Issuer or the resignation of such Swingline Lender as Swingline Lender, as the case may be. If an L/C Issuer or a Swingline Lender resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit issued by it which are outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Swingline Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurocurrency Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(e).
(i)    Bank of America Merrill Lynch International is a designated Affiliate of Bank of America, N.A. for the purpose of lending to certain Foreign Borrowers. Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.
10.08    Confidentiality. Pursuant to Mettler-Toledo International’s request, each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to the partners, directors, officers, employees, agents, advisors and representatives of the Administrative Agent, the Lenders and their respective Affiliates, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the provisions of this Section 10.08), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating Mettler-Toledo International or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of Mettler-Toledo International or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.08 or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Mettler- Toledo International or any of its Subsidiaries or Affiliates.

For purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or any of its businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Borrowers hereby release each Credit Party and their respective Affiliates and their respective advisors and each Credit Party hereby releases each other Credit Party and their respective Affiliates and their respective advisors from Swiss or foreign bank-client data confidentiality, data protection or other confidentiality obligations in connection with the Loan Documents and other relevant information for purposes of administration of the Loan Documents and/or communication amongst each other and with (in each case actual or prospective) any lender, risk transferee, party to a Loan Document, rating agency, other agent appointed or third parties directly or indirectly involved in the transaction or risk transfer and in each case their advisors, and/or as required or desirable for the exercise or enforcement of any right or duty under the Loan Documents. This waiver explicitly includes cross-border data transfers and access by any means of communication, including electronic data transfer or access by email or internet data portals. Data held outside of Switzerland is subject to the relevant foreign laws and regulations and is not subject to Swiss laws, including Swiss bank-client data confidentiality and data protection rules.
EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE L/C ISSUERS ACKNOWLEDGES THAT (A) THE INFORMATION MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS, (B) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND (C) IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE LOAN PARTIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE LOAN PARTIES AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such Person normally makes available in the course of its business of assigning identification numbers.

10.09    Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Mettler-Toledo International or any other Loan Party, any such notice being waived by Mettler-Toledo International (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify Mettler-Toledo International and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
10.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.11    Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

10.12    Integration. This Agreement, together with the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent or any other agent and (ii) the reductions of the Letter of Credit Commitment of any L/C Issuer, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.13    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.15    Tax Forms. (a) (i) Each Lender represents and warrants that on the date hereof such Lender is either incorporated or formed under the laws of the United States or a state thereof or is entitled to submit a form identified in this Section 10.15(a), which would entitle such Lender to a complete exemption from U.S. federal withholding tax on payments by each Borrower under this Agreement. Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or such other evidence satisfactory to Mettler-Toledo International and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including, in the case of a Foreign Lender claiming an exemption pursuant to Section 881(c) of the Code, an IRS Form W-8BEN-E (or any successor thereto) and a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code and fully eligible for the portfolio interest exception, in either case properly completed and duly executed by such Foreign Lender claiming complete exemption from U.S. federal withholding tax on payments by each Borrower under this Agreement; provided, however, that in the event that a Foreign Lender is not a corporation for U.S. federal income tax purposes, such Foreign Lender agrees to take any actions necessary, and to deliver all additional (or alternative) Internal Revenue Service forms necessary to fully establish such Foreign Lender’s entitlement to a complete exemption from withholding of U.S. taxes on all amounts to be received by such Foreign Lender pursuant to this Agreement (including causing its partners, members, beneficiaries or owners, and their beneficial owners, to take any actions and deliver any forms necessary to establish such exemption). Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Mettler-Toledo International and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the redesignation of its Lending Office) to avoid any requirement of applicable Law that any Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
(ii)    Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
(iii)    No Borrower shall be required to indemnify any Foreign Lender or to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender and any date such Lender has ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; and provided further that if an L/C Issuer shall issue, amend or extend any Letter of Credit from a branch or other office in any jurisdiction at the request of (or with the consent of) Mettler-Toledo International and the L/C Issuer has notified Mettler-Toledo International that it shall not be lawfully able or entitled to satisfy the requirements of this Section 10.15(a) at the time of issuance, amendment or extension of any Letter of Credit by reason of the selection of such branch or office in such jurisdiction, nothing in this Section 10.15(a) shall relieve the Borrowers of their obligation to pay any amounts pursuant to Section 3.01 owing to such L/C Issuer.
(iv)    The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which any Borrower is not required to pay additional amounts under Section 3.01 or this Section 10.15(a).
(b)    Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and is not an exempt recipient of payments hereunder within the meaning of Treasury Regulation Section 1.6049-4(c), shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9 certifying that such Lender is not subject to back-up withholding. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
(c)    If any Governmental Authority asserts that the Administrative Agent or any Borrower did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall, subject to Section 3.01(d), indemnify the Administrative Agent or such Borrower therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or such Borrower under this Section 10.15, and costs and expenses (including Attorney Costs) of the Administrative Agent or such Borrower. The obligation of the Lenders under this Section 10.15 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
(d)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicable Borrower or the Administrative Agent as may be necessary for such Applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.15(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
10.16    Replacement of Lenders. Under any circumstances set forth herein providing that Mettler-Toledo International shall have the right to replace a Lender as a party to this Agreement (including, without limitation, the right to replace any Lender that becomes a Defaulting Lender), Mettler-Toledo International may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by Mettler-Toledo International in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by Mettler-Toledo International; provided that such replacement does not conflict with any Law. The Borrowers shall pay in full all principal owing to such Lender as of the date of replacement (including any amounts payable pursuant to Section 3.05); and the Borrowers shall (a) provide appropriate assurances and indemnities (which may include letters of credit) to the applicable L/C Issuer and the applicable Swingline Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C

Obligations or any Swingline Loans then outstanding, and (b) release such Lender from its obligations under the Loan Documents; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swingline Loans; provided that each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Mettler-Toledo International, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided further that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
10.17     Governing Law. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. A JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE LOAN PARTIES, THEIR SUBSIDIARIES OR AFFILIATES OR THEIR PROPERTIES ARE OR MAY BE SUBJECT BY SUIT UPON JUDGMENT.
(c)    EACH LOAN PARTY, OTHER THAN METTLER-TOLEDO INTERNATIONAL, HEREBY IRREVOCABLY APPOINTS METTLER-TOLEDO INTERNATIONAL AS ITS AUTHORIZED AGENT WITH ALL POWERS NECESSARY TO RECEIVE ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS IN ANY OF SUCH COURTS IN AND OF THE STATE OF NEW YORK. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO A LOAN PARTY

IN CARE OF METTLER-TOLEDO INTERNATIONAL AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 10.02, AND EACH SUCH LOAN PARTY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS METTLER-TOLEDO INTERNATIONAL TO ACCEPT SUCH SERVICE ON ITS BEHALF AND AGREES THAT THE FAILURE OF METTLER-TOLEDO INTERNATIONAL TO GIVE ANY NOTICE OF ANY SUCH SERVICE TO SUCH LOAN PARTY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. METTLER-TOLEDO INTERNATIONAL HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT AS PROCESS AGENT. EACH LOAN PARTY AGREES THAT SUCH SERVICE (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING IN THIS SECTION 10.17 SHALL AFFECT THE RIGHT OF ANY LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS.
10.18    Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

10.20    USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Each Borrower agrees to promptly provide information reasonably requested by any Lender or the Administrative Agent to comply with the provisions of the Patriot Act.
10.21    No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each of the Borrowers with respect to the Loan Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, each of the Borrowers or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.
Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with any Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower, confidential information obtained from other companies.
10.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution to any other Party arising under or in connection with any Loan Document may be subject to the

Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of any term of any Loan Document necessary in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE XI.
GUARANTY
11.01    Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of MTH, MTMD, MTG, MT-UK, any additional Revolving Borrower which becomes a party hereto pursuant to Section 2.16 and each Subsidiary Swingline Borrower, including any additional Subsidiary Swingline Borrower which becomes a party hereto pursuant to Section 2.14 (collectively, the “Designated Borrowers”) now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations of the Designated Borrowers), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or any other Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Designated Borrower to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Debtor Relief Law involving such Designated Borrower. The Guarantor further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than in the United States and if, by reason of any adoption of, or change in, any law or regulation, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible, then, at the election of the Administrative Agent, the Guarantor shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Spot Rate in effect on the date of payment) and/or at the appropriate United States address of the Administrative Agent, and, as a separate and independent obligation, shall indemnify the Administrative Agent, each L/C Issuer and each Lender (or its Affiliate) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
11.02    Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The Guaranteed Obligations of Mettler-Toledo International under or in respect of this Guaranty are independent of the Obligations of Mettler-Toledo International, as a Borrower hereunder, and any Obligations of any Designated Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Mettler-Toledo International to enforce this Guaranty, irrespective of whether any action is brought against Mettler-Toledo International, as a Borrower hereunder, or any Designated Borrower is joined in any such action or actions. This Guaranty is an absolute and unconditional guaranty of payment when due, and not of collection, by Mettler-Toledo International of the Guaranteed Obligations. The liability of Mettler-Toledo International under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Mettler-Toledo International hereby irrevocably waives any setoffs, counterclaims or defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of Mettler-Toledo International, as a Borrower hereunder, or any Designated Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Designated Borrower or any of the Subsidiaries or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any Obligations of Mettler-Toledo International, as a Borrower hereunder, or any Designated Borrower under the Loan Documents or any other assets of Mettler-Toledo International, as a Borrower hereunder, or any Designated Borrower or any of their respective Subsidiaries;
(e)    any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of the Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Designated Borrower or its assets or any resulting release or discharge of any Guaranteed Obligation;
(f)    the existence of any claim, set-off or other right which Mettler-Toledo International may have at any time against any Designated Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;
(g)    any invalidity or unenforceability relating to or against any Loan Party for any reason of the whole or any provision of any Loan Document, or any provision of applicable Law purporting to prohibit the payment or performance by any applicable Loan Party of the Guaranteed Obligations;
(h)    any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other

Loan Party now or hereafter known to such Lender (Mettler-Toledo International waiving any duty on the part of the Lenders to disclose such information);
(i)    the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any such other guarantor or surety with respect to the Guaranteed Obligations; or
(j)    any other circumstance (including, without limitation, any statute of limitations) whatsoever (in any case, whether based on contract, tort or any other theory) or any existence of or reliance on any representation by any Lender that might otherwise constitute a legal or equitable defense available to, or a discharge of, Mettler-Toledo International, any Designated Borrower or surety other than indefeasible payment in full in cash of the Guaranteed Obligations.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization under any applicable Debtor Relief Law of any Loan Party or otherwise, all as though such payment had not been made.
11.03    Waivers and Acknowledgments. (a) Mettler-Toledo International hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Designated Borrower or any other Person or any collateral.
(b)    Mettler-Toledo International hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    Mettler-Toledo International hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Mettler- Toledo International or other rights of Mettler-Toledo International to proceed against any Designated Borrower or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of Mettler-Toledo International under this Guaranty.
(d)    Mettler-Toledo International hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to Mettler-Toledo International any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Designated Borrower or any of the Subsidiaries now or hereafter known by such Lender.
(e)    Mettler-Toledo International acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 11.02 and this Section 11.03 are knowingly made in contemplation of such benefits.
11.04    Subrogation. Mettler-Toledo International hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Designated Borrower, or any other insider guarantor that arise from the existence, payment, performance or enforcement by Mettler-

Toledo International of the Guaranteed Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against any Designated Borrower or any other insider guarantor or any collateral for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Designated Borrower, or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the date (the “Termination Date”) which is the later of (a) the date of the termination of the Availability Period and (b) the date of the indefeasible payment in full of all the Obligations in cash. If any amount shall be paid to Mettler-Toledo International in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of Mettler- Toledo International and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If the Termination Date shall have occurred, the Administrative Agent will, at Mettler-Toledo International’s request and expense, execute and deliver to Mettler-Toledo International appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Mettler-Toledo International of an interest in the Guaranteed Obligations resulting from such payment made by Mettler-Toledo International pursuant to this Guaranty.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[ORIGINAL SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT]

Signature Page to
Mettler-Toledo Credit Agreement

SCHEDULE 1.01(A)
BANK OF AMERICA LETTERS OF CREDIT

Beneficiary	Issuer	Currency	Amount
Sentry Insurance A Mutual Company	Mettler Toledo International Inc.	USD	100,000.00
The Travelers Indemnity Company	Mettler Toledo International Inc.	USD	1,750,000.00
ACE American Insurance Company	Mettler Toledo International Inc.	USD	30,000.00
XL Specialty Insurance Company	Mettler Toledo International Inc.	USD	450,000.00
Zurich American Insurance Company	Mettler Toledo International Inc.	USD	1,745,000.00

Schedule 1.01(A)

SCHEDULE 1.01(B)
JPMORGAN LETTERS OF CREDIT

Beneficiary	Issuer	Currency	Amount
State Bank of India	Mettler Toledo International Inc.	USD	7,500.00
Ferrero Polska SP Z O O	Mettler Toledo International Inc.	EUR	77,040.00
JPMorgan- Mumbai	Mettler Toledo International Inc.	USD	3,618.00
JPMorgan London (HMRC Customs)	Mettler Toledo International Inc.	GBP	200,000.00
Arch	Mettler Toledo International Inc.	USD	1,000,000.00
JPMorgan- Toronto	Mettler Toledo International Inc.	CAD	12,067.00
JPMorgan- Toronto	Mettler Toledo International Inc.	CAD	15,147.00

Signature Page to
Amendment No. 4 to Mettler-Toledo Credit Agreement

SCHEDULE 2.01(A)

COMMITMENTS AND PRO RATA SHARES

Lender	A Commitment with respect to Alternative Currencies and Borrowers not organized in the United States	B Pro Rata Share with respect to Alternative Currencies and Borrowers not organized in the United States	C Commitment with respect to Dollars, Borrowers organized in the United States, voting generally and any other rights not covered in Column A	D Pro Rata Share with respect to Dollars, Borrowers organized in the United States, Aggregate Commitment Pro Rata Share and any other rights not covered in Column B	DTT Passport Scheme Reference number and jurisdiction of tax residence (if applicable)	Qualifying Credit Party Status Indicate if not a Qualifying Credit Party, a Qualifying Credit Party (but not a Treaty Credit Party) or a Treaty Credit Party (if applicable)
JPMorgan Chase Bank, N.A.	$120,000,000	11.374%	$120,000,000	10.909%	13/M/268710/DTTP USA	Treaty Credit Party
Bank of America, N.A.	$120,000,000	11.374%	$120,000,000	10.909%	13/B/7418/DTTP USA	Treaty Credit Party
MUFG Bank, Ltd.	$120,000,000	11.374%	$120,000,000	10.909%	43/M/322072/DTTP Japan	Treaty Credit Party
HSBC Bank USA, National Association	$120,000,000	11.374%	$120,000,000	10.909%	13/H/314375/DTTP USA	Treaty Credit Party

Schedule 2.01(A)

U.S. Bank National Association	$75,000,000	7.109%	$75,000,000	6.818%	13/U/62184/DTTP USA	Treaty Credit Party
Wells Fargo Bank, N.A.	$75,000,000	7.109%	$75,000,000	6.818%	13/W/61173/DTTP USA	Treaty Credit Party
Credit Suisse (Switzerland) Ltd.	$75,000,000	7.109%	$75,000,000	6.818%	N/A	Treaty Credit Party
ING Bank N.V., Dublin Branch	$75,000,000	7.109%	$75,000,000	6.818%	12/I/371270/DTTP Ireland	Treaty Credit Party (through our Alterative Currency Lending Office ING (Ireland) DAC)
The Bank of Nova Scotia	$75,000,000	7.109%	$75,000,000	6.818%	3/T/366714/DTTP Canada	Treaty Credit Party
PNC Bank, National Association	$50,000,000	4.739%	$50,000,000	4.545%	13/P/63904/DTTP USA	Treaty Credit Party
Bank of China, New York Branch	$0	0%	$45,000,000	4.091%	N/A	N/A
The Northern Trust Company	$45,000,000	4.265%	$45,000,000	4.091%	13/N/60122/DTTP USA	Treaty Credit Party
Société Générale, New York Branch	$45,000,000	4.265%	$45,000,000	4.091%	5/S/70085/DTTP France	Treaty Credit Party
Huntington Bank	$45,000,000	4.265%	$45,000,000	4.091%	13/H/216377/DTTP USA	Treaty Credit Party
Nordea Bank AB (publ), New York Branch	$15,000,000	1.422%	$15,000,000	1.364%	73/N/291574/DTTP Finland	Treaty Credit Party

Schedule 2.01(A)

Total	$1,055,000,000	100%	$1,100,000,000	100%

Schedule 2.01(A)

SCHEDULE 2.01(B)
LETTER OF CREDIT COMMITMENTS

JPMorgan Chase Bank, N.A.	$10,000,000
Bank of America, N.A.	$10,000,000

Schedule 2.01(B)

SCHEDULE 5.07
MATERIAL SUBSIDIARIES/
OTHER EQUITY INVESTMENTS AND INVESTMENTS AND INDEBTEDNESS
Part (a).    Material Subsidiaries.

Name of Entity	Jurisdiction of Organization	Owner of Issued Capital
Mettler-Toledo, LLC	United States/Delaware	100% Mettler-Toledo International Inc.
Mettler-Toledo GmbH	Switzerland	Shareholders: 100% Mettler-Toledo Luxembourg Capital S.á r.l.
Mettler-Toledo International Trading (Shanghai) Co., Ltd.	China	100% Mettler-Toledo (HK) Holding Limited

Part (b).    Other Equity Investments/Liens.
n.a.
Part (c).    Indebtedness/Investments.
$50 million 3.67% Private Placement due December 2022.
$50 million 4.10% Private Placement due September 2023.
$125 million 3.84% Private Placement due September 2024.
$125 million 4.24% Private Placement due June 2025.
€125 million 1.47% Private Placement due June 2025.

Schedule 5.07

SCHEDULE 7.01
EXISTING LIENS
A.    Swiss Mortgages

Grundstück in Blatt Nr. / Land	Grundbuchamt / Erstellungsdatum Land Registry / Creation Date	Pfandsumme / Mortgage CHF	Letzte Aenderungen/ Changes	Bemerkungen/Notes
Greifensee, 1246, 625, 626	Uster Serie C04828/ 7.7.66	5'000'000.--	18.11.1982	l. Pfandstelle
Greifensee, 1246, 625, 626	Uster Serie C53870/13.12.72	5'000'000.--	18.11.1982	l. Pfandstelle
Greifensee, 1246, 625, 626	Uster Serie C53869/13.12.72	5'000'000.--	18.11.1982	l. Pfandstelle
Greifensee, 1246, 625, 626	Uster Serie D39095/17.7.80	16'500'000.--	18.11.1982	1. Pfandstelle
Greifensee, 1246, 625, 626	Uster Serie A61414/2.10.96	6'500'000.--	2.10.1996	2. Pfandstelle
Uster, 7242, 7243	Uster, 15.4.1981	15'000'000.--	25.09.2007	1. Pfandstelle/Orig. Not. Uster
Uster, 7242, 7243	Uster, 15.4.1981	15'000'000.--	25.09.2007	1. Pfandstelle/Orig. Not. Uster
Uster, 7242, 7243	Uster, 2.10.1996	8'000'000.--	25.09.2007	2. Pfandstelle/Orig. Not. Uster
Urdorf, 3749	Schlieren, Serie C23002/7.1.69	3'000'000.--	9.9.1974	1. Pfandstelle
Urdorf, 3749	Schlieren, Serie C56438/15.1.73	3'000'000.--	9.9.1974	2. Pfandstelle
Urdorf, 3749	Schlieren, Serie C77811/7.11.74	500'000.--	7.11.1974	2. Pfandstelle
Urdorf, 3749	Schlieren, Serie C74332/25.9.74	500'000.--	25.9.1974	1. Pfandstelle
Urdorf, 3749	Schlieren, Serie C77910/5.2.75	500'000.--	5.2.1975	3. Pfandstelle
Urdorf, 3749	Schlieren, Serie C77828	1'200'000.--	21.5.1980	1. Pfandstelle
Uznach, 921	Uznach, 2196/265/9.10.1996	9'000'000.--	9.10.1996	1. Pfandstelle

Schedule 7.01

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
METTLER-TOLEDO INTERNATIONAL INC.,
AS BORROWER AND GUARANTOR, AND
MTH, MTMD, MTG, MT-UK AND SUBSIDIARY SWINGLINE BORROWERS:

c/o Mettler-Toledo International Inc.
1900 Polaris Parkway
Columbus, OH 43240
Attention: Mary T. Finnegan, Treasurer
Telephone: (614) 438-4748
Facsimile: (614) 438-4646
Electronic Mail: mary.finnegan@mt.com and treasury@mt.com
Website Address: www.mt.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Revolving Loans or Letters of Credit to the Revolving Borrowers, or to the Administrative Agent generally or the L/C Issuer):

If in Dollars:

JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank Loan Services
10 S Dearborn, Floor 7
Chicago, IL 60603
Attention: April Yebd
Facsimile No: 888-292-9533
Electronic Mail: jpm.agency.servicing.4@jpmchase.com

If in an Alternative Currency:

JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank Loan Services
10 S Dearborn, Floor 7
Chicago, IL 60603
Attention: April Yebd
Facsimile No: 888-292-9533
Electronic Mail: jpm.agency.servicing.4@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank Loan Services

Schedule 10.02

10 S Dearborn, Floor 7
Chicago, IL 60603
Attention: April Yebd
Facsimile No: 888-292-9533
Electronic Mail: jpm.agency.servicing.4@jpmchase.com

Schedule 10.02

EXHIBIT A
FORM OF LOAN NOTICE

Date:	,
To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc. ("Mettler-Toledo International"), certain other Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers party thereto from time to time, and the other agents party thereto.
Mettler-Toledo International, a Borrower under the Agreement, hereby requests, on behalf of itself or, if applicable, the other Revolving Borrower referenced in item 5 below (select one):

Amount
A borrowing of
A continuation of
A repayment of
A conversion of
Total

1.	On _________________ (a Business Day).

2.	Comprised of _________________ [Type of Loan requested: Eurocurrency Rate Loan / Base Rate Loan]

3.	In the following currency: ______________

4.	For Eurocurrency Rate Loans: with an Interest Period of ___________ [days] / [months].

5.	On behalf of _________________ [insert name of applicable Revolving Borrower].

6.	Borrower [is]/[is not] organized within the United States.

7.	Proceeds of the Borrowing to be credited to: _________________.

The Borrowing requested herein complies with Section 2.01 of the Agreement.
METTLER-TOLEDO INTERNATIONAL INC.

A-1
Form of Loan Notice

By: ___________________________________
Name:
Title:

A-1
Form of Loan Notice

EXHIBIT B
FORM OF REVOLVING NOTE
[_________], 20[__]
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc., certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers party thereto from time to time, and the other agents party thereto.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon, among other things, the date, amount and maturity of its Revolving Loans and payments with respect thereto.
[Notwithstanding anything contained in this Revolving Note to the contrary, this Revolving Note shall not be transferred or assigned to any Person other than (i) to an assignee to whom all or a portion of the rights and obligations under the Agreement have been assigned pursuant to Section 10.07 of the Agreement or (ii) to a Participant to whom a participation under the Agreement has been sold by a Lender pursuant to Section 10.07(d) of the Agreement.]2
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note, except as provided in the Agreement.

2 To be included for any Revolving Note to be executed by a Revolving Borrower being a Swiss Borrower.

Form of Revolving Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:
Name:
Title:

Form of Revolving Note

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

					End of	Amount of	Outstanding
				Amount of	Interest	Principal or	Principal
		Maturity	Type of	Loan	Period (if	Interest Paid	Balance This	Notation
Date	Currency	Date	Loan Made	Made	Applicable)	This Date	Date	Made By

_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_________	__________	__________	_________	_________	___________	___________	________

Form of Revolving Note

EXHIBIT C
FORM OF SWINGLINE NOTE

[CURRENCY]	[_________], 20[__]
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _______________________, as Swingline Lender, or registered assigns (the “Swingline Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Borrower under that certain Credit Agreement dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc., certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, each lender from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers party thereto from time to time, and the other agents party thereto.
The Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates and margins, on the dates, and as otherwise agreed upon by the Borrower and the Swingline Lender, in accordance with the Agreement. All payments of principal and interest shall be made to the Swingline Lender for the account of the Swingline Lender, unless otherwise provided in the Agreement, in the currency in which the Loan was denominated in Same Day Funds at the office for payments designated by the Swingline Lender. If any amount is not paid when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after the judgment) computed at a per annum rate set forth in the Agreement.
This Swingline Note is one of the Swingline Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Swingline Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swingline Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Swingline Note and endorse thereon, among other things, the date, amount and maturity of its Swingline Loans and payments with respect thereto.
[Notwithstanding anything contained in this Swingline Note to the contrary, this Swingline Note shall not be transferred or assigned to any Person other than (i) to an assignee to whom all or a portion of the rights and obligations under the Agreement have been assigned pursuant to Section 10.07 of the Agreement or (ii) to a Participant to whom a participation under the Agreement has been sold by a Lender pursuant to Section 10.07(d) of the Agreement.]3
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Swingline Note, except as provided in the Agreement.
3 To be included for any Swingline Note to be executed by a Subsidiary Swingline Borrower being a Swiss
Borrower.

Form of Swingline Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[APPLICABLE SUBSIDIARY SWINGLINE
BORROWER]

By:
Name:
Title:

Form of Swingline Note

SWINGLINE LOANS AND PAYMENTS WITH RESPECT THERETO

						End of	Amount of	Outstanding
					Amount of	Interest	Principal or	Principal
	Interest			Maturity	Loan	Period (if	Interest Paid	Balance This	Notation
Date	Rate	Margin	Currency	Date	Made	Applicable)	This Date	Date	Made By

_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________
_______	_______	_________	__________	__________	_________	_________	___________	___________	________

Form of Swingline Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: .

To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________________________ of Mettler-Toledo International, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Mettler-Toledo International and its Subsidiaries, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    1. The year-end consolidated audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Mettler-Toledo International and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section have been delivered in the manner required under Section 6.01(a) of the Agreement.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The unaudited consolidated financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Mettler-Toledo International and its Subsidiaries ended as of the above date have been delivered in the manner required under Section 6.01(b) of the Agreement. Such financial statements fairly present the financial condition, results of operations and cash flows of Mettler-Toledo International and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Mettler-Toledo International and its Subsidiaries during the accounting period covered by the attached financial statements.
3.    A review of the activities of Mettler-Toledo International and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Mettler-Toledo International and its Subsidiaries performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]
[to the best knowledge of the undersigned during such fiscal period, Mettler-Toledo International and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Loan Parties contained in Article V of the Agreement or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.
6.    As of [DATE], the following Subsidiaries are Material Subsidiaries: [_________]
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, ______________.

METTLER-TOLEDO
INTERNATIONAL INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended _______________________ (“Financial Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
I. Section 7.1l(a) Consolidated Interest Coverage Ratio.

Subject Period
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Subject
		ended	ended	ended	Ended	Period ended

A. Consolidated EBITDA for four consecutive fiscal quarters Ending on the above date (“Subject Period”)
1.	Consolidated Net Income for Subject Period	$	$	$	$	$
2.	Consolidated Interest Charges for Subject Period	$	$	$	$	$
3.	Provision for income and capital taxes for Subject Period	$	$	$	$	$
4.	Depreciation expenses for Subject Period	$	$	$	$	$
5.	Amortization expenses for Subject Period	$	$	$	$	$
6.	Non-cash items of expenses for Subject Period	$	$	$	$	$
7.	Non-cash extraordinary losses for Subject Period	$	$	$	$	$
8.	Cash non-recurring items of expense for Subject Period	$	$	$	$	$

Forms of Compliance Certificate

Subject Period
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Subject
		Ended	ended	ended	Ended	Period ended

9.	Cash extraordinary losses for Subject Period	$	$	$	$	$
10.	Non-cash extraordinary gains for Subject Period	$	$	$	$	$
11.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10)	$	$	$	$	$
B. Consolidated Interest Charges for Subject Period		$	$	$	$	$
C. Consolidated Interest Coverage Ratio (Line I.A.11 ÷ I.B.)						to 1

Minimum Required						3.5 to 1

I. Section 7.1l(b) Consolidated Leverage Ratio.

A.	Consolidated Funded Indebtedness at Statement Date:	$
B.	Consolidated EBITDA for Subject Period (Line I.A.11 above):	$
C.	Consolidated Leverage Ratio (Line II.A ÷ Line II.B):		to 1
	Maximum permitted:	3.50 to 1[4]

4 To be increased to 4.00 to 1.00 during an Acquisition Holiday.

Forms of Compliance Certificate

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit, and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]5]

3.	Borrower(s): ______________________________

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement: Credit Agreement, dated as of December 20, 2011 among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto.

____________________________________________________
5 Select as applicable.

Form of Assignment and Assumption

6.	Assigned Interest:

Aggregate Amount of Commitment for all Lenders∗	Amount of Commitment Assigned*	Percentage Assigned of Commitment/Loans
$_______________	$_________________	_________________%
$_______________	$_________________	_________________%
$_______________	$_________________	_________________%

7.	The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Borrower, that it is:

(a)	[a Qualifying Credit Party (other than a Credit Party);]

(b)	[a Treaty Credit Party;]

(c)	[not a Qualifying Credit Party]. [6]

7.	[The Assignee confirms that the person beneficially entitled to interest payable to that Credit Party in respect of an advance under a Loan, Letter of Credit or Commitment is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009).][7]

9.
[The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][8] , so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Administrative Agent notify:

(a)	each Borrower which is a party as a Borrower as at the date of the assignment; and
______________________________
∗ Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the
Trade Date and the Effective Date.
6 Delete as applicable - each Assignee is required to confirm which of these three categories it falls within.
7 Include only if Assignee falls within paragraph (b) of the definition of Qualifying Credit Party in the Agreement.
8 Insert jurisdiction of tax residence.

Form of Assignment and Assumption

(b)	each additional Borrower which becomes a Borrower after the date of the assignment, that it wishes that scheme to apply to the Agreement.]9

8.	Assignee will be a [Global Lender]/[Non-Global Lender].

9.
If a transfer, assignment, assumption or participation of rights and obligations against a Swiss Borrower is made, Assignee confirms to be a Swiss Qualifying Bank and to have delivered a tax certificate satisfactory to the Administrative Agent substantially in the form of Exhibit N attached to the Credit Agreement[10].

10.	Assignor and Assignee confirm that the Assigned Interest is at least 50,000 EUR (or the equivalent). Assignee confirms that it is a Non-Public Lender.

11.	[Trade Date: __________________][11]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

___________________________________________________

9 Include if Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.
10 Parties to note that Mettler-Toledo International Inc. constitutes a Swiss Borrower.
11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

[Consented to and][12] Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,	BANK OF AMERICA, N.A.,
as L/C Issuer	as L/C Issuer

By:	By:
Name:	Name:
Title:	Title:

[Consented to:][13]

[METTLER-TOLEDO INTERNATIONAL INC.]

By:
Name:
Title:

___________________________
12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
13 To be added only if the consent of Mettler-Toledo International and/or other parties is required by the terms of the
Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but not excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This

E-6
Form of Assignment and Assumption

Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F
FORM OF SUBSIDIARY SWINGLINE BORROWER
REQUEST AND ASSUMPTION AGREEMENT

Date:	,
To:	JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
This Subsidiary Swingline Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Subsidiary Swingline Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of ______________________ (the “Applicant Borrower”) and Mettler-Toledo International hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Applicant Borrower is a Subsidiary of Mettler-Toledo International. The address of the Applicant Borrower is as follows: _____________________________________.
The documents required to be delivered to the Administrative Agent and the affected Swingline Lender under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent and the affected Swingline Lender in accordance with the requirements of the Credit Agreement.
The parties hereto hereby confirm that with effect from the date hereof, the Applicant Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Applicant Borrower would have had if the Applicant Borrower had been an original party to the Credit Agreement as a Subsidiary Swingline Borrower. The Applicant Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Applicant Borrower be entitled to receive Swingline Loans under the Credit Agreement in the Subsidiary Currency, having the Subsidiary Currency Sublimit and to be made in the jurisdiction set forth below, and understand, acknowledge and agree that neither the Applicant Borrower nor Mettler-Toledo International on its behalf shall have any right to request any Swingline Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit delivered to Mettler-Toledo International and the Swingline Lender pursuant to Section 2.14 of the Credit Agreement.

F-1
Form of Subsidiary Swingline Borrower Request and Assumption Agreement

Name of Subsidiary Swingline Borrower	Subsidiary Currency and Sublimit	Permitted Jurisdiction in which Swingline Loans may be made to such Subsidiary Swingline Borrower

This Subsidiary Swingline Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS SUBSIDIARY SWINGLINE BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Swingline Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[APPLICANT BORROWER]

By:
Name:
Title:

METTLER-TOLEDO
INTERNATIONAL INC.

By:
Name:
Title:

F-2
Form of Subsidiary Swingline Borrower Request and Assumption Agreement

EXHIBIT G
FORM OF NOTICE OF DESIGNATION OF
ADDITIONAL SUBSIDIARY SWINGLINE BORROWER, APPLICABLE SUBSIDIARY CURRENCY AND SUBSIDIARY CURRENCY SUBLIMIT

Date: To:	,
Mettler-Toledo International Inc. and the Lenders
Ladies and Gentlemen:
This Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, and certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies Mettler-Toledo International and the Lenders that effective as of the date hereof the following Subsidiary shall be a Subsidiary Swingline Borrower with the following Subsidiary Currency Sublimit and may receive Swingline Loans in the following Subsidiary Currency and jurisdiction for its account on the terms and conditions set forth in the Credit Agreement:

Name of Subsidiary Swingline Borrower	Subsidiary Currency and Sublimit	Permitted Jurisdiction in which Swingline Loans may be made to such Subsidiary Swingline Borrower

This Notice of Designation of Additional Subsidiary Swingline Borrower, Applicable Subsidiary Currency and Subsidiary Currency Sublimit shall constitute a Loan Document under the Credit Agreement.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

G-1
Form of Notice of Designation of Additional Subsidiary Swingline Borrower,
Applicable Subsidiary Currency and Subsidiary Currency Sublimit

EXHIBIT H
FORMS OF OPINIONS
Attached to Credit Agreement as of the Closing Date

H-1
Forms of Opinions

EXHIBIT I
FORM OF SUBSIDIARY SWINGLINE
BORROWER SUBLIMIT ADJUSTMENT CONSENT

Date:	,
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, and certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto.
Mettler-Toledo International hereby requests on behalf of the Subsidiary Swingline Borrowers set forth below, that the Subsidiary Currency Sublimits for such Subsidiary Swingline Borrowers be adjusted, which adjustment(s) shall be effective upon the required consents, as set forth below:

Name of Subsidiary Swingline Borrower	Subsidiary Currency and Requested Sublimit

Mettler-Toledo International hereby represents and warrants that the adjustment to the Subsidiary Swingline Sublimit complies with the requirements in the definition of the “Subsidiary Swingline Borrower Sublimit” and with the provisions of the Agreement.
This Subsidiary Swingline Borrower Sublimit Adjustment Consent shall constitute a Loan Document under the Credit Agreement.
[Signature Page Follows]

I-1
Form of Subsidiary Swingline Borrower Sublimit Adjustment Consent

METTLER-TOLEDO INTERNATIONAL INC.

By:
Name:
Title:

Consented to:

[SWINGLINE LENDER]

By:
Name:
Title:

[This Consent is being presented pursuant to the last sentence of [Section 2.03(c)(v)] [Section 2.04(e)(v)] of the Agreement.
Mettler-Toledo International hereby requests on behalf of the Subsidiary Swingline Borrowers that the aggregate Subsidiary Swingline Borrower Sublimit be adjusted to $____________ effective upon the consent of the Administrative Agent.
Mettler-Toledo International hereby requests the consent of the Administrative Agent to the adjustment to the Subsidiary Currency Sublimit set forth in the second paragraph of this Consent.
Consented to:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title: ]

I-2
Form of Subsidiary Swingline Borrower Sublimit Adjustment Consent

EXHIBIT J
FORM OF SWINGLINE LOAN CALCULATION DATE NOTICE

Date: To:	,
JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, and certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto.
Pursuant to Section 2.05(c) of the Agreement, ____________________, a Swingline Lender under the Agreement (the “Applicable Swingline Lender”), hereby gives you notice of the aggregate Outstanding Amount (calculated in the applicable Subsidiary Currency) of all Subsidiary L/C Obligations and all Swingline Loans of the Subsidiary Swingline Borrower to whom the Applicable Swingline Lender makes Swingline Loans (without application of the Assumed Swingline Loan Amount):
1.    The Subsidiary Swingline Borrower to whom Swingline Loans are made:____________.
2.    Subsidiary Currency in which such Swingline Loans are made:____________________

3.	Outstanding principal amount of all Subsidiary L/C Obligations so such Subsidiary Swingline Borrower calculated in the applicable Subsidiary Currency: _____________________________.

4.	Outstanding principal amount of all Swingline Loans to such Subsidiary Swingline Borrower calculated in the applicable Subsidiary Currency: _____________________________.
This Swingline Loan Calculation Date Notice shall constitute a Loan Document under the Credit Agreement.

[SWINGLINE LENDER]

By:
Name:
Title:

J-1
Form of Swingline Loan Calculation Date Notice

EXHIBIT K
FORM OF NOTICE OF SWINGLINE LOAN AMOUNTS

Date: To:	,
Mettler-Toledo International Inc. and the Lenders
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers and certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto.
The Administrative Agent hereby notifies Mettler-Toledo International and the Lenders that, pursuant to Section 2.05(c) of the Agreement, the aggregate Outstanding Amount of all Subsidiary L/C Obligations and all Swingline Loans of all of the Subsidiary Swingline Borrowers (in each case, without application of the Assumed Swingline Loan Amount) is $__________________.
This Notice of Swingline Loan Amounts shall constitute a Loan Document under the Credit Agreement.

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

K-1
Form of Notice of Swingline Amounts

EXHIBIT L
FORM OF REVOLVING BORROWER
REQUEST AND ASSUMPTION AGREEMENT

Date:	,
To:	JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
This Revolving Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.16 of that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Revolving Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of ______________________ (the “Applicant Revolving Borrower”) and Mettler-Toledo International hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Applicant Revolving Borrower is a Subsidiary of Mettler-Toledo International. The address of the Applicant Revolving Borrower is as follows: _____________________________________.
The documents required to be delivered to the Administrative Agent under Section 2.16 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
The parties hereto hereby confirm that with effect from the date hereof, the Applicant Revolving Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Applicant Revolving Borrower would have had if the Applicant Revolving Borrower had been an original party to the Credit Agreement as a Revolving Borrower. The Applicant Revolving Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Applicant Revolving Borrower be entitled to receive Revolving Loans under the Credit Agreement in the Applicable Currency set forth below, and understand, acknowledge and agree that neither the Applicant Revolving Borrower nor Mettler-Toledo International on its behalf shall have any right to request any Revolving Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Notice of Designation of Additional Revolving Borrower and Applicable Currency delivered to Mettler-Toledo International and the Lenders pursuant to Section 2.16 of the Credit Agreement.

L-1
Form of Revolving Borrower Request and Assumption Agreement

Name of Revolving Borrower	Applicable Currency

This Revolving Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS REVOLVING BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
IN WITNESS WHEREOF, the parties hereto have caused this Revolving Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[APPLICANT REVOLVING BORROWER]

By:
Name:
Title:

METTLER-TOLEDO
INTERNATIONAL INC.

By:
Name:
Title:

Consented to by:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

L-2
Form of Revolving Borrower Request and Assumption Agreement

EXHIBIT M
FORM OF NOTICE OF DESIGNATION OF
ADDITIONAL REVOLVING BORROWER AND APPLICABLE CURRENCY

Date: To:	,_________
Mettler-Toledo International Inc. and the Lenders
Ladies and Gentlemen:
This Notice of Designation of Additional Revolving Borrower and Applicable Currency is made and delivered pursuant to Section 2.16 of that certain Credit Agreement, dated as of December 20, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Mettler-Toledo International Inc. (“Mettler-Toledo International”), certain Revolving Borrowers party thereto from time to time, certain Subsidiary Swingline Borrowers party thereto from time to time, the Lenders from time to time party thereto, JPMCB, as Administrative Agent and L/C Issuer to the Revolving Borrowers, and certain Swingline Lenders and certain other L/C Issuers from time to time party thereto, and the other agents party thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Notice of Designation of Additional Revolving Borrower and Applicable Currency and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies Mettler-Toledo International and the Lenders that effective as of the date hereof the following Subsidiary shall be a Revolving Borrower and may receive Revolving Loans in the following Applicable Currency for its account on the terms and conditions set forth in the Credit Agreement:

Name of Revolving Borrower	Applicable Currency

This Notice of Designation of Additional Revolving Borrower and Applicable Currency shall constitute a Loan Document under the Credit Agreement.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

M-1
Form of Notice of Designation of Additional Revolving Borrower and
Applicable Currency

EXHIBIT N
FORM OF SWISS TAX CERTIFICATE

SWISS WITHHOLDING CERTIFICATE
Reference is made to the Credit Agreement dated as of December 20, 2011, among METTLER-TOLEDO INTERNATIONAL INC., a Delaware corporation having a registered branch in Switzerland, as a borrower of Revolving Loans and the Guarantor ("Mettler-Toledo International"), METTLER-TOLEDO HOLDING AG, a Swiss stock corporation, as a borrower of Revolving Loans ("MTH"), METTLER-TOLEDO GMBH, a limited liability company organized under the laws of Switzerland, as a Subsidiary Swingline Borrower (“MTG”) (collectively, Mettler-Toledo International, MTH and MTG shall be referred to as the “Swiss Borrowers”), and certain other Subsidiaries of Mettler-Toledo International as Borrowers, each lender from time to time party thereto (each a "Lender"), and JPMCB, as Administrative Agent and L/C Issuer and certain other parties thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

[____________________]. (the "Lender") is [making a loan]/[taking an assignment of a Loan]/[participating in a Loan] to the Swiss Borrowers pursuant to the Credit Agreement (the "Loan") and is providing this certificate pursuant to subsection [4.01(a)(x)]/[10.07(b)]/[10.07(d)] of the Credit Agreement. The Lender, and if such Lender is a branch, such branch, each hereby represent and warrant that:
1.    It is recognized and registered as a bank under the laws in force in its country of incorporation.

2.    It carries on a true banking activity in its country of incorporation as its main purpose.

3.    It has personnel, premises, communication devices and decision-making authority of its own.

4.    It is making the Loan for its own account, and will not hold such interest, directly or indirectly, for or on behalf of, or as nominee for, any other Person and will not have any nominee benefiting in any way in such Loan.

5.    It shall promptly notify the Swiss Borrowers and the Administrative Agent if any of the foregoing representations and warranties made herein are no longer true and correct.

The Lender acknowledges and understands that, based on the foregoing representation, the Swiss Borrowers shall take the position that the Lender, and if such Lender is a branch, such branch, is a Swiss Qualifying Bank pursuant to and as defined in the Swiss Guidelines for the purposes of qualifying Loans to the Swiss Borrowers not to be subject to the Swiss withholding tax and Swiss issue stamp tax. The Swiss Borrowers acknowledge that the Lender does not opine, represent or have any knowledge as to whether or not the position taken by the Swiss Borrowers as described in the preceding sentence is correct.

N-1
Form of Swiss Tax Certificate

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[___________________], as Lender
By: ____________________________ Name: Title:

Date: [___________________]

N-2
Form of Swiss Tax Certificate

Annex B

List of Closing Documents for Amendment No. 41

1.	Amendment No. 4 to Credit Agreement, together with exhibits and schedules thereto.

2.	Revolving Borrower Request and Assumption Agreement for Mettler-Toledo Limited.

3.	Subsidiary Swingline Borrower Request and Assumption Agreement for Mettler-Toledo Limited.

4.	Revolving Notes and/or Swingline Notes, in each case, if requested.

5.
Certificate of the Secretary of the Company certifying (A) the Subsidiary Borrowers under the Credit Agreement, (B) copies of, or that there have been no changes to, the certified Articles of Incorporation and Bylaws of itself and each other Borrower, (C) incumbency and specimen signatures of the applicable officers of the Company and each other Borrower, (D) certificates of good standing or comparable certificates of itself and each other Borrower for each Borrower’s jurisdiction (listed below) and/or certificates to engage in business and tax clearance certificates and (E) resolutions for itself and each other Borrower.

(i)    Mettler - Toledo International Inc.

•	Delaware
(ii)    Mettler - Toledo Holding AG

•	Switzerland
(iii)    Mettler - Toledo Management Holding Deutschland GmbH

•	Germany
(iv)    Mettler - Toledo GmbH

•	Switzerland
(v)    Mettler - Toledo K.K.

•	Japan
(vi)    Mettler - Toledo, LLC

•	Delaware
(vii)    Mettler - Toledo Inc.

•	Ontario

6.	Certificate of an officer of the Company (on behalf of all Borrowers): (A) attaching copies of all material consents and approvals required or (B) stating that no consents or approvals are required.

7.	Certificate of a Responsible Officer certifying on behalf of the Borrowers and Guarantor:

_____________________________
1 Each document referenced in bold and italics shall be prepared and delivered by the Borrowers or their counsel.

(A)     that the conditions specified in Section 4.02(a) and (b) of the Credit Agreement have been satisfied as of the effective date of the Amendment; and
(B)    that there has been no event or circumstances since the date of the Audited     Financial Statements that has had or could be reasonably expected to have either     individually or in the aggregate, a Material Adverse Effect.

8.	Compliance Certificate

9.	Powers of Attorney for each of the Borrowers (listed below):

(i)    Mettler - Toledo International Inc.
(ii)     Mettler - Toledo Holding AG
(iii)    Mettler - Toledo Management Holding Deutschland GmbH
(iv)    Mettler - Toledo GmbH
(v)    Mettler - Toledo K.K.
(vi)    Mettler - Toledo, LLC
(vii)    Mettler - Toledo Inc.
(viii)    Mettler - Toledo Limited

10.	Insurance Certificates

11.	Opinions from the following parties:

(i)    Milbank, Tweed, Hadley & McCloy LLP (New York Law)
(ii)    Mettler - Toledo International Inc. General Counsel

(iii)	Walder Wyss Ltd. (Swiss law)

(iv)	Milbank, Tweed, Hadley & McCloy LLP (German law)
(v)    Milbank, Tweed, Hadley & McCloy LLP (English law)

12.	Swiss Withholding Tax Certificates